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                                                                      EXHIBIT 10

National Bituminous Coal
Wage Agreement of 1998

NATIONAL BITUMINOUS COAL
WAGE AGREEMENT OF 1998











TABLE OF CONTENTS
Page
Article I - ENABLING CLAUSE                                              1
Article IA - SCOPE AND COVERAGE                                          3
         Section (a)       Work Jurisdiction                             3
         Section (b)       Exemptions Clause                             4
         Section (c)       Supervisors Shall Not Perform
                    Classified Work                                      5
         Section (d)       Management of the Mines                       5
         Section (e)       Union's Rights                                5
         Section (f)       Application of This Contract to
                    the Employer's Coal Lands                            6
         Section (g)       Contracting and Subcontracting                6
         Section (h)       Leasing, Subleasing and
                    Licensing Out of Coal Lands                          8
         Section (i)       Construction Work                             8
Article II - JOB OPPORTUNITY AND BENEFIT SECURITY (JOBS)                 9
         (A)      Non-Signatory Operations Of The
                    Signatory Employer                                  10
         (B)      Lessee-Licensee                                       13
         (C)      Coordination of Employment Obligations
                    Under the JOBS Program                              17
         (D-1)    Employer-Wide Panel Rights To
                    Signatory Operations                                18
         (D-2)    Exhaustion of Employer Panels                         18
         (D-3)    Monitoring of Job Selections                          18
         (E)      UMWA-BCOA Training and Education
                    Fund                                                21
         (F)      Skills Training                                       24



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         (G)      UMWA-BCOA Labor Management
                    Positive Change Process ("LMPCP")                  26
         (H)      UMWA-BCOA Labor Management
                    Policy Committee                                   36
         (I)      UMWA-BCOA Resolution of Disputes Trust               38
Article III - HEALTH AND SAFETY                                        38
         Section (a)       Right to a Safe Working Place               38
         Section (b)       Federal Mine Safety and Health
                    Act of 1977, As Amended                            39
         Section (c)       Joint Industry Health and
                    Safety Committee                                   39
         Section (d)       Mine Safety and Health
                    Committee                                          40
         Section (e)       Access to the Mine                          43
         Section (f)       Reports                                     44
         Section (g)       Safety Rules and Regulations                45
         Section (h)       Cooperation in Development of
                    Mining Plans                                       46
         Section (i)       Preservation of Individual
                    Safety Rights                                      46
         Section (j)       Physical Examination                        50
         Section (k)       Minimum Age                                 51
         Section (l)       Workers' Compensation and
                    Occupational Disease                               51
         Section (m)       Safety Equipment and Protective
                    Clothing Allowance                                 51
         Section (n)       Maintenance                                 52
         Section (o)       Special Safety Problem Areas                53
         Section (p)       Settlement of Health or Safety
                    Disputes                                           55
Article IV  - WAGES AND HOURS Traditional Schedules                    56
         Section (a)       Basic Work Week                             56
         Section (b)       Basic Work Day                              57
         Section (c)       Alternate Work Schedules                    58
         Section (d)       Lampman                                     59
         Section (e)       Saturday, Sunday and Premium
                    Work                                               59
         Section (f)       Standard Daily Wage Rate                    62
Article V - HELPERS ON FACE EQUIPMENT IN    UNDERGROUND MINES          64
         Section (a)       Assignment of Helpers                       64
         Section (b)       Duties and Responsibilities
                    of Helpers                                         65
         Section (c)       Exemption                                   66
Article VI - SHIFTS AND SHIFT


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DIFFERENTIALS                                                          66
         Section (a)       Multiple Shifts                             66
         Section (b)       Hoisting of Coal                            67
         Section (c)       Shift Differentials                         67
         Section (d)       Working into the Next Shift                 67
         Section (e)       Call-back                                   68
         Section (f)       Shift Rotation                              68
Article VII - MINE COMMUNICATION COMMITTEES                            68
Article VIII - STARTING TIME                                           69
         Section (a)       Shift Starting Time                         69
         Section (b)       Lowering Employees                          70
         Section (c)       Safety and Maintenance                      70
         Section (d)       Surface Facilities                          70
         Section (e)       Changing Crews at the Face                  70
Article IX - ALLOWANCES                                                71
         Section (a)       Bereavement Pay                             71
         Section (b)       Jury Duty                                   71
         Section (c)       Reporting Pay                               71
         Section (d)       Military Duty                               72
         Section (e)       Personal or Sick Leave                      72
         Section (f)       Family and Medical Leave                    75
Article X - WAGE INCREASE                                              78
Article XI - SICKNESS AND ACCIDENT
BENEFITS                                                               79
         Section (a)       General Purpose                             79
         Section (b)       Eligibility                                 79
         Section (c)       Commencement and Duration of
                    Benefits                                           81
         Section (d)       Amount and Payment of Benefits              83
         Section (e)       Filing of Claims for Benefits               84
         Section (f)       Structure and Administration                84
Article XII - HOLIDAYS                                                 87
         Section (a)       Holidays Observed                           87
         Section (b)       Sunday Holidays                             89
         Section (c)       Monday Holidays                             89
         Section (d)       Pay for Holidays Worked                     90
         Section (e)       Pay for Holidays Not Worked                 90
         Section (f)       Holidays During Vacation Period             90
         Section (g)       Birthday Holidays                           90
         Section (h)       Holidays for Sick and Injured               91
         Section (i)       Time of Payment                             91
Article XIII - REGULAR VACATION                                        92
         Section (a)       Annual Vacation                             92
         Section (b)       Dates of Regular Vacation Period            92
         Section (c)       Staggered Regular Vacation                  93



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Section (d)       Qualifying Period and Amount of
                    Payment                                             94
         Section (e)       Floating Vacation Days                       96
         Section (f)       Time of Payment                              99
         Section (g)       Obligation for Payment                       99
         Section (h)       Work During Shutdown                        100
Article XIV - GRADUATED VACATION                                       100
         Section (a)       General                                     100
         Section (b)       Definition of Additional Days               101
         Section (c)       Definition of Continuous
                    Employment                                         101
         Section (d)       Amount of Continuous
                    Employment                                         102
         Section (e)       Time of Payment                             103
         Section (f)       Rate of Payment                             103
         Section (g)       Scheduling and Pay in Lieu                  103
         Section (h)       Sick and Injured Employees                  104
Article XV - CHECKOFF                                                  104
Article XVI - TRAINING                                                 105
         Section (a)       Priority                                    105
         Section (b)       Orientation for New Employees               106
         Section (c)       General Retraining Programs                 110
         Section (d)       Safety Training for Specific Job            113
         Section (e)       Maintenance Training and
                    Rate of Pay                                        113
         Section (f)       New Inexperienced Employees at
                    Underground Mines                                  115
         Section (g)       General Training Provisions                 115
         Section (h)       Skills Enhancement                          116
Article XVII - SENIORITY                                               117
         Section (a)       Definition of Seniority                     117
         Section (b)       Reduction; Realignment                      117
         Section (c)       Layoff Procedure                            121
         Section (d)       Panels                                      122
         Section (e)       Panel Custodians                            122
         Section (f)       Panel Members Accrue Seniority              123
         Section (g)       Right to be Recalled                        123
         Section (h)       Recall of Persons on Layoff Status          123
         Section (i)       Job Bidding                                 125
         Section (j)       Training for Vacancy Not Filled
                    by Bidding                                         130
         Section (k)       Transfer to Other Mines of
                    Employer                                           130
         Section (l)       Leave of Absence                            132
         Section (m)       Permanent and Temporary



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           Supervisors                                                 133
         Section (n)       Shift Preference                            133
Article XVIII - TONNAGE RATES AND HAND LOADING                         133
         Section (a)       Tonnage Rates                               133
         Section (b)       Checkweighman                               134
         Section (c)       Preparation and Cleaning of Coal            135
         Section (d)       Delivery of Cars                            136
         Section (e)       Explosives                                  137
         Section (f)       Bottom Coal                                 137
         Section (g)       Cutting Coal                                137
         Section (h)       Blacksmithing                               137
         Section (i)       Rockdusting                                 137
         Section (j)       Day Men Transferred                         137
Article XIX - CLASSIFICATION                                           138
         Section (a)       Working in Classification                   138
         Section (b)       Classification Requirement                  138
         Section (c)       Temporary Assignments                       138
         Section (d)       Protection Against Discrimination           139
         Section (e)       Compensation for Temporary
                    Assignments                                        139
Article XX - HEALTH AND RETIREMENT BENEFITS                            139
         Section (a)       General Purpose                             139
         Section (b)       1950 Pension Plan and Trust                 142
         Section (c)       1974 Pension Plan and Trust,
                    1993 Benefit Plan and Trust,
                    and Employer Benefit Plans                         143
         Section (d)       Contributions by Employers                  146
         Section (e)       Responsibilities and Duties
                    of Trustees                                        154
         Section (f)       Audits, Reports and Notices                 156
         Section (g)       Administration of Trusts                    158
         Section (h)       Guarantee of 1950 and 1974 Plans
                    and Trusts                                         160
GENERAL DESCRIPTION OF THE HEALTH AND RETIREMENT BENEFITS              161
         (1)      Pensions for Miners Retired Under the
                    1950 Pension Plan                                  163
         (1A)     1950 Widows' Pension                                 165
         (2)      Pensions for Miners Who Retired Under the
                    1974 Pension Plan Prior to the
                    Effective Date                                     166
         (3)      Pensions for Miners Who Retire On Or
                    After the Effective Date                           169
         (4)      Signatory Service                                    172
         (5)      Pensions for Disabled Miners                         174


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         (6)      Pensions for Surviving Spouses                       175
         (6A)     Pre-retirement Survivor's Pension                    177
         (7)      Deferred Vested or Special Pensions                  178
         (7A)     Pension Bonuses                                      183
         (8)      Life and Accidental Death and
                    Dismemberment Benefits                             183
         (9)      Pensioner's Death Benefits                           185
         (10)     Health Care                                          187
         (11)     Vision Care                                          200
         (12)     Health Care Cost Containment                         200
         (13)     National Health Care                                 202
Article XXA - DENTAL PLAN                                              202
         Section (I)       Definitions                                 203
         Section (II)      Eligibility                                 204
         Section (III)     Benefits                                    206
         Section (IV)      Termination of Coverage                     221
         Section (V)       Schedule of Benefits                        222
Article XXB - UMWA CASH DEFERRED SAVINGS PLAN OF 1988                  238
         Section (a)       General Purpose                             238
         Section (b)       Trust                                       238
         Section (c)       Plan                                        239
         Section (d)       Funding                                     239
         Section (e)       Administration                              239
         Section (f)       Investments                                 242
         Section (g)       Plan and Trust Provisions                   243
Article XXI - SURFACE MINES                                            243
         Section (a)       Parking Areas                               243
         Section (b)       Manning of Surface Mining
                    Equipment                                          244
         Section (c)       Eating Place                                246
         Section (d)       Cabs                                        247
         Section (e)       Special Health and Safety Problems
                    in Surface Mines                                   247
         Section (f)       Toilets                                     249
         Section (g)       Swing Shift                                 249
         Section (h)       Leasing of Employees' Vehicles              249
         Section (i)       Production and Processing of Coal
                    at Surface Mines                                   250
Article XXII - MISCELLANEOUS                                           250
         Section (a)       Bathhouse                                   250
         Section (b)       Access Roads                                251
         Section (c)       Parking Facilities                          251
         Section (d)       Bulletin Boards                             252
         Section (e)       Coke and Cleaning Plants                    252
         Section (f)       Compulsory Retirement                       252



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         Section (g)       House Coal                                  252
         Section (h)       House Rent                                  252
         Section (i)       Attendance Control                          253
         Section (j)       Memorial Periods                            256
         Section (k)       Closing Following Fatal Accident            256
         Section (l)       New Machinery                               256
         Section (m)       Pay Day                                     257
         Section (n)       Lunches                                     258
         Section (o)       Portals                                     258
         Section (p)       Tools                                       258
         Section (q)       Tramming                                    259
         Section (r)       Local Union Meeting Place                   259
         Section (s)       Bonus Plans                                 259
Article XXIII - SETTLEMENT OF DISPUTES                                 261
         Section (a)       Mine Committee                              261
         Section (b)       District Arbitrators                        263
         Section (c)       Grievance Procedure                         265
         Section (d)       Ten Day Limitation                          268
         Section (e)       Earnest Effort to Resolve Disputes          268
         Section (f)       Employee's Right to Presence of
                    Member of Mine Committee                           269
         Section (g)       Right of Grievant to be Present             269
         Section (h)       Finality of Decision or Settlement          269
         Section (i)       Exclusion of Legal Counsel                  269
         Section (j)       Waiver of Time Limits                       270
         Section (k)       Prior Agreement                             270
Article XXIV - DISCHARGE PROCEDURE                                     270
         Section (a)       Just Cause Required                         270
         Section (b)       Procedure                                   271
         Section (c)       Suspension                                  271
         Section (d)       Immediate Arbitration                       272
         Section (e)       Regular Arbitration                         272
         Section (f)       Compensation for Lost Earnings              273
Article XXV - DISCRIMINATION PROHIBITED                                273
Article XXVI - DISTRICT AGREEMENTS                                     273
         Section (a)       New Districts                               273
         Section (b)       Prior Practice and Custom                   274
         Section (c)       Protective Wage Clause                      275
         Section (d)       Approval of District Agreements             275
Article XXVII - MAINTAIN INTEGRITY OF CONTRACT AND RESORT TO COURTS    275
Article XXVIII - SEVERABILITY CLAUSE                                   276
         Section (a)       General Rule                                276
         Section (b)       Exception                                   276


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Article XXIX - RATIFICATION AND TERMINATION OF THIS AGREEMENT               277
Letter Regarding Mediation                                                  279
Letter Regarding Special Permanent Layoff Pension                           280
Memorandum of Understanding Regarding
Job Opportunities                                                           281
         Appendix B - Request for Employment                                292
         Bituminous Coal Operators' Association, Inc.
           Companies for Which BCOA was Authorized to
           Represent for the Negotiation of this Agreement                  294
Pension Tables                                                              295
Appendix A - Part I
         Wage Rates Underground at Deep Mines                               300
Appendix A - Part II
         Wage Rates at Strip and Auger Mines                                302
Appendix A - Part III
         Wage Rates at Preparation Plants and Other Surface
           Facilities for Deep or Surface Mines                             304
Appendix B - Part I
         Job Classifications Underground at Deep Mines                      306
Appendix B - Part II
         Job Classifications at Strip and Auger Mines                       313
Appendix B - Part III
         Job Classifications at Preparation Plants and Other
           Surface Facilities for Deep or Surface Mines                     318
Appendix C
         Alternative Schedules                                              326
Index                                                                       343



NATIONAL BITUMINOUS COAL WAGE AGREEMENT OF 1998
Article I-ENABLING CLAUSE
THIS AGREEMENT, made this 1st day of January, 1998 between the coal operators and associations signatory hereto, as parties of the first part (each coal operator which is a signatory hereto being called "Employer") and the International Union, United Mine Workers of America (hereinafter called "Union"), on behalf of each member thereof, as party of the second part, covers all of the bituminous coal mines described in Article IA, Section (f), owned or operated by said first parties. This Agreement carries forward and preserves the terms and conditions of all the various District agreements executed between the United Mine Workers of America and the various operators and coal associations subject to the terms and conditions of this Agreement and as amended, modified and supplemented by this Agreement as herein set out.
This Agreement shall be binding upon all signatories hereto, including those Employers which are members of signatory associations, and their successors and assigns. In


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consideration of the Union's execution of this Agreement, each Employer promises that its operations covered by this Agreement shall not be sold, conveyed, or otherwise transferred or assigned to any successor without first securing the agreement of the successor to assume the Employer's obligations under this Agreement. Immediately upon the conclusion of such sale, conveyance, assignment or transfer of its operations, the Employer shall notify the Union of the transaction. Such notification shall be by certified mail to the Secretary-Treasurer of the International Union and shall be accompanied by documentation that the successor obligation has been satisfied. Provided that the Employer shall not be a guarantor or be held liable for any breach by the successor or assignee of its obligations, and the UMWA will look exclusively to the successor or assignee for compliance with the terms of this Agreement.

WITNESSETH: It is agreed that this contract is for the exclusive joint use and benefit of the contracting parties, as defined and set forth in this Agreement. It is agreed that at operations covered by this Agreement the United Mine Workers of America is recognized herein as the exclusive bargaining agency representing the Employees of the parties of the first part. It is further agreed that as a condition of employment all Employees at operations covered by this Agreement shall be, or become, members of the United Mine Workers of America, to the extent and in the manner permitted by law, except in those exempted classifications of employment as hereinafter provided in this Agreement. This provision does not change the rules or practices of the industry pertaining to management. The Mine Workers intend no intrusion upon the rights of management as heretofore practiced and understood. It is the intent and purpose of the parties hereto that this Agreement will promote and improve industrial and economic relationships in the bituminous coal industry and to set forth herein the basic agreements covering rates of pay, hours of work and conditions of employment to be observed between the parties, and shall cover the employment of persons employed in the bituminous coal mines covered by this Agreement. Management will not abridge the rights of the Employees as set forth in this Agreement.
Article IA-SCOPE AND COVERAGE
Section (a) Work Jurisdiction
The production of coal, including removal of overburden and coal waste, preparation, processing and cleaning of coal and transportation of coal (except by waterway or rail not owned by Employer), repair and maintenance work normally performed at the mine site or at a central shop of the Employer and maintenance of gob piles and mine roads, and work of the type customarily related to all of the above shall be performed by classified Employees of the Employer covered by and in accordance with the terms of this Agreement. Contracting, subcontracting, leasing and subleasing, and construction work, as defined herein, will be conducted in accordance with the provisions of this Article. Nothing in this section will be construed to diminish the jurisdiction, express or implied, of the United Mine Workers.
Section (b) Exemptions Clause
It is the intention of this Agreement to reserve to the Employers and except from this Agreement an adequate force of supervisory employees to effectively conduct the safe and efficient operation of the mines and at the same time, to provide against the abuse of


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such exemptions by excepting more such employees than are reasonably required for that purpose.
Coal inspectors and weigh bosses at mines where men are paid by the ton, watchmen, clerks, engineering and technical forces of the Employer, working at or from a district or local mine office, are exempt from this Agreement.
All other Employees working in or about the mine shall be included in this Agreement except essential supervisors in fact such as mine foremen, assistant mine foremen who, in the usual performance of their duties, may make examinations for gas as prescribed by law, and such other supervisors as are in charge of any class of labor inside or outside the mines and who perform no production work.
The Union will not seek to organize or ask recognition for such excepted supervisory employees during the life of this contract. The Employers shall not use this provision to exempt from the provisions of this Agreement as supervisors, more men than are necessary for the safe and efficient operation of the mine, taking into consideration the area covered by the workings, roof conditions, drainage conditions, explosion hazards, and the ability of supervisors, due to thickness of the seam, to make the essential number of visits to the working faces as required by law and safety regulations.
Section (c) Supervisors Shall Not Perform
Classified Work
Supervisory employees shall perform no classified work covered by this Agreement except in emergencies and except if such work is necessary for the purpose of training or instructing classified Employees. When a dispute arises under this section, it shall be adjudicated through the grievance machinery and in such proceedings the following rule will apply: the burden is on the Employer to prove that classified work has not been performed by supervisory personnel. Section (d) Management of the Mines
The management of the mine, the direction of the working force and the right to hire and discharge are vested exclusively in the Employer.
Section (e) Union's Rights
Authorized representatives of the Union shall be permitted reasonable access to the mine property to insure compliance with this Agreement. The Employer shall provide candidates for Union office reasonable opportunity to campaign among his Employees during their nonworking hours and in nonworking areas, provided there is no interference with production. The Employer further agrees to provide, to the extent practicable, space on mine property for the holding of Union elections and the ratification of collective bargaining agreements.
Section (f) Application of This Contract to the Employer's Coal Lands
As part of the consideration for this Agreement, the Employers agree that this Agreement covers the operation of all the coal lands, coal producing and coal preparation facilities owned or held under lease by them, or any of them, or by any subsidiary or affiliate at the date of this Agreement, or acquired during its term which may hereafter (during the term of this Agreement) be put into production or use. This section will immediately apply to any new operations upon the Union's recognition, certification, or otherwise properly obtaining bargaining rights. Notwithstanding the foregoing, the terms of this Agreement


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shall be applied without evidence of Union representation of the Employees involved to any relocation of an operation already covered by the terms of this Agreement.
Section (g) Contracting and Subcontracting
(1) Transportation of Coal-The transportation of coal as defined in paragraph
(a) may be contracted out under the Agreement only where contracting out such work is consistent with the prior practice and custom of the Employer at the mine; provided that such work shall not be contracted out at any time when any Employees at the mine who customarily perform such work are laid off.
(2) Repair and Maintenance Work-Repair and maintenance work of the type customarily performed by classified Employees at the mine or central shop shall not be contracted out except (a) where the work is being performed by a manufacturer or supplier under warranty, in which case, upon written request on a job-by-job basis, the Employer will provide to the Chairman of the Mine Committee a copy of the applicable warranty or, if such copy is not reasonably available, written evidence from a manufacturer or a supplier that the work is being performed pursuant to warranty; or (b) where the Employer does not have available equipment or regular Employees (including laid-off Employees at the mine or central shop) with necessary skills available to perform the work at the mine or central shop.
(3) The Employer may not contract out the rough grading in mine reclamation.
(4) Where contracting out is permitted under this section, prior custom and practice shall not be construed to limit in any way the Employer's choice of contractors.
Section (h) Leasing, Subleasing and Licensing
Out of Coal Lands
(1) The Employers agree that they will not lease, sublease or license out any coal lands, coal producing or coal preparation facilities where the purpose thereof is to avoid the application of this Agreement or any section, paragraph or clause thereof. Licensing out of coal mining operations on coal lands owned or held under lease or sublease by any signatory operator hereto shall not be permitted unless the licensing out does not cause or result in the layoff of Employees of the Employer.
(2)-(7) These sections have been incorporated into the JOBS Program, Article II, Section (B).
Section (i) Construction Work
All construction of mine or mine related facilities including the erection of mine tipples and sinking of mine shafts or slopes customarily performed by classified Employees of the Employer normally performing construction work in or about the mine in accordance with prior practice and custom, shall not be
contracted out at any time unless all   such Employees with necessary skills to
perform the work are working no less than 5 days per week, or its equivalent for Employees working on alternative schedules. Provided further that where contracting out of such construction work customarily performed by classified Employees at the mine is permitted under this Agreement, such contracting shall be in accordance with prior practice and custom. Where contracting out is permitted under this section, prior practice and custom shall not be construed to limit the Employer's choice of contractors.
Article II JOB OPPORTUNITY AND BENEFIT SECURITY (JOBS)


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The parties hereto recognize and agree that the production of bituminous coal involves, by its very nature, the depletion of resources at work locations. The parties agree further that varied mining arrangements and technological advances can adversely impact on job security and that their mutual goals of mining coal safely and efficiently can best be achieved by the use of experienced miners who are knowledgeable of the Employer's standards of operation.
As a result of the special nature of the bituminous coal mining industry and the parties' desire to develop a relationship in which the Employees as well as the Employers gain from a growth in productivity, the parties agree to establish the Job Opportunity and Benefit Security (JOBS) Program. The JOBS Program is designed to achieve, to the fullest extent allowed by law, job security for classified employees through extended panel rights and new training opportunities. Nothing in the JOBS Program shall be construed to diminish any rights of the Employees or the Union established in any other provision of this Agreement including, but not limited to, the successorship clause, Article IA(h) and Article XVII.

A. Non-Signatory Operations Of The Signatory Employer
1. Except as modified in Section C, the first three out of every five new job openings for work of a nature covered by this Agreement at any existing, new, or newly acquired non-signatory bituminous coal operation of the Employer shall be filled by classified laid-off Employees on the panels of the Employer's operations covered by this Agreement, or by classified active Employees of the Employer who have provided notice indicating their interest in such job openings. It shall be the obligation of the signatory Employer to provide reasonable notice to its classified active Employees of the operations at which such job openings may be available. If the newly acquired or non-signatory operation has a panel of laid-off employees established pursuant to a valid collective bargaining agreement, those individuals shall first be recalled before this section applies.
2. Selection of employees for the above three out of every five new job openings shall be made from the senior Employee among the classified laid-off Employees on the Employer's panels and classified active Employees of the Employer who have notified the Employer in writing of their interest in and qualifications for any such job openings at the specific operation involved, provided that such classified laid-off and active Employees have the ability to step into and perform the work of the job at the time the job is filled. For classified laid-off Employees, the order of selection of Article XVII shall also apply: selecting first from Employees on the panels of the Employer's operations covered by this Agreement within the district where the non-signatory operation is located, next from Employees on the panels of the Employer's operations covered by this Agreement within contiguous districts, and then from Employees on the panels of the Employer's operations covered by this Agreement within non-contiguous districts. For classified active Employees, the order of selection shall be: selecting first from active Employees of the Employer's operations covered by this Agreement within the district where the non-signatory operation is located, next from active Employees of the Employer's operations covered by this Agreement within contiguous districts, and then from active Employees of the Employer's operations covered by this Agreement within non-contiguous districts. The Employer shall not be required to make more than one offer of employment per operation to each such classified laid-off or active

Employee, provided (i) that for classified laid-off Employees on the Employer's panels the offer is for work of the type listed on his panel form and the Employee refuses or fails to respond to that offer or report for the job, and
(ii) that for classified active Employees of the Employer the offer is for work of the type listed in the Employee's written notification of interest to the Employer for the job opening in question and the Employee refuses or fails to respond to that offer or report for the job. The Employer may also consider its classified laid-off Employees on its panels, and classified active Employees who have notified the Employer in writing of their interest in any such job openings at the specific operation involved, for the last two out of every five job openings, which are to be selected at the Employer's sole discretion.
3. The filling of a position by an active employee at a non-signatory operation as the result of his reassignment from one position at that operation to another position at that same operation does not constitute the filling of a new job opening for purposes of this section.
4. Offers of employment made to classified laid-off Employees on the Employer's panels pursuant to this section, shall be made without regard to the listing of that particular operation on the Employee's panel form.
5. Acceptance or rejection of an offer of employment under this section or any personnel action at the non-signatory operation shall not affect such Employee's other panel rights with the Employer as established by this Agreement.
6. Any disputes that arise under this Section shall be resolved exclusively pursuant to the procedures set forth under Section D-3 of this Article and are not subject to resolution under Article XXIII - Settlement of Disputes.
7. Nothing in this section shall operate to extend the bargaining unit as of the date of this Agreement nor expand the rights of the Union with regard to the non-signatory operations, except for the job opportunities made available under this section.
8. Section A shall become effective immediately upon the effective date of this Agreement. No Employer shall be required to terminate or lay off any employee on its active payroll at said operations as of that date in order to comply with the foregoing hiring obligations. For purposes of complying with the foregoing, all hiring for jobs of a nature covered by this Agreement after the effective date shall be made in accordance with this section. Furthermore, except as modified by Section C, if the Employer has an existing UMWA panel obligation or other collective bargaining obligation at the operation, it shall first recognize such obligation.
B. Lessee-Licensee
1. For purposes of lawfully preserving and protecting job opportunities for the Employees covered by this Agreement, the Employer further agrees that it will not lease, sublease, or license out any bituminous coal lands, bituminous coal mining operations and other facilities of the Employer unless the conditions set forth in the following paragraphs are satisfied.
2. Leasing, subleasing, or licensing out of such lands or operations shall be permitted where the lessee-licensee agrees in writing that all offers of employment by such lessee-licensee shall first be made to the Employer's classified laid-off Employees on the Employer's panels of the Employer's operations covered by this Agreement, if such employment at the leased, subleased or licensed out location is for jobs of the nature covered by this Agreement, and if such Employees are qualified for such jobs.
3. Selection of employees for these offers of employment shall be made from the senior Employee among the classified laid-off Employees on the Employer's panels, who has the ability to step into and perform the work of the job at the time the job is filled. The order of selection of Article XVII also shall apply: selecting first from Employees on the panels of the Employer's operations covered by this Agreement within the district where the lessee-licensee's operation is located, next from Employees on the panels of the Employer's operations covered by this Agreement from districts contiguous to the district where the lessee-licensee's operation is located, and then from Employees on the panels of the Employer's operations covered by this Agreement within non-contiguous districts. The lessee-licensee shall not be required to make more than one such offer of employment per operation to each such Employee, provided that offer is for work of the type listed on his panel form and the Employee refuses or fails to respond to that offer or report for the job.
4. Acceptance or rejection of such an offer of employment made by a lessee-licensee or any personnel action between the Employee and lessee-licensee shall not affect such Employee's panel rights with the Employer as established by this Agreement.
5. Any disputes regarding this section shall be resolved between the prior Employer and the Employee under Section D-3 of this Article. The Employer agrees that it will reserve in any lease, sublease or license subject to this section the ability of the Employer to remedy any finding as to noncompliance of an Employee's right to be considered for employment opportunity as provided herein. If it chooses in its discretion to permit a sublease or sublicense, the Employer shall also require the lessee-licensee to convey this hiring obligation in any sublease or sublicense.
6. The prior Employer shall not be a guarantor or be held liable for any breach of the lessee-licensee of its hiring or bargaining obligations or the terms of any agreement between the Union and the lessee-licensee.
7. Within ten (10) days after the lease, sublease or licensing out of any bituminous coal lands, coal mining operations and/or other facilities, but in any event prior to the time that work of a nature covered by this Agreement commences, the Employer shall provide notice thereof to the appropriate District President. Such notice shall disclose the identity of all parties to the transaction and the location and identity of the bituminous coal lands, operations and/or other facilities affected thereby including the relevant MSHA legal I.D. number.
8. The Union agrees that this section, or its implementation, in no manner extends the bargaining unit of the Employer and does not create a joint employer, single employer, alter ego, agency relationship or successor relationship between the Employer and the lessee-licensee, which does not otherwise exist without reference to this section or its implementation.
9. Section B shall become effective immediately upon the effective date of this Agreement. For purposes of complying with this section, all hiring by any lessee-licensee for work of a nature covered by this Agreement after the effective date shall comply with this section. However, no lessee-licensee operating on the Employer's bituminous coal lands as of the effective date of this Agreement (hereinafter, the "current lessee-licensee") shall be required to terminate or lay off any employee on its active payroll at such locations as of that date in order to comply with the foregoing hiring obligation. Furthermore, a current lessee-licensee shall not be required to comply with the foregoing hiring obligations at those locations until 90 days after the effective date of this Agreement, except if the lease, sublease or license under which the current lessee-licensee is conducting those operation(s) expires, terminates or is extended with the Employer prior to the 90 day deadline or except if such lease, sublease or license involves a former signatory operation of the Employer. In the case of these two latter exceptions, the foregoing hiring obligations shall become effective immediately.
10. In the event the current lessee-licensee has an existing UMWA panel obligation or other collective bargaining obligation at any location on the Employer's bituminous coal lands, it shall first recognize such obligation except when its new operation was at any time a signatory operation of the Employer, in which case the Employer's laid-off Employees must be given the first offers of employment as provided in Section B(2) and (3) above before any other individual is employed in work of a classified nature.
11. Within thirty (30) days of the effective date of this Agreement, the Employer shall provide to the appropriate District President(s) a list of its lessee-licensees as of the effective date of the Agreement, with the same information as set forth in Section B(7).
C. Coordination Of Employment Obligations Under the JOBS Program
At those locations where the Employer hereto is the lessee-licensee of another employer which is also party to the obligations of Article II, the Employer hereto shall first honor the hiring obligations to which it should be bound as a result of lessor-licensor's agreement with the Union. Thereafter, and at all other locations covered by this Article, the Employer hereto shall follow the requirements of Sections A and B above.
D-1. Employer-Wide Panel Rights To Signatory Operations
Each Employer also agrees to extend employer-wide panel rights to its signatory operations pursuant to Article XVII. Accordingly, within forty-five (45) days of the effective date of this Agreement, a laid-off employee may revise his panel form for any purpose, in addition to his annual right of revision under Article XVII(d).
D-2. Exhaustion Of Employer Panel
Upon the Employer's notification to the Union that its panels have been exhausted and that it has no laid-off panel members or active miners who have provided notice indicating an interest in filling new job openings for work of a classified nature, the Union may provide the Employer with a list of qualified miners for hiring consideration. The Employer may consider but is under no obligation to hire any of the miners on the list provided by the Union.
D-3. Monitoring Of Job Selections
In order to effectuate the implementation of these job opportunity provisions, BCOA and the International Union shall jointly select, within thirty (30) days following the Effective Date of this Agreement, an impartial Jobs Monitor to monitor the job selections pursuant to this Article, and to investigate any alleged violations herein. The monitor shall have the authority to request such information which may be reasonably necessary in order to secure compliance with the job selection provisions. The parties have the obligation to comply with such requests. In that regard, the monitor shall be provided, on a regular basis at the end of each calendar quarter, with reports of all jobs filled pursuant to the job opportunity provisions. The report shall state the name of the mine, its location, the total number of jobs of a classified nature filled and the names and number of persons selected for jobs pursuant to this Article from among either active Employees or laid-off miners. The report shall be treated as confidential; however, at the monitor's discretion, the report may be provided to the UMWA. The monitor shall also be provided with a 60-day notice prior to the start-up of production at any new operation covered by this Article. A copy of this 60-day notice shall also be sent to the Secretary-Treasurer of the UMWA. The 60-day notice shall state the name of the operation, location, approximate start-up date, and projected number of jobs of a classified nature available. Any dispute alleging a breach of the foregoing job opportunity provisions of
Article II must be presented to the Employer in writing by the Local Union. This written charge shall concisely explain the basis for the dispute. Upon receiving a written charge, the Employer representative shall provide information to the Local Union in response to the charge. The Employer and the Local Union shall mutually attempt to resolve the dispute. If the dispute is not resolved by the Employer and the Local Union within thirty (30) days, it shall be referred to the District and the Employer representative who will attempt to resolve it. If unresolved, the District may submit the written charge to the Jobs Monitor for resolution of the dispute. The Jobs Monitor shall have the authority to reach a decision on written submissions. The Jobs Monitor shall also have the authority to conduct a hearing (formal or informal), request position statements, issue subpoenas for witnesses and documents, request additional information or briefs, and take any such steps as may be reasonably necessary to investigate and resolve the dispute. If the Jobs Monitor is unable to reach a decision within thirty (30) days of the close of the hearing (or the close of the record if no hearing is conducted), the Jobs Monitor shall promptly advise the parties of the reasons for the delay and the date when a decision will be issued. Any decision rendered by the Jobs Monitor shall be in writing and shall be final and binding on all parties to that decision. The Jobs Monitor shall not have authority to alter, amend, modify, add to or subtract from, or change in any way the provisions of this Article. All expenses and fees incurred by the Jobs Monitor in the resolution of disputes pursuant to this Article shall be borne equally by the District and the applicable signatory Employer.
E. UMWA-BCOA Training and Education Fund
Section 1. Establishment
The parties hereto recognize that unemployment currently exists in the various coalfields and that unemployment places burdens on UMWA miners, their families and communities. To lessen those burdens and to aid them in acquiring gainful employment, the parties hereby establish the UMWA-BCOA Training and Education Fund.
Section 2. Purpose
The UMWA-BCOA Training and Education Fund is established to provide financial assistance for training or education to unemployed UMWA miners, who have performed classified work under the National Bituminous Coal Wage Agreement of 1998 or any predecessor agreement thereto, and/or their family dependents and/or the family dependents of active classified Employees of signatory Employers, so long as such persons are seeking employment opportunities in the coal industry, in coal-related industries or in any other vocation, trade or employment opportunity of the applicant's choosing. The decision to make an assistance grant to an eligible applicant, the form of the grant and the amount of each assistance grant shall be determined by the Fund's Trustees at their sole discretion. Grants may be renewed annually according to rules adopted by the Fund's Trustees.
Section 3. Administration
The UMWA-BCOA Training and Education Fund shall be jointly administered by two Trustees, one of whom shall be appointed by the UMWA and one of whom shall be appointed by the BCOA. The Trustees shall be responsible for adopting all necessary rules for the distribution of training and education monies, establishing separate accounts, accounting for all monies owed to or received by the Fund, providing a full accounting of the Fund's monies in May and November of each year to the Presidents of the UMWA and BCOA and all other action necessary for the proper and efficient operation of the Fund. The salaries and expenses of the Trustees and all administrative costs shall be the responsibility of the Fund. The parties intend that maximum funds be used for training and education purposes. The UMWA will supply, at no cost to the Fund, office space for the administration of the Fund. Nothing herein shall preclude receipt of monies from other sources for purposes consistent with the Fund.
Section 4. Funding
(a) Each signatory Employer shall contribute to the Fund referred to in this
Article 13.0(cent) per hour actually worked by each of the Employer's Employees who perform classified work as defined by this Agreement in the first two years of this Agreement and 14.0(cent) per hour actually worked commencing in the third year of this Agreement and continuing through the term of the Agreement.
(b) The obligation to make payments to the Fund specified in this Article shall become effective on the Effective Date of this Agreement, and the first payments are to be made on the 10th day of February 1998 (which will include payment from the Effective Date through the end of January 1998) and thereafter continuously on the 10th day of each succeeding calendar month.
(c) It shall be the duty of each of the Employers signatory hereto to keep current said payments due to the Fund and to furnish to the International Union, United Mine Workers of America, and to the Trustees of the Fund, a monthly statement showing on a mine-by-mine basis, the full amounts due hereunder and the hours worked with respect to which the amounts are payable. Payments to the Fund shall be made by check payable to the "UMWA-BCOA Training and Education Fund."
(d) Payments shall be delivered or mailed to such location as designated by the Trustees of the Fund.
(e) Failure of any Employer signatory hereto to make full and prompt payments to the Fund specified in this Article in the manner and on the dates herein provided shall be deemed a violation of the Agreement. This obligation of each Employer signatory hereto, which is several and not joint, to so pay such sums shall be a direct and continuing obligation of said Employer and it shall be deemed a violation of this Agreement, if any mine, preparation plant or other facility to which this Agreement is applicable shall be sold, leased, subleased, assigned or otherwise disposed of for the purpose of avoiding any of the obligations hereunder.

(f) Each Employer agrees to give proper notice to the President of the appropriate local union by the 18th day of each month that the Employer has made the required payment to the Fund for the previous month, as required by this Article, or is delinquent in such payment, such notice to set forth the amount paid to the Fund, or the amount of delinquency and the hours worked with respect to the mine or mines under the jurisdiction of such local union.
F. Skills Training
Section 1. General
The parties recognize that technological changes are now occurring and may continue to occur in the coal industry. These technological changes may require new employee skills or the refinement of existing employee skills in order for operations covered by this Agreement to be safe and efficient. To keep pace with these technological changes, as required by the Employer, and to develop and increase the skills of the classified work force and to enhance job security the parties establish the UMWA-Employer Skills Training Program.
Section 2. Purpose
As a demonstrated need arises at a mine or facility covered by this Agreement, the Employer shall establish for such mine or facility a Skills Training Program. The Skills Training Program would be established to increase the efficiency of certain active classified Employees by enhancing or modifying existing skills or by developing the new skills necessary regarding new machinery or other equipment used in the course of the operation which has been modified or improved by technology or has not before been utilized at the mine or facility. Neither the program nor its implementation is in any way intended to expand or diminish any work jurisdiction express or implied under the Agreement. Neither will the program limit or restrict in any way any rights of the Employer or the Union under this Agreement.
Section 3. Skills Training Program
When new technology or improvements to existing technology are introduced at any operation covered by this Agreement and new skills are needed to utilize such new technology or improvements, the Employer shall provide the appropriate active classified Employees whom it deems necessary with the skills training necessary for the safe and efficient operation of the component, machine or equipment introduced. The skills training may be performed at the manufacturer's facility, at the Employer's training facility, on the job, or at any other site appropriate for such training. Each training program shall emphasize health and safety in addition to the other requirements of the job. Appropriate local and district officials of the Union shall have the opportunity to review each training program and make comments and suggestions. Employees shall be paid at their regular straight time classified rate for all time spent in skills training in accordance with the provisions of this Section, except when the overtime rate is required by statute. In those cases where travel away from the work place or overnight stay is required for the skill training the Employer and the Local Union shall meet and establish the amount and the manner in which expenses will be provided Employees for lodging and travel associated with the Training Program.
G. UMWA-BCOA Labor Management Positive Change Process ("LMPCP")
Section 1. Establishment and Purpose

The parties recognize that, just as the coal industry has changed, and continues to change, so too must a new and different relationship be fostered between labor and management. The parties recognize that the Union's goal of increased job and employment opportunity and security for its members goes hand-in-hand with, and indeed depends upon, the increased and continuous competitiveness and financial stability of the Employers. It is further recognized that the mutual objectives of the parties can best be attained by a joint commitment of continuous improvement to working relationships, productivity, health, safety, training, education, and investment in technology and, most importantly, human resources. In this light, the parties must discard old ways of dealing with each other in an atmosphere of mistrust, and foster a new environment of mutual trust and a good faith acceptance of their respective institutions. For, in truth, the parties have a major responsibility to the same resource: the Union, to its members, and the Employers, to their Employees.
In order to achieve these objectives, the parties recognize the need for new and creative approaches to labor-management relations, to the increasing involvement of Employees in the success of mining operations, and for changes to be made at the mine sites to allow the Employers to better compete in today's global marketplace. Accordingly, to promote joint efforts addressing those needs, and to enhance existing efforts to improve labor-management cooperation, the parties hereby establish the UMWA-BCOA Labor Management Positive Change Process (LMPCP). The LMPCP shall be used to support the following objectives:
(a) To develop and implement more cooperative working relationships through the exercise of a leadership role by both representatives of mine management and elected local union officials;
(b) To develop a working relationship based on honesty, integrity, and mutual trust;
(c) To work to increase respect for the dignity of all individuals covered by the Agreement;
(d) To reinforce the shared belief that an ongoing partnership between labor and management is essential to the long-term success and growth of the industry;
(e) To explore additional ways and means to continuously improve productivity, efficiency, and competitiveness;
(f) To promote the development of Employee job skills so as to enhance greater job security and increased productivity and efficiency to meet the competitive challenges of today's global market economy;
(g) To enhance positive working relationships among all Employees at every level of the Employer's operation;
(h) To further encourage and allow Employees to utilize individual responsibility, skills, and ideas to perform their work safely, efficiently and with pride;
(i) To augment the ability of the operation to meet or exceed customer requirements;
(j) To further develop mutually acceptable (agreement between local union and local management) ways to reduce the number of job grades and job titles set forth in Appendices A and B of this Agreement, and to further develop mutually acceptable alternative schedules and continuous operations in addition to those set forth in this Agreement; and

(k) To explore non-adversarial processes, including mediation, for settling disputes at the mine.
Section 2. Creation of LMPCP Committees
An "LMPCP Committee" at Eligible Facilities will be comprised of the three (3) members of the Mine Communication Committee and three (3) local management representatives, one of whom shall be the Superintendent.
Section 3. Committee Meetings
Employee members of an LMPCP Committee will be compensated by the Employer for time spent in LMPCP meetings at the operation at their applicable straight time rate. Any other Employee who is invited by the entire LMPCP Committee to attend a Committee meeting will be compensated by the Employer for time spent in LMPCP meetings at the operation at his applicable straight time rate.
Section 4. Creation of UMWA-BCOA LMPCP Fund
The UMWA-BCOA LMPCP Fund is hereby established to promote and support LMPCP Programs at Eligible Facilities, and to pay the expenses of the Chairman of the Labor-Management Policy Committee, as required under Part H of this Article. Each signatory Employer shall designate, after consultation with the International Union, a minimum of ten percent of its operations that are covered by this Agreement as Eligible Facilities for purposes of this Article II.G. If a signatory Employer has less than ten but more than three operations, it shall designate at least one operation as an Eligible Facility. If a signatory Employer has less than four operations, it shall have no obligation to designate an operation as an Eligible Facility, but may do so if it so chooses. Each Employer and each Local Union at an Eligible Facility shall establish an LMPCP Program to achieve the purposes and objectives set forth in
Section 1, including but not limited to addressing issues previously subject to prior practice and custom at the Eligible Facility. The Employer and the Local Union shall be responsible for assuring that the LMPCP Pgram meets all requirements for financial or other support from the UMWA-BCOA LMPCP Fund.
Section 5. Fund Administration
The UMWA-BCOA LMPCP Fund shall be jointly administered by two (2) Trustees, one
(1) of whom shall be appointed byco the UMWA, and one (1) of whom shall be appointed by the BCOA. The Agreement and Declaration of Trust establishing the UMWA-BCOA LMPCP Fund is incorporated by reference and made a part of this Agreement. The Trustees shall be responsible for adopting all necessary rules for the distribution of funds to promote and support LMPCP Programs at Eligible
Facilities. The decision to     provide financial or other support to an LMPCP
Program, and the form and amount of such support, shall be determined by the Fund's Trustees at their sole discretion subject to the limitations contained in Sections 8, 9 and 10 below. The Trustees shall monitor the effectiveness of LMPCP Programs and jointly disseminate information on the Programs to the LMPCP Committees. The Trustees shall by unanimous agreement appoint an Executive Director who will report to the Trustees and by unanimous agreement appoint other support staff as the Trustees deem necessary.
Section 6. Contributions to the Fund
(a) Subject to the provisions of subsection (c) of this Section, each signatory Employer shall contribute to the LMPCP Fund 2.0(cent) per hour actually worked by each of the

Employer's Employees who perform classified work as defined by this Agreement. Contributions shall be required only during the term of this Agreement and only as provided under subsection (c), and the rate of contributions shall not for any reason exceed 2.0(cent) per hour.
(b) The obligation to make payments to the LMPCP Fund shall begin on the Effective Date of this Agreement, and the first payments are to be made on the 10th day of February, 1998 (which will include payment from the Effective Date through the end of January, 1998) and thereafter continuously, as required, on the 10th day of each succeeding calendar month, except as provided in subsection (c) of this Section.
(c) The obligation of each signatory Employer to make contributions to the Fund shall be suspended at any time that the assets of the Fund equal or exceed $1.3 million, and shall not resume following any such suspension until such time as the assets of the Fund are less than $500,000. The Trustees of the Fund shall audit the assets of the Fund each quarter as necessary to implement the requirements of this subsection. The Trustees shall notify each of the Employers signatory hereto of any suspension or resumption of the contribution obligation pursuant to this subsection, provided that notice of any resumption of the obligation shall be provided to the Employers at least 30 days prior to the date that the resumed contributions are due to the Fund.
(d) It shall be the duty of each of the Employers signatory hereto to keep current said payments due to the Fund and to furnish to the International Union, United Mine Workers of America, and to the Trustees of the Fund, a monthly statement showing, on a mine-by-mine basis, the full amounts due hereunder and the hours worked with respect to which the amounts are payable. Payments to the Fund shall be made by check payable to the "UMWA-BCOA LMPCP Fund."
(e) Payments shall be delivered or mailed to the Office of the UMWA-BCOA LMPCP Fund as designated by the Trustees of the Fund.
(f) Failure of any Employer signatory hereto to make full and prompt payments to the Fund specified in this Article in the manner and on the dates herein provided shall be deemed a violation of the Agreement. This obligation of each Employer signatory hereto, which is several and not joint, to so pay such sums shall be a direct and continuing obligation of said Employer and it shall be deemed a violation of this Agreement, if any operation to which this Agreement is applicable shall be sold, leased, subleased, assigned or otherwise disposed of for the purpose of avoiding any of the obligations hereunder.
(g) Each Employer agrees to give proper notice to the President of the appropriate local union by the 18th day of each month that the Employer has made the required payment to the Fund for the previous month, as required by this Article, or is delinquent in such payment, such notice to set forth the amount paid to the Fund, or the amount of delinquency and the hours worked with respect to the mine or mines under the jurisdiction of such local union.
Section 7. Applications for Grants From the Fund
The UMWA-BCOA LMPCP Fund will receive and review only those applications for funds that are unanimously agreed upon and submitted in writing by the LMPCP Committee at Eligible Facilities of Participating Employers. Participating Employers are those that are currently contributing to the Fund, are not delinquent in making any contributions to the Fund, and have a collective bargaining agreement with the UMWA that is identical to this Agreement or imposes contractual terms and conditions upon the parties equal to or in addition to those set forth in this Agreement.
Section 8. Award of Grants
A grant will be made to the LMPCP Committee only upon the unanimous agreement of the Trustees of the UMWA-BCOA LMPCP Fund. The amount awarded to any one Eligible Facility shall not exceed $20,000 per year.
Section 9. Permissible Uses of Fund Grants and Selection of Facilitators
The use to which grants may be put include payments to outside facilitators, consultants, and experts in collaborative efforts who, upon execution of this Agreement, have been mutually agreed upon by representatives of BCOA and the UMWA. The representatives of BCOA and the UMWA shall from time to time by mutual agreement amend the approved list of such facilitators, consultants and experts. The choice of which mutually-agreed upon facilitator, consultant or expert to use in any particular Program at the Eligible Facility shall be made by the LMPCP Committee. In addition, grants may be made for educational materials for the LMPCP Committee. Grants may not be utilized to purchase mineral or property rights, mining or capital equipment, NOX, SO2 or CO2 allowances, or goods or services of a similar nature that could be utilized by Participating Employers to obtain, or could be construed as, a subsidy from other contributing Employers. Grants also may not be used to defray or provide wages or salaries to members of the LMPCP Committee or their aides.
Section 10. Prior Practice and Custom
The Employer and/or the Union may identify prior practices and customs to be abolished at the facilities participating in the LMPCP Program. The LMPCP Committee must be notified and given a 90-day opportunity to discuss and reach alternative solutions. After 90 days, if no solution has been reached, the matter shall be referred for resolution to the UMWA-designated Coordinator and the appropriate Company-designated Coordinator. The UMWA and each signatory Employer shall designate Coordinators for the LMPCP Program.
Section 11. Authority
The LMPCP is not intended to interfere with the grievance procedure or panel decisions, nor should the settlement of disputes under the terms of this Agreement be linked to the LMPCP. Any decision resulting from an LMPCP Program shall be final and binding on the parties. The LMPCP Committee shall have no authority to alter any term or provision contained in this Agreement or resolve any grievance subject to Articles XXIII or XXIV of this Agreement. The ultimate responsibility for decision-making at the operations remains with the Employer.
H. UMWA-BCOA Labor Management Policy Committee
The parties recognize that the coal industry is at a critical juncture. It operates in a global economy and faces the challenges of environmental legislation as well as fierce domestic and foreign competition. These challenges are likely to increase rather than subside during the next several years. Mutual cooperation at the highest levels and a sincere commitment to communication and problem solving are therefore critical for the industry to maintain and enhance its competitive position.
To address these concerns, the parties hereby establish a "UMWA-BCOA Labor Management Policy Committee." This Committee shall operate as a labor management committee within the meaning of Section 302(c)(9) of the LMRA, as amended, established and functioning so as to fulfill one or more of the purposes set forth in Section 6(b) of the Labor Management Cooperation Act of 1978. The Committee shall have the full support and commitment of both the UMWA and the BCOA in the Committee's efforts to identify problems, formulate plans to solve those problems and, where appropriate, conduct joint activities designed to implement the plans. The Committee shall be comprised of four high-level representatives of the UMWA; four high-level representatives designated by the BCOA, and one neutral Chairman who shall be selected by the other members of the Committee. The Chairman will have authority to assist the Committee in carrying out its purposes, which shall include: (a) opening lines of communication that will serve to support and promote the objectives outlined in this Agreement, and
(b) seeking to identify and addressing major issues facing the industry, such as legislation, the environment, technological changes, and similar issues. The Chairman shall have the authority, upon consultation with the Committee, to invite individuals who can contribute to matters under discussion.
The Committee will meet on a regular basis as necessary to carry out its mission. Expenses of the Committee shall be shared equally between the parties, provided, however, that each party shall be responsible for the expenses incurred by its own members. The Chairman's expenses shall be paid for by the LMPCP Trust established pursuant to Part G of this Article. The Chairman's expenses may include the establishment and maintenance of an office to effectuate the purposes of the Committee. The Committee shall have no authority to change, delete, add to or modify any of the provisions of this Agreement nor shall the Committee address matters that are properly subjects of the Settlement of Disputes portion of this Agreement.
 I. UMWA-BCOA Resolution of Disputes Trust
The UMWA and BCOA have established the UMWA-BCOA Resolution of Disputes Trust, and have entered into a Memorandum of Understanding regarding such Trust. The Memorandum of Understanding is incorporated by reference and made a part of this Agreement.
Article III-HEALTH AND SAFETY
Section (a) Right to a Safe Working Place
Every Employee covered by this Agreement is entitled to a safe and healthful place to work, and the parties jointly pledge their individual and joint efforts to attain and maintain this objective. Recognizing that the health and safety of the Employees covered by this Agreement are the highest priorities of the parties, the parties agree to comply fully with all lawful notices and orders issued pursuant to the Federal Mine Safety and Health Act of 1977, as amended, and pursuant to the various state mining laws.
Section (b) Federal Mine Safety and Health Act of 1977, As Amended
The parties to this contract, finding themselves in complete accord with the FINDINGS AND PURPOSE declared by the United States Congress in section 2 of the Federal Mine Safety and Health Act of 1977 do hereby affirm and subscribe to the principles as set forth in such section 2 of the Act.
(1) In consequence of this affirmation, the parties not only accept their several responsibilities, obligations and duties imposed by the Federal Mine Safety and Health Act, but freely resolve to cooperate among each other and with the responsible officials of federal and state governments in determined efforts to achieve greatly improved performance in coal mine health and safety.
(2) Neither party waives nor repudiates any administrative, procedural, legislative, or judicial rights under or relating to the Federal Mine Safety and Health Act of 1977, as amended.
Section (c) Joint Industry Health and Safety Committee
There shall be a Joint Industry Health and Safety Committee composed of six members, three to be appointed by the Union, one of whom shall have special knowledge and expertise in coal mine health matters, and three to be appointed by the Employers, one of whom shall have special knowledge and expertise in coal mine health matters. The Committee shall consult with the Mine Safety and Health Administration and/or representatives of the Secretary of Health and Human Services, looking toward review and appropriate development and revision of improved mandatory health and safety standards as provided in section 101 of the Federal Mine Safety and Health Act of 1977. The Committee may also seek such joint consultations with the Mine Safety and Health Administration for discussion of the technical aspects of petitions by the Employer or the Union as provided in section 101(c) of the Act. Where agreed by the parties, the Committee may meet to discuss health and safety matters of importance to the coal industry.
Section (d) Mine Health and Safety Committee
(1) At each mine there shall be a Mine Health and Safety Committee made up of miners employed at the mine who are qualified by mining experience or training and selected by the local union. The local union shall inform the Employer of the names of the Committee members. The Committee at all times shall be deemed to be acting within the scope of their employment in the mine within the meaning of the applicable workers' compensation law.
(2) The Union and Employer shall jointly establish and fund a course of health and safety training for members of the Mine Health and Safety Committee, which is designed to improve health and safety knowledge and skills. The Mine Health and Safety Committee shall participate in and shall be paid at their regular rates of pay by the Employer for attendance at training sessions. The training program will be established by the Joint Industry Training Committee.
(3) The Mine Health and Safety Committee may inspect any portion of a mine and surface installations, dams or waste impoundments and gob piles connected therewith. If the Committee believes conditions found endanger the lives and bodies of the Employees, it shall report its findings and recommendations to the Employer. In those special instances where the Committee believes that an imminent danger exists and the Committee recommends that the Employer remove all Employees from the involved area, the Employer is required to follow the Committee's recommendation and remove the Employees from the involved area immediately.
The Mine Health and Safety Committee shall, when engaged in its official duties as herein provided, be furnished transportation at the mine.
(4) The Committee shall give sufficient advance notice of an intended inspection to allow a representative of the Employer to accompany the Committee. If the Employer does not choose to participate, the Committee may make its inspection alone.

(5) If the Mine Health and Safety Committee in closing down an area of the mine acts arbitrarily and capriciously, a member or members of such Committee may be removed from the Committee. An Employer seeking to remove a Committee member shall so notify the affected Committeeman and the other members of the Mine Health and Safety Committee. If the Committee objects to such removal, the matter shall be submitted directly to arbitration within 15 days. If the other members of the Committee so determine, the affected member shall remain on the Committee until the case is submitted to and decided by the appropriate panel arbitrator. If the Employer requests removal of the entire Committee, the matter automatically shall be submitted to arbitration and the Committee will continue to serve until the case is submitted to and decided by the arbitrator. A Committee member shall not be suspended or discharged for his official actions as a Committee member.
(6) Mine management and the Mine Health and Safety Committee shall meet monthly at times arranged by the parties for the purpose of reviewing mine accident prevention efforts, discussing mine accidents and resolving health and safety problems at the mine. Special meetings may be called by either party for the purpose of resolving safety matters.
(7) The Employer shall be responsible for paying Committee members for the performance of the following duties:
(i) Inspecting the entire mine and surface installations connected therewith with management on a regular basis mutually agreed upon by the Employer and the Committee, but in no case any less often than every two months. The Employer shall be responsible for paying each Committeeman one shift at his regular rate of pay once in every two month period for performance of his duties under this paragraph.
(ii) Committee members shall be paid at their regular straight time rate of pay for up to two hours for time spent in joint monthly meetings with the Employer provided for in paragraph (6).
(iii) Investigating explosions and/or disasters including any mine fatality. Section (e) Access to the Mine
In recognition of the UMWA's concern with health and safety in the coal mines, Union officials as described below and any authorized representative of the UMWA Department of Occupational Health and Safety, without interfering with the Mine Health and Safety Committee and the Mine Committee in the performance of their duties, shall be granted access to the mines on the following conditions:
(1) Subject to the routine check-in and check-out procedures at the mine, the officers of the International Union, the District President of the District involved, and authorized representatives of the International Union's Department of Occupational Health and Safety shall be afforded the opportunity to visit a mine to consult with management or the Mine Health and Safety Committee and to enter the mine at the request of either management or the Mine Health and Safety Committee.
(2) If the Mine Health and Safety Committee calls in such representatives to meet with mine management to discuss health or safety problems, mine management shall have the right to be represented by its own health or safety representative. Where application of a federal or state law or regulation is involved, either management or the authorized Union representative may invite federal or state inspectors to participate.

(3) Representatives authorized by the International Union may accompany state or federal coal mine inspectors investigating any fatal or serious nonfatal accident, ignition, mine fire or mine explosion.
(4) The President, Vice President and Secretary-Treasurer of the UMWA International Union shall be granted the right to visit any and all mines covered by this Agreement at any time.
(5) The provisions of this section are in no way intended to impair or to waive any statutory rights under federal or state laws or regulations which Union officials and representatives may have to enter upon mine property or enter the mines.
Section (f) Reports
The Mine Health and Safety Committee and the Employer shall maintain such records concerning inspections, findings, recommendations and actions, relating to the provisions of this Agreement, as may be agreed upon, and copies of all such reports shall be promptly exchanged.
The Employer shall each month provide the Mine Health and Safety Committee with two copies of a list of all accidents reported to MSHA. Such report will reflect the nature of the injury and the location of the accident.
In addition, the Employer shall notify the Mine Health and Safety Committee promptly of all serious injuries known to management which must be immediately reported directly to MSHA.
Section (g) Safety Rules and Regulations
Reasonable rules and regulations of the Employer, not inconsistent with federal and state laws, for the protection of the persons of the Employees and the preservation of property shall be complied with.
After the effective date of this Agreement, at least ten (10) days prior to the implementation of any new or revised safety rule or regulation, the Employer shall provide copies of the proposed rule or regulation to the Mine Health and Safety Committee and shall meet and discuss it with Committee members in an attempt to resolve any differences between the parties. If the Committee or any Employee believes that any such new rule or regulation or revision is unreasonable, arbitrary, discriminatory or adversely affects health or safety, they may file and shall process a grievance.
Section (h) Cooperation in Development of Mining Plans
During development, modification or revision of any mining plan pertaining to health and safety which must be submitted for approval in accordance with the Federal Mine Safety and Health Act of 1977 covering the following subjects-roof control, ventilation, dust control, noise, maintenance, permissible equipment, escapeways, emergency procedures, emergency transport and haulage-the Mine Health and Safety Committee shall be afforded the opportunity to submit comments or recommendations to the operator concerning such plans. At the request of the Committee, a representative of the UMWA Safety Division shall participate in such comments and recommendations. The Employer shall provide an opportunity for review prior to the required submittal date and ten (10) days shall be allowed for written comments by the Mine Health and Safety Committee. Upon request of the Mine Health and Safety Committee, given within said ten (10) day period, the Employer shall provide to the Committee one (1) copy of any such plan, revision or modification.

Section (i)  Preservation of Individual Safety Rights
(1) No Employee will be required to work under conditions he has reasonable grounds to believe to be abnormally and immediately dangerous to himself beyond the normal hazards inherent in the operation which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated. When an Employee in good faith believes that he is being required to work under such conditions he shall immediately notify his supervisor of such belief and the specific physical conditions he believes exist. The Employee shall state the factual basis for his belief but shall not be required to cite applicable law or regulation. Unless there is a dispute between the Employee and management as to the existence of such condition, steps shall be taken immediately to correct or prevent exposure to such condition utilizing all necessary Employees, including the involved Employee.
(2) If the existence of such condition is disputed, the Employee shall have the right to be relieved from duty on the assignment in dispute. Management shall assign such Employee to other available work not involved in the dispute; and the Employee shall accept such assignment at the higher of the rate of the job from which he is relieved and the rate of the job to which he is assigned. The assignment of such alternative work shall not be used to discriminate against the Employee who expresses such belief. If the existence of such condition is disputed, at least one member of the Mine Health and Safety Committee shall review such condition with mine management within four (4) hours to determine whether it exists and each party shall state the facts upon which it relies as to whether such condition exists or does not exist. If there is agreement between the Mine Health and Safety Committee member or members and mine management that the condition does not exist, the Employee shall return to his regular job immediately.
(3) If the dispute remains unsettled following the investigation by a member of the Mine Health and Safety Committee and involves an issue concerning compliance with federal or state mine safety laws or mandatory health or safety regulations, the appropriate federal or state inspection agency shall be called in immediately and the dispute shall be settled on the basis of the findings of the inspector with both parties reserving all rights of statutory appeal. Should the federal or state inspector find that the condition complained of requires correction before the Employee may return to his job, the Employer shall take the corrective action immediately. Upon correction, the complaining Employee shall return to his job. If the federal or state inspector does not find a condition requiring correction, the complaining Employee shall return to his job immediately.
(4) For disputes not otherwise settled, a written grievance shall be filed no later than five working days after the findings of the inspector and the dispute shall be referred immediately to step 3 as provided for in Article XXIII, Settlement of Disputes, Section (c)(3). If upon final resolution of the dispute, as provided above, it is determined that an abnormally unsafe or abnormally unhealthy condition within the meaning of this section existed, the Employee shall be paid for all earnings he lost, if any, as a result of his removing himself from his job. In those instances where a determination has been made, as provided above, that an Employee did not act in good faith in exercising his rights under the provisions of this Agreement, he shall be subject to appropriate disciplinary action, subject, however, to his right to file and process a grievance. In no event, however, shall such discipline for failure to act in good faith be imposed prior to the review between at least one member of the Mine Health and Safety Committee and mine management required under paragraph (2) of this Section (i).
(5) None of the provisions of this section relating to compensation for Employees shall apply where the Employer withholds or removes an Employee or Employees from all or any area of a mine, or where a federal or state inspector orders withdrawal or withholds an Employee or Employees from all or any area of a mine. However, this section is not intended to waive or impair any right to compensation to which such Employees may be entitled under federal or state law, or other provisions of this Agreement.
(6) The provisions of this section shall in no way diminish the duties or powers of the Mine Health and Safety Committee.
Section (j) Physical Examination
(1) Physical examination, required as a condition of or in employment, shall not be used other than to determine the physical condition or to contribute to the health and well-being of the Employee or Employees. The retention or displacement of Employees because of physical conditions shall not be used for the purpose of effecting discrimination.
(2) When a physical examination of a recalled Employee on a panel is conducted, the Employee shall be allowed to return to work at that mine unless he has a physical impairment which constitutes a potential hazard to himself or others.
(3) That once employed, an Employee cannot be terminated or refused recall from a panel or recall from sick or injured status for medical reasons over his objection without the concurrence of a majority of a group composed of an Employer-approved physician, an Employee-approved physician, and a physician agreed to by the Employer and the Employee, that there has been a deterioration in physical condition which prevents the Employee from performing his regular work. Each party shall bear the cost of examination by the physician it designates and shall share equally the cost of examination by the jointly designated physician.
(4) Where an Employer challenges the physical ability of an Employee or panel member to perform his regular work and is subsequently proven wrong, the Employee shall be compensated for time lost due to the Employer's challenge, including medical examination expenses incurred in proving his physical ability to perform the requirements of the job.
Section (k) Minimum Age
No person under 18 years of age shall be employed inside any mine nor in hazardous occupations outside any mine; provided, however, that where a state law provides a higher minimum age, the state law shall govern.
Section (l) Workers' Compensation and Occupational Disease
Each Employer who is a party to this Agreement will provide the protection and coverage of the benefits under workers' compensation and occupational disease laws, whether compulsory or elective, existing in the states in which the respective Employees are employed. Refusal of any Employer to carry out this directive shall be deemed a violation of this Agreement. Notice of compliance with this section shall be posted at the mine.
Section (m) Safety Equipment and Protective Clothing Allowance
Safety equipment and devices, including electric cap lamps, self-rescuers, personal ear plugs, prescription safety glasses exclusive of eye examination costs, nonprescription safety glasses or goggles, and knee pads, shall be furnished by the Employer without charge. The Employee shall use and take reasonable care of equipment provided by the Employer. The Employer shall not be required to provide personal wearing apparel such as clothing, shoes, boots where worn as part of normal footwear, hats, belts, and gloves. Instead of supplying such personal wearing apparel, the Employer shall pay each Employee an annual protective clothing allowance. The protective clothing allowance will be $220 for the year 1998, payable to each active Employee on the first payday following the Effective Date of this Agreement, and $220 during each of the years 1999, 2000, 2001 and 2002, payable on the first payday following the respective anniversary dates of this Agreement. A new Employee will be entitled to the appropriate allowance on the first payday following his employment. No Employee shall be entitled to more than one clothing allowance during any contract year. Hip boots or waders shall be kept by the Employer at the mine and issued for use on the job to the Employee as unusual circumstances warrant.
Section (n) Maintenance
A maintenance program shall be established at each mine to ensure that equipment is maintained in a safe operating condition. Such programs shall include the requirement that equipment operators report promptly all equipment defects of which they have actual knowledge. Maintenance Employees shall exercise required safety precautions while carrying out their duties.
Section (o) Special Safety Problem Areas
To provide a specific contractual solution to safety problems which regularly occur and to insure uniform health and safety practices, the parties agree as follows:
(1) The Employer shall establish a program for operation and maintenance of all hoisting facilities and emergency escapeways. The escapeways shall be passable by injured Employees requiring stretchers, and shall be equipped with directional signs using reflective material.
(2) The Employer shall design, build and maintain all coal waste embankments and water impoundments in accord with statutory and regulatory requirements.
(3) The Employer shall maintain at each mine a thoroughly equipped first-aid station and make appropriate arrangements for a doctor or nurse to be on call on short notice in cases of emergencies.
(4) The Employer shall provide a safe, quick and efficient means of transporting injured or sick Employees from any section of the mine to the surface and from the surface to nearby medical facilities.
(5) When an Employee is injured during his shift, he shall be promptly removed from the mine, and, upon submission of proof of medical treatment for that injury, he shall be paid for the complete shift. When an Employee becomes sick during his shift, and leaves because he cannot perform his work, he shall be paid until he reaches the portal.
(6) The Employer shall equip all port-a-buses where used with first-aid kits and potable drinking water stored for emergency purposes.
(7) The Employer shall station a responsible employee on the surface available to communicate at all times with Employees when they are at work underground.
(8) The Employer shall provide a safe mantrip for every miner as transportation in and out of the mines to and from the working section.

(9) No Employee shall be required to lift more weight than he or she is physically capable of lifting.
(10) Engineer and Pumper Duties-When required by the Employer, engineers, pumpers, firemen, power plant and substation attendants shall under no conditions suspend work but shall at all times protect all the Employer's property under their care, and operate fans and pumps and lower and hoist persons or supplies as may be required to protect the Employer's coal mine and other related facilities.
(11) The Employer shall prohibit cutting, welding or burning in the face areas of any underground mine when any miners are inby unless the contaminated air is immediately directed into a return air course, or unless the cutting, welding or burning is far removed from the working areas so as to present no hazard to the men inby.
(12) The Employer shall regularly instruct all Employees as to the location of all escapeways and the proper procedure to be followed in cases of emergency exit. When an Employee is assigned to work in a section with which he is not familiar, his foreman shall inform him of the designated escapeways for that section.
Section (p) Settlement of Health or Safety Disputes
When a dispute arises at the mine involving health or safety, an immediate, earnest and sincere effort shall be made to resolve the matter through the following steps:
(1) By the aggrieved party and his immediate supervisor. Any grievance which is not filed by the aggrieved party within twenty-four (24) hours following the shift on which the grievant reasonably should have known of such grievance shall be considered invalid and not subject to further consideration under the grievance procedure. If the grievance is not settled at this step, the BCOA-UMWA Standard Health and Safety Grievance Form shall be completed and signed jointly by the parties.
(2) If no agreement is reached at step 1, the grievance shall be taken up by the Mine Health and Safety Committee, the UMWA district health and safety representative and mine management within four days of the conclusion of step 1. If the dispute involves an issue concerning compliance with federal or state mine safety laws or mandatory health or safety regulations, the appropriate federal or state inspection agency shall be called in immediately and the dispute shall be settled on the basis of the inspector's findings, with both parties reserving all statutory rights of appeal. If the dispute is not settled, a record shall be made of the position of the parties and the evidence at this step.
(3) If no agreement is reached at step 2 within five (5) days, the dispute shall be referred to an arbitrator for settlement in accordance with the procedure under Article XXIII, section (c) (4).
The grievant shall have the right to be present at each step, if he so desires, of the foregoing procedures until such time as all evidence is taken. A decision reached at any stage prior to step 4 of the proceedings above outlined shall be reduced to writing and signed by both parties. The decision shall be binding on both parties and shall not be subject to reopening except by mutual agreement.
Article IV-WAGES AND HOURS
Traditional Schedules
Section (a) Basic Work Week
The basic work week shall begin at 12:01 a.m. Monday.

Section (b)  Basic Work Day
(1) INSIDE EMPLOYEES: For all inside Employees a work day of eight (8) hours from portal-to-portal, which means collar-to-collar or bank-to-bank, is established including a staggered thirty (30) minutes for lunch, and without any intermission or suspension of operation throughout the day. For inside day workers these eight (8) hours shall be paid for at straight time rate. Overtime beyond eight (8) hours per day and forty (40) hours per week shall be paid for at time and one-half except as provided in section (d) with no pyramiding of overtime. Straight time rates for inside day workers shall be the total daily normal shift earnings for eight (8) hours divided by eight (8) hours.
(2) OUTSIDE EMPLOYEES: For all outside Employees except those covered in paragraph (3) of this section (including all surface mine and coke oven Employees), a work day of seven (7) hours and fifteen (15) minutes is established including a staggered thirty (30) minutes for lunch, and without any intermission or suspension of operations throughout the day. These seven (7) hours and fifteen (15) minutes shall be paid for at straight time rate. Overtime beyond seven (7) hours and fifteen (15) minutes per day and thirty-six and one quarter (36.25) hours per week except as provided in section (d) shall be paid for at time and one-half, with no pyramiding of overtime. Straight time earnings for outside day workers covered by this paragraph shall be the total daily normal shift earnings for seven (7) hours and fifteen (15) minutes divided by seven and one-quarter (7.25) hours. However, the work day of any outside Employee engaged in the dumping, handling and preparation of coal and the manufacture of coke may be extended to eight (8) hours provided overtime is paid for work in excess of seven (7) hours and fifteen (15) minutes per day.
(3) OUTSIDE CONTINUOUS EMPLOYEES: For all outside continuous Employees who are engaged at powerhouses, substations and pumps operating continuously for twenty-four (24) hours daily, and continuous hoisting engineers, a work day of eight (8) hours is established including a staggered thirty (30) minutes for lunch and without any intermission or suspension of operations throughout the day. These eight (8) hours shall be paid for at straight time rate. Overtime beyond eight (8) hours per day and forty (40) hours per week shall be paid for at time and one-half, except as provided in section (d), with no pyramiding of overtime. Straight time earnings for day workers covered by this paragraph shall be the total daily normal shift earnings for eight (8) hours divided by eight
(8) hours.
Section (c) Alternate Work Schedules
In order to address employment and overtime issues, and notwithstanding the Traditional Schedules set forth in this Article and the Alternative Schedules set forth in Appendix C of this Agreement, the parties agree that alternate work schedules may be adopted pursuant to the following procedure. Any such alternate schedules shall be governed solely by the following procedure of this Section. At least thirty (30) days before the proposed implementation of any alternate work schedule, the Employer and the Local Union will meet to consider in good faith any modifications to the proposed schedule that may be suggested by either party. The proposed schedule may change the basis on which overtime is paid, so long as such payments are consistent with applicable law. At the conclusion of such thirty (30) day period, the Employer may install an alternate work schedule if mutually agreed to and ratified by the Local Union.
Section (d) Lampman
The lampman is not a continuous Employee under subsection (b) (3). A lampman works seven and one-quarter hours (7.25), at straight time and is entitled to receive premium rates for any hours worked in excess of his seven and one-quarter (7.25) hour shift.
Section (e) Saturday, Sunday and Premium Work
(1) Work performed on Saturday shall be paid for at time and one-half or rate and one-half, except that double time or double rates shall be paid for all work in excess of an Employee's basic work day as defined in section (b). Work performed on Sunday shall be paid for at double time or double rates. Work performed on holidays shall be paid for at triple time or triple rates. No coal will be produced or processed on the Christmas Eve and Christmas Day holidays provided for in this Agreement; coal may be produced, processed or loaded for shipment on all other holidays provided for in this Agreement, and Saturdays and Sundays, provided that Sunday (for those Employees whose work week begins on Monday) and holiday work shall only be worked at the Employee's option, and in accordance with the procedure set forth in subparagraph (6) below.
(2) The Employer shall have the right to operate on any day of the week, including Sundays and holidays. Work on the seventh consecutive day and all holidays is optional.
(3) All Employees at mines which produce coal six (6) days per week shall be given a fair and equal opportunity to work on each of such six (6) days. Laying off individual Employees during the week for the purpose of denying them six (6) days' work is prohibited.
(4) The Employer has the right to operate on Sundays and holidays by scheduling full or partial operations and/or full or partial crews on any shift. Nothing in this Article shall affect the Employer's right to operate with less than a full complement on any day or shift in the event scheduled Employees do not report for work. Where the Employer schedules partial operations and/or partial crews for any reason, such work must be shared on an equitable basis to the extent practicable.
(5) The Employer shall have the right to schedule maintenance crews, powerhouse and substation Employees, pumpers, lamphouse and bathhouse men, firemen, fan attendants, switchboard operators and other similar Employees for Saturday and Sunday work and schedule their days off during the first five (5) days of the work week (except continuous hoisting engineers as now provided in subsection
(b)(3) hereof). However, such Employees shall be given the opportunity to work the same number of days per week as the number of days on which the mine produces coal, and shall be given equal opportunity to share the available work on premium days, except that Sunday or holiday work may be scheduled at the Employer's discretion so long as the opportunity to work on Sundays or holidays is shared on an equitable basis to the extent practicable and work on the seventh consecutive day is voluntary.
(6) In the event the Employer knows that work will be available on Sunday or holidays, the Employer will post a notice that such work is available. Such notice will be posted before the end of the day shift on the Wednesday before the Sunday (or four days before a holiday) on which such work is available. Employees shall have until the end of the day shift on Thursday (or three days before a holiday) to volunteer for such work, and the

Employer shall notify those volunteers who will work by the end of the day shift on Friday (or two days before a holiday).
(7) Except in cases of emergency, all Employees required to perform idle day work on Saturday will be notified by the preceding Thursday. The Employer shall post a list of the Employees required to perform idle day work on Saturday before the end of the day shift on the Thursday prior to the Saturday on which such work is required.
(8) An Employee called to work on idle days at a rate less than his regular classified rate may decline to perform that work at lower rates on idle days.
(9) Idle day work must be equally shared in accordance with past practice and custom. An overtime roster must be kept up to date and posted at each mine for the purpose of distributing overtime on an equitable basis to the extent practicable.
(10) Work voluntarily performed in the production or processing of coal on Sundays and holidays must be shared equitably to the extent practicable among those Employees who volunteer for the work.
Section (f) Standard Daily Wage Rate
The standard daily wage rates paid for work performed under this Agreement and set forth in Appendix A and the job titles within the respective classifications are grouped in Appendix B, Part I, which includes the five grades for underground jobs in deep mines, Appendix B, Part II, which includes the five grades for jobs in strip and auger mines, and Appendix B, Part III, which includes the four grades for jobs in preparation plants and other surface facilities for deep or surface mines. The standard daily wage rate for each job classification shall be the standard daily wage rate for all job titles included in such classification. The list of job titles within each classification indicates only the rates to be paid to Employees bearing such job titles. No Employer shall have authority to introduce any job title or any classification into a mine in which it does not presently exist, except where permitted under any Skills Enhancement Program adopted by the parties pursuant to Article XVI(h).
Where an Employee believes that the duties which he is required to perform are appropriate to a job title and classification other than those which have been assigned to him, he may file and process a grievance under Article XXIII (Settlement of Disputes) to be classified under the proper job title. Should an arbitrator decide that the complaining Employee has been improperly classified, he shall order the Employer to properly classify him under the proper job title. If the new classification involves a higher rate, the Employer shall reimburse him for all wages he would have earned had he been properly classified, retroactive to the date he filed his grievance. The time limit for the filing of grievances imposed by Article XXIII, section (d) (Settlement of Disputes) shall not be applicable to this section.
Article V-HELPERS ON FACE EQUIPMENT IN UNDERGROUND MINES
Section (a) Assignment of Helpers
(1) Full-time Helpers to Assist Continuous Mining Machine Operators and Roof Bolting Machine Operators.
A full-time helper shall be assigned to assist each continuous mining machine operator on each continuous mining section, and a full-time helper shall be assigned to assist each roof bolting machine operator on each continuous mining section and each conventional mining section, except as provided below.

(2) Roof Bolting Machines Which Do Not Require Full-time Helpers.
These provisions do not require the assignment of a helper to assist the operator of a roof bolting machine mounted on a continuous miner; or to a stoper (except where recognized by prior practice and custom); or to a twin-boom bolting machine if that machine is manned by two full-time roof bolters. Helpers shall not be required where two roof bolting machines are regularly assigned to work in a single working place; but when a roof bolting machine regularly assigned to work in a single place with another roof bolting machine works alone, a helper shall be assigned to assist the operator.
(3) Continuous Mining Machines Which Do Not Require Full-time Helpers.
A helper to assist the operator of a continuous mining machine shall not be required when such a machine utilizes a loading machine to load its coal, but a helper shall be assigned whenever a loading machine is not used.
Section (b) Duties and Responsibilities of Helpers
(1) Helper-Trainee. An Employee who successfully bids for a helper position shall be a helper-trainee for a maximum period of 120 days after he is awarded a helper's job. If after 30 days, it is determined that the Employee cannot successfully complete his period of training for the machine operator's job, he shall be returned to his former job and the helper job reposted and filled in the same manner. During the 120-day period, the helper-trainee shall be trained to operate the machine to which he is assigned and shall learn to perform the duties which are essential to the safe and efficient operation of the machine. And, in addition, he shall perform the jobs normally associated with the operation of the machine as directed by management. The helper-trainee shall be taught his duties by the machine operator and will be paid at wage grade four (4).
(2) Fully-Trained Helper. A fully-trained helper is an Employee who has successfully completed the maximum 120-day training period. The fully-trained helper shall then receive the machine operator rate and shall continue to perform his helper duties and shall relieve and spell the machine operator in the operation of the machine. And, in addition, he shall perform the jobs normally associated with the operation of the machine as directed by management until such time as a permanent vacancy arises on the machine at which time he shall be promoted to the machine operator's job except as provided in Article XVII, section (i) (11) (Seniority). At that time a new helper job will be posted and filled under the job bidding procedures.
Section (c) Exemption
The provisions of this Article shall not be applicable to machines at mines where by law or prior practice helpers or two full-time operators are assigned to face equipment. In addition, the provisions of this Article shall not be applicable in any UMWA District where by District agreement, helpers or two full-time operators are assigned throughout the District to face equipment.
Article VI-SHIFTS AND SHIFT DIFFERENTIALS
Section (a) Multiple Shifts
The Employer shall have the right to work all the mines or any one or more of them extra shifts with different crews. When the mine works only one shift, it shall be in the daytime, but this shall not prevent cutting and loading at night in addition to the day shift cutting and loading.
Section (b) Hoisting of Coal

The hoisting of coal shall be permitted on each shift.
Section (c) Shift Differentials
Employees scheduled for and starting work on the afternoon shift, whether paid by the day or by the ton, shall be paid thirty (30) cents additional for each hour worked. Employees scheduled for and starting work on the midnight shift, whether paid by the day or by the ton, shall be paid forty
(40) cents additional for each hour worked. Shift differentials shall be considered a part of the regular rate of pay in the calculations of overtime, premium rates, holiday, vacation, reporting, jury duty, military duty, bereavement pay, and personal or sick leave.
Section (d) Working into the Next Shift
An Employee who completes his regularly scheduled shift and continues to work into the next shift shall be paid the applicable differential for all additional hours worked. When an Employee works into the day shift from the midnight shift, he shall be paid the midnight shift differential for all hours worked on the day shift in addition to all hours worked on the midnight shift. Section (e) Call-back
An Employee who completes his regularly scheduled shift and leaves his Employer's premises and is called out on another shift within a twenty-four hour period from the beginning of his regularly scheduled shift shall be paid the applicable premium rate together with any applicable shift differential for the hours worked on the additional shift. Section (f) Shift Rotation Time and one-half shall not be paid where the regular rotation of shifts requires the working of more than one shift in any consecutive twenty-four hour period.
Article VII-MINE COMMUNICATION COMMITTEES
The parties recognize that, for their joint benefit, the prosperity and efficiency of the coal industry are dependent upon their ability to work cooperatively.
At the earliest practicable date after the introduction of the new Agreement, top level International Union and Employer representatives shall tour the mines throughout the industry in an effort to promote improved relationships and as an introduction to the below described program. Subsequent similar tours during the term of the Agreement shall also be developed as appropriate.
In order to further implement this expression of purpose, a Mine Communication Committee shall be established at each mine. The Union representation on the Committee shall be the local President, the Mine Committee Chairman and the Safety Committee Chairman. The Union members shall be certified to the Mine Management and a corresponding number of Employer members shall be certified to the Union. The Employer and Union members of the Committee shall meet at mutually agreeable times, but no less than once each month. The function of the Committee shall be to identify and discuss any problems or potential problems which, if unresolved, could interrupt the steady and regular operation of the mine.
The representative of management or the local union President may from time to time suggest to the Employer areas of special concern consistent with the purposes of the Committee and the provisions of this Agreement. The functioning of this Committee shall not affect the existing rights of either party under any other provision of this Agreement.

Article VIII-STARTING TIME
Section (a) Shift Starting Time
Each shift shall have a regular starting time established in accordance with past practice and custom.
Section (b) Lowering Employees
Employees shall be at the shaft collar or the bank in time to be lowered so as to be in the mantrip at the scheduled departure time. In mines where it is necessary to lower Employees at brief intervals, depending on the size and speed of the cages, platforms or other devices used to transport persons in shafts and slopes, their starting time may be reasonably staggered before or after the regular shift starting time in order to permit the safe and orderly lowering of the Employees.
Section (c) Safety and Maintenance
The Employer may stagger the starting time for individual Employees who perform safety, maintenance or other functions essential to the safe and efficient operation of the mine or surface facility.
Section (d) Surface Facilities
The regular shift starting time in surface facilities, such as preparation plants, cleaning plants and shops, need not be the same as the regular shift starting time for the mine.
Section (e) Changing Crews at the Face
The Employer has the right to change crews at the face, including the right to require reasonable amounts of overtime as necessary to allow for changing at the face.
Article IX-ALLOWANCES
Section (a) Bereavement Pay
When death occurs in an Employee's immediate family (spouse, mother, father, mother-in-law, father-in-law, son, daughter, brother or sister, step-father, step-mother, step-children, grandfather, grandmother and grandchildren), an Employee upon request will be excused for up to three (3) days, two (2) to be consecutive and include the day of the funeral and the third at the Employee's option. The Employee shall receive pay at his regular or applicable overtime or premium rate, provided it is established that he attended the funeral.
Section (b) Jury Duty
When a regular Employee is called for jury service, he shall be excused from work on the days he is required to appear in court. Employees called for jury duty, upon proof of such service and of the amount of pay received therefor, will be paid whatever sum, if any, is necessary in addition to the fees received for jury duty service to reimburse him for earnings lost because of such jury duty, including payment for any scheduled overtime or premium time.
Section (c) Reporting Pay
Unless notified not to report, when an Employee reports for work at his usual starting time, he shall be entitled to four (4) hours' pay whether or not the operation works the full four hours, but after the first four (4) hours, the Employee shall be paid for every hour thereafter by the hour, for each hour's work or fractional part thereof. If, for any reason, the regular routine work cannot be furnished, the Employer may assign the Employee to other than the regular work. Reporting pay shall not be applicable to any portion of the four hours not worked by the Employee due to his refusal to perform assigned work.

Notification of Employees not to report means reasonable efforts by management to communicate with the Employee.
Section (d) Military Duty
When an Employee is called to active duty in the armed forces, the national guard or the reserves, including emergency call-ups and summer encampment training, he shall be excused from work. Upon proof of service and the amount of pay received therefor, the Employee is entitled to receive a maximum of two (2) weeks pay in any calendar year at his regular rate, including payment for any regularly scheduled overtime and premium pay, less any amounts received by the Employee from the armed services, the national guard or reserves for such period.
Section (e) Personal or Sick Leave
(1) During the calendar years 1998, 1999, 2000, 2001 and 2002, each classified Employee with one year or more of classified service with his Employer shall become eligible for Personal or Sick Leave, at his regular rate (including regularly scheduled overtime where applicable, but not including premiums for Saturday, Sunday, holidays or birthday work) for any five (5) working days on which the Employee is absent from work for reasons of sickness, accident, emergency, or personal business.
(2) Paid Personal or Sick Leave shall not be utilized for any period of less than one (1) full regular workday.
(3) To the extent practicable, the Employee shall notify his immediate supervisor at least twenty-four (24) hours in advance of the shift or shifts for which he will be unable to report. In the event of sudden sickness, accident, or emergency, the Employee shall make a reasonable effort to notify his immediate supervisor at least two (2) hours in advance of the shift on which he is scheduled to work. (4) If, at the end of any calendar year, an Employee has not exhausted the paid Personal or Sick Leave for which he becomes eligible under this section, he shall receive pay in lieu of such leave at his regular rate, including regularly scheduled overtime as provided in paragraph
(1) above. His regular rate shall be the rate in effect at the end of such calendar year for the payroll period which includes the last workday of the calendar year. (5) Personal or Sick Leave days shall not be counted as part of the seven (7) day waiting period under the sick and accident pay program unless the Employee is disabled as a result of sickness or accident so as to be prevented from performing his regular classified job and his disability is certified by a physician legally licensed to practice medicine.
(a) Employer Options On Personal Or Sick Leave Pay In the event an Employee is absent from work and has not requested a Personal or Sick Leave Day in advance of his absence, the Employer may pay the Employee for that day and charge the Employee with a Personal or Sick Leave Day if the Employee has not already exhausted such days. The Employer may charge up to two (2) Personal or Sick Leave Days for each absence occurrence of more than one (1) consecutive day.
For example, if an Employee is absent four (4) consecutive work days, he may be charged only with two (2) such days. Personal or Sick Leave Days may be charged against the seven (7) day waiting period under the Sickness and Accident Program, but will not affect sickness and accident eligibility.
(b) Employee Options

If, at the end of any calendar year, an Employee has not exhausted the Personal or Sick Leave Days for which he becomes eligible, he shall, within ten (10) working days, at his election:
1. Receive pay in lieu of such leave at his regular classified straight time rate, as provided in Section (e)(4) above; or
2. Carry over into the next calendar year no more than five (5) days of Personal or Sick Leave for which he has not been paid, provided, however, no Employee may accumulate more than ten (10) Personal or Sick Leave Days in any calendar year; or
3. Have the pay in lieu of such leave at his regular classified straight time rate placed in the 401(k) Cash Deferred Savings Plan of 1988 maintained under this Agreement. His regular rate shall be the rate in effect at the end of such calendar year for the payroll period which includes the last work day of the calendar year.
Section (f) Family & Medical Leave
(1) Any Employee who has been employed for a total of at least twelve (12) months with Employers signatory to this Agreement and has worked for a covered Employer at least 1,250 hours over the previous 12 months shall be entitled to 12 weeks of unpaid leave of absence consistent with the provisions of the Family and Medical Leave Act of 1993 for any of the following reasons:
a. because of the birth of a son or daughter of the Employee and in order to care for the son or daughter;
b. because of the placement of a son or daughter with the Employee for adoption or foster care;
c. in order to care for the spouse, or a son, daughter, or parents, of the Employee, if such a spouse, son, daughter, or parent has a serious health condition;
d. because of a serious health condition that makes the Employee unable to perform the functions of his job.
Such leave may be taken on an intermittent or reduced basis for the birth or adoption of a child if the arrangement is approved by the Employer in advance. Leave for serious health conditions - either of a family member of the Employee or of the Employee - may be taken intermittently or on a reduced schedule if such leave is medically necessary.
(2) During the period of all leaves of absence covered by this section, the Employee shall continue to accrue seniority, vacation, pension, and all other employment benefits provided by this Agreement. Health care and dental care shall continue during the leave of absence.
(3) An Employee who intends to take unpaid leave under the FMLA should give the Employer advance notice of his or her intention to take FMLA leave 30 calendar days before the leave is to commence. Where the need for FMLA leave is not foreseeable 30 days before the leave is to commence, the Employee shall give the Employer notice of the Employee's intent to take unpaid FMLA leave as soon as practicable upon learning of the need for FMLA leave. Nothing in this provision shall diminish an Employee's rights to paid leave under this Agreement, regardless of whether the paid leave might also qualify as FMLA leave.
(4) In the event that a request for leave is made by an Employee eligible for leave under the Family and Medical Leave Act of 1993, the following shall apply:
     a. Unpaid Leave

Family and medical leave is unpaid leave, except as provided in subsection (b) below.
     b. Use of Paid Leave
(1) If an Employee requests leave based on the birth or adoption of a son or daughter or the need to care for a sick parent, son, daughter or spouse, the Employee shall first substitute all of the Employee's accrued vacation and personal leave for leave available under the Family and Medical Leave Act. Such paid leave shall count toward the Employee's 12-week leave entitlement.
(2) If an Employee requests leave based on the Employee's own serious health condition or the serious health condition of the parent, spouse, son or daughter, the Employee shall first substitute all of the Employee's accrued vacation, personal and sick leave, and, if eligible, sickness and accident benefits, for leave available under the Family and Medical Leave Act. Such leave shall count toward the Employee's 12-week leave entitlement.
     c. Miscellaneous
An Employee shall be entitled to only such family and medical leave as required by the Family and Medical Leave Act and any applicable laws of the State in which the Employee is employed. Nothing herein waives or limits the rights that Employers have under the Family and Medical Leave Act including, but not limited to, the right to require medical certifications to support requests for leave and for return to work, to transfer temporarily Employees taking intermittent leave, and to designate, where permissible, leave taken by Employees as leave under the Family and Medical Leave Act.
Article X-WAGE INCREASE
Each Employee covered by this Agreement shall receive a wage increase in accordance with the schedule below:
Effective Date Wage Increase
January 1, 1998     $0.40 per hour
January 1, 1999     $0.30 per hour
January 1, 2000     $0.30 per hour
The above wage increases are already included in the standard hourly and daily wage rate set forth in Appendix A.
Each active Employee who is working on December 1, 2000 shall receive a lump sum wage payment of $600 on the first payday in December 2000. Each active Employee who is working on December 1, 2001 shall receive a lump sum wage payment of $600 on the first payday in December 2001.
Article XI-SICKNESS AND ACCIDENT BENEFITS
Section (a) General Purpose
The general purpose of the Sickness and Accident Benefits Plan established by this Article is to protect Employees against financial hardship resulting from sickness or accident suffered on or off the job, by providing compensation for earnings lost.
Section (b) Eligibility
Any Employee with six (6) months or more of classified employment with the Employer who becomes disabled as a result of sickness or accident (including pregnancy-related disability), so as to be prevented from performing his regular classified job, and whose disability is certified by a physician legally licensed to practice medicine, shall be eligible to receive Sickness and Accident Benefits under this Plan. An Employee whose disability is the result of a mine accident suffered while he has been a classified Employee of the

Employer shall be eligible to receive Sickness and Accident Benefits effective with his first day of classified employment. Benefits will not be payable for any period during which the Employee is not under the care of a licensed physician.
For the purposes of this Article, "classified employment" means employment in a classified job which has not been broken by quitting, discharge, retirement, or refusal to return to work following layoff pursuant to the terms of Article XVII.
Benefits shall not be payable in the event that the Employee's employment had been terminated, or if he was laid off or was granted a leave of absence prior to his disability, or in the event that his disability is the direct result of an injury suffered prior to his employment with the Employer or while the Employee is engaged in employment other than classified employment with his Employer.
Benefits shall be terminated in the event that the Employee (1) receives a pension pursuant to Article XX; (2) receives Social Security old-age benefits;
(3) accepts employment with another signatory Employer or with any employer not signatory to this Agreement; or (4) voluntarily severs employment with his Employer.
If, during a period when an Employee receiving Sickness and Accident Benefits is recovering from his disability, his Employer offers him a light-duty classified job, the Employee shall have the option to accept such employment, and Sickness and Accident Benefits shall terminate if he does so. For the purposes of this Article, "light-duty" shall be defined as including any job in which occupational hazards, lifting of weights, and exposure to extremes of temperature, dampness, and dust are substantially less than those of the job held by the Employee at the time of his disabling accident or illness.
Section (c) Commencement and Duration of Benefits
Sickness and Accident Benefits shall begin with the first day of disability resulting from an accident, and with the eighth day of disability resulting from sickness, except that if the Employee is hospitalized because of a disabling sickness requiring surgical treatment or intensive care, benefits shall begin with the first full day of hospitalization. Benefits for disability resulting from an accident, either on or off the job, shall be payable for a maximum of 52 weeks, regardless of the length of the Employee's classified employment with the Employer at the time of the accident.
Benefits for disability resulting from sickness shall be payable according to the following schedule:
     Length of Classified Maximum
     Employment with the Employer       Number of
     at Date Disability Commences       Weeks
At least 6 months but less than 1 year       6
At least 1 year but less than 5 years        13
At least 5 years but less than 10 years      26
At least 10 years but less than 15 years     39
15 years or more                             52
If an Employee returns to work after receiving Sickness and Accident Benefits for less than the maximum number of weeks to which he is entitled, and is then absent again within 90 days due to the same sickness or accident which disabled him originally, there shall be no waiting period for benefits payable during the remaining weeks of his eligibility but the period during which he again receives benefits will be considered with the first period as one continuous period of disability. If the second absence results from a different sickness or accident, the first absence does not affect the duration of benefits for which the Employee shall be eligible for the second absence. If the Employee returns to work for 90 calendar days between two periods of disability, the second period shall not be considered as being due to the same sickness or accident as the first disability.
A change in the cause of the Employee's disability during a continuous period of absence from work on account of disability does not extend the maximum duration of Sickness and Accident Benefit payments.
In the event that an Employee becomes disabled prior to the commencement of a strike or work stoppage, his eligibility for benefits shall not be affected by the strike or work stoppage. In the event that an Employee becomes disabled during a strike or work stoppage, the seven-day waiting period, if applicable, will run, but the Employee shall not be entitled to receive benefit payments for any day of disability during the strike or work stoppage.
Section (d) Amount and Payment of Benefits
The amount of Sickness and Accident Benefits payable under this Plan shall be $260 per week for disabilities occurring during the first two years of this Agreement commencing on the Effective Date hereof; $270 per week for disabilities occurring during the third, fourth and fifth years of this Agreement. All weekly benefit payments shall be prorated over a seven-day week (Monday through Sunday).
Benefits shall be reduced by deducting any or all of the following forms of compensation to the extent that they are applicable to and are payable for the same sickness or accident and the same period for which the Employee qualifies for Sickness and Accident Benefits under this Plan: (1) Workers' Compensation benefits for temporary or permanent disability, including state Black Lung benefits; (2) State or Federal disability benefits, exclusive of veterans' benefits; (3) Social Security primary disability insurance benefits; and (4) Federal Black Lung benefits.
Payment of Sickness and Accident Benefits shall not be made for any days during an Employee's disability for which he receives wage allowances pursuant to this Agreement, but the duration of Sickness and Accident Benefits for which the Employee is eligible shall be extended by an equal number of days.
Payment of benefits shall be made by check every two weeks, for all days during the preceding two weeks in which the Employee was eligible for benefits.
Section (e) Filing of Claims for Benefits
To be eligible for payment of benefits, the Employee must give written notice of disability to the Employer, including certification by a licensed physician upon request by the Employer, within 21 days after the day claimed as the first day of disability. If, however, the Employee is unable to give such notice within the 21-day period due solely to physical incapacitation and notice is subsequently given by the Employee when his physical condition improves sufficiently to allow him to give such notice or have it furnished by someone else on his behalf, this 21-day limitation will not apply. The Employer shall be responsible for promptly forwarding the Employee's claim to an acceptable insurance carrier as described in section (f) of this Article, unless the Employer elects to provide benefits directly, in which case any undisputed claim shall be paid within fourteen days of receipt of the Employee's claim.

Section (f) Structure and Administration
The establishment, administration, and operation of the Sickness and Accident Benefits Plan shall be the joint responsibility of the Employers and the Union. The Trustees of the United Mine Workers of America Health and Retirement Funds as defined in Article XX shall prepare and make available to the Employers and the Union a list of at least five (5) and initially not more than fifteen (15) acceptable insurance carriers, based upon scrutiny of model plans provided by the respective carriers and such other criteria as the Trustees may deem pertinent. Subsequent thereto, the Trustees may add additional carriers to the list at their discretion. Upon the approval of the Employers, this list shall be distributed to all signatory Employers. Each Employer shall be solely and individually responsible for provision of the benefits set forth in this Article, either directly or through such of the acceptable insurance carriers as he may designate. If an Employer elects to provide benefits directly, he shall notify the Trustees and shall file with the Trustees an agreement to conform to the purposes and objectives of this Plan. The Employer or his insurance carrier shall have the right to take reasonable steps to investigate the factual aspects of an Employee's claim, including examination of the Employee by a physician at the Employer's or carrier's expense, in the event of a dispute over medical evidence. A dispute unresolved after such investigation shall be subject to resolution at the fourth step of the grievance procedure as set forth in Article XXIII (Settlement of Disputes). A representative of the Department of Occupational Health of the International Union shall have the right to assist a grievant.
The Trustees shall have the right to investigate fully any or all disputed claims in order to establish consistency of coverage and of the awarding of claims and benefits. Based upon such investigation, the Trustees shall, at the end of the first 12 months experience with this Plan, prepare a report to the Employers and the Union and shall, pursuant to such report, prepare a revised list of acceptable insurance carriers, based upon the experience of the preceding year. The list may be further revised thereafter at the discretion of the Trustees. The Trustees shall have the power to remove any insurance carrier from the list for failure to provide the benefits described in this Article in a manner consistent with the terms of the Plan, and, in the event that an insurance carrier is so removed, it shall be the responsibility of any affected Employer to cancel any policy or policies he may have with any such disqualified insurance carrier, and to replace such policy or policies with a policy or policies provided by an acceptable insurance carrier, not less than 30 days after notification by the Trustees.
If, on the basis of their investigation of disputed claims, the Trustees find evidence that an Employer who elects to provide benefits directly has done so in a manner inconsistent with the terms of the Plan, the Trustees shall first inform such Employer and shall request that he establish coverage through any of the acceptable insurance carriers that he may designate. If the Employer fails to do so, and if the Trustees find that he is continuing to provide benefits in a manner inconsistent with the terms of the Plan, the Trustees may take such action as they deem necessary, including any and all legal means, to enforce compliance with the terms and objectives of the Plan.
In the event that a carrier makes available additional or extended coverage based upon Employee payment of premiums, or an Employee chooses to seek such coverage from another carrier, nothing in this Article shall be construed as prohibiting such voluntary expansion of coverage. At the request of the Employee, and in accordance with the terms of Article XV (Checkoff), the Employer shall deduct such premium payments.
Article XII-HOLIDAYS
Section (a) Holidays Observed
The following holidays shall be observed during the term of this Agreement:
DURING THE FIRST YEAR OF THIS AGREEMENT, there shall be eleven (11) paid holidays: New Year's Day (January 1, 1998); 8-Hour-Day Holiday (April 1, 1998); Memorial Day (observed on May 25, 1998); Independence Day (July 4, 1998); Labor Day (September 7, 1998); Veterans' Day (November 11, 1998); Thanksgiving Day (November 26, 1998); Friday after Thanksgiving (November 27, 1998); Christmas Eve (December 24, 1998, in honor of Jock Yablonski); Christmas Day (December 25,
1998); and in honor of John L. Lewis, the Employee's birthday.
DURING THE SECOND YEAR OF THIS AGREEMENT, there shall be eleven (11) paid holidays: New Year's Day (January 1, 1999); 8-Hour-Day Holiday (April 1, 1999); Memorial Day (observed on May 31, 1999); Independence Day (July 4, 1999); Labor Day (September 6, 1999); Veterans' Day (November 11, 1999); Thanksgiving Day (November 25, 1999); Friday after Thanksgiving (November 26, 1999); Christmas Eve (December 24, 1999, in honor of Jock Yablonski); Christmas Day (December 25,
1999); and in honor of John L. Lewis, the Employee's birthday.
DURING THE THIRD YEAR OF THIS AGREEMENT, there shall be eleven (11) paid holidays: New Year's Day (January 1, 2000); 8-Hour-Day Holiday (April 1, 2000); Memorial Day (observed on May 29, 2000); Independence Day (July 4, 2000); Labor Day (September 4, 2000); Veterans' Day (November 11, 2000); Thanksgiving Day (November 23, 2000); Friday after Thanksgiving (November 24, 2000); Christmas Eve (December 24, 2000, in honor of Jock Yablonski); Christmas Day (December 25,
2000); and in honor of John L. Lewis, the Employee's birthday.
DURING THE FOURTH YEAR OF THIS AGREEMENT, there shall be eleven (11) paid holidays: New Year's Day (January 1, 2001); 8-Hour-Day Holiday (April 1, 2001); Memorial Day (observed on May 28, 2001); Independence Day (July 4, 2001); Labor Day (September 3, 2001); Veterans' Day (November 11, 2001); Thanksgiving Day (November 22, 2001); Friday after Thanksgiving (November 23, 2001); Christmas Eve (December 24, 2001, in honor of Jock Yablonski); Christmas Day (December 25,
2001); and in honor of John L. Lewis, the Employee's birthday.
DURING THE FIFTH YEAR OF THIS AGREEMENT, there shall be the following paid holidays: New Year's Day (January 1, 2002); 8-Hour-Day Holiday (April 1, 2002); Memorial Day (observed on May 27, 2002); Independence Day (July 4, 2002); Labor Day (September 2, 2002); Veterans' Day (November 11, 2002); Thanksgiving Day (November 28, 2002); Friday after Thanksgiving (November 29, 2002); Christmas Eve (December 24, 2002, in honor of Jock Yablonski); Christmas Day (December 25,
2002); and in honor of John L. Lewis, the Employee's birthday.
Section (b) Sunday Holidays
If any of the foregoing holidays, except the birthday holiday, fall on a Sunday, it shall be celebrated on the following Monday.
Section (c) Monday Holidays

If any of the foregoing holidays, except the birthday holiday, are celebrated on a Monday, work on the Saturday preceding the holiday is optional for the Employees (except for those Employees covered by Section (o)(10) of Article III (Health and Safety)).
Section (d) Pay for Holidays Worked
Employees who work on the foregoing holidays, including designated birthday holidays as provided in Section (g) below, will be paid triple time or triple rates, for all time worked.
Section (e) Pay for Holidays Not Worked
Employees who do not work on the foregoing holidays will be paid their regular earnings for such day, including regularly scheduled overtime rates provided such Employee was not absent his last scheduled day prior to or his first scheduled day following the holiday because of an unauthorized work stoppage. Section (f) Holidays During Vacation Period
When a holiday occurs, other than a birthday holiday, during an Employee's scheduled vacation, he shall be paid for the holiday not worked in addition to his vacation pay and shall designate another day he wishes to take as a holiday. Section (g) Birthday Holidays
If the Employee's birthday occurs on a day when the mine or other facility at which he is employed works, the Employee has the option of taking his birthday off and receiving one shift of pay at his regular rate, including his regularly scheduled overtime, or he has the option of working on his birthday and receiving triple time for all time worked.
If an Employee's birthday falls on any day on which he is not scheduled to work, including but not limited to February 29 or on any other scheduled holiday or during the vacation period or on a Saturday or Sunday, he may designate another day to celebrate his birthday holiday by electing one of the following:
(1) designating another day to be off (and taking off such day) within the first ten (10) days of actual work by the Employee following the birthday holiday for which he shall be entitled to his regular rate, including regularly scheduled overtime, or
(2) designating another day to work (and working such day) within the first ten
(10) days of actual work by the Employee following the birthday holiday for which he shall be entitled to triple time, which is three times his straight time rate, for all time worked on that day.
Section (h) Holidays for Sick and Injured
An Employee forced to cease work because of injury or personal illness, including coal workers' pneumoconiosis, will for one (1) year following such injury or illness be compensated for all holidays when due occurring during the following 364 days provided he establishes medical proof of illness or injury. Section (i) Time of Payment
Payment for holidays not worked shall be included with pay for the pay period in which the holiday occurs.
Article XIII-REGULAR VACATION
Section (a) Annual Vacation
An annual regular vacation of fourteen consecutive days shall be the rule of the industry. To assure consumers of a continued supply of coal and extend employment opportunities, there will be three separate regular vacation periods.

Section (b) Dates of Regular Vacation Period
(1) Beginning at 12:01 a.m. on Saturday, June 27, 1998, and ending at 12:01 a.m. on Saturday, July 11, 1998; or beginning at 12:01 a.m. on Saturday, July 11, 1998, and ending at 12:01 a.m. on Saturday, July 25, 1998; or beginning at 12:01 a.m. on Saturday, July 25, 1998, and ending at 12:01 a.m. on Saturday, August 8, 1998.
(2) Beginning at 12:01 a.m. on Saturday, June 26, 1999, and ending at 12:01 a.m. on Saturday, July 10, 1999; or beginning at 12:01 a.m. on Saturday, July 10, 1999, and ending at 12:01 a.m. on Saturday, July 24, 1999; or beginning at 12:01 a.m. on Saturday, July 24, 1999, and ending at 12:01 a.m. on Saturday, August 7, 1999.
(3) Beginning at 12:01 a.m. on Saturday, June 24, 2000, and ending at 12:01 a.m. on Saturday, July 8, 2000; or beginning at 12:01 a.m. on Saturday, July 8, 2000, and ending at 12:01 a.m. on Saturday, July 22, 2000; or beginning at 12:01 a.m. on Saturday, July 22, 2000, and ending at 12:01 a.m. on Saturday, August 5, 2000.
(4) Beginning at 12:01 a.m. on Saturday, June 23, 2001, and ending at 12:01 a.m. on Saturday, July 7, 2001; or beginning at 12:01 a.m. on Saturday, July 7, 2001, and ending at 12:01 a.m. on Saturday, July 21, 2001; or beginning at 12:01 a.m. on Saturday, July 21, 2001, and ending at 12:01 a.m. on Saturday, August 4, 2001.
(5) Beginning at 12:01 a.m. on Saturday, June 22, 2002, and ending at 12:01 a.m. on Saturday, July 6, 2002; or beginning at 12:01 a.m. on Saturday, July 6, 2002, and ending at 12:01 a.m. on Saturday, July 20, 2002; or beginning at 12:01 a.m. on Saturday, July 20, 2002, and ending at 12:01 a.m. on Saturday, August 3, 2002.
(6) The Employer must make a separate written declaration for each mine he operates setting forth which vacation period he has elected to take. This declaration must be filed with the president of the respective UMWA District in which the mine or mines are located by May 15 of the years 1998, 1999, 2000, 2001 and 2002.
Section (c) Staggered Regular Vacation
To further assure a continued supply of coal and extend employment opportunities any Employer may, irrespective of past practice to the contrary, operate his mine without interruption and schedule regular vacations of fourteen days for each Employee at his mine during the calendar year. In the event the Employer elects to operate his mine without interruption, he must file a written declaration with the president of the respective UMWA District in which the mine is located by January 1 of the years 1998, 1999, 2000, 2001 and 2002.
Should the Employer elect to operate his mine without interruption, vacation periods shall be scheduled by the Employer at the times desired by individual Employees so long as this will not interfere with efficient operations as determined by the Employer and so long as not more than 15 percent of the work force at a mine elects to be off on the same day. Should there be a conflicting choice of vacation between two or more Employees, the choice will be determined on a seniority basis. Each Employee shall have as much advanced notice of his scheduled vacation as practicable. Employees, at their option, may take vacation in one-week segments.
Section (d) Qualifying Period and Amount of Payment
(1) Qualifying Period: All Employees with a record of one year's standing from June 1, 1997, to May 31, 1998, shall receive as compensation for the 1998 vacation period the sum of twelve times the Employee's day wage rate; all Employees with a record of one year's standing from June 1, 1998, to May 31, 1999, shall receive as compensation for the 1999 vacation period the sum of twelve times the Employee's day wage rate; all Employees with a record of one year's standing from June 1, 1999, to May 31, 2000, shall receive as compensation for the 2000 vacation period the sum of twelve times the Employee's day wage rate; all Employees with a record of one year's standing from June 1, 2000, to May 31, 2001, shall receive as compensation for the 2001 vacation period the sum of twelve times the Employee's day wage rate; and all Employees with a record of one year's standing from June 1, 2001 to May 31, 2002 shall receive as compensation for the 2002 vacation the sum of twelve times the Employee's day wage rate with the following exception:
Employees who enter or return from the armed services to their jobs during the qualifying period shall receive the full regular vacation due for the period in question. The Employee's regular vacation wage will be his regular standard daily wage rate, including any regularly scheduled overtime, at the time his vacation is due as set forth below.
(2) Shift Differentials: Shift differentials are included in the calculation of vacation pay. For Employees who rotate all three shifts, add the shift differential of 30(cent) for the afternoon shift and 40(cent) for the midnight shift and then divide the total of 70(cent) by three to arrive at an average of 23 1/3(cent) per hour shift differential. For Employees who only rotate the day and afternoon shifts, take the afternoon shift differential of 30(cent) and divide by two to arrive at an average of 15(cent) an hour shift differential.
(3) Sick and Injured Employees: All the terms and provisions of district agreements relating to vacation pay for sick and injured Employees are carried forward to this Agreement and payments are to be made in the sum as provided herein.
(4) Pro Rata Payments: Pro rata payments of regular vacation for the months they are on the payroll shall be provided for those Employees who are given employment or who leave their employment during the qualifying period.
Section (e) Floating Vacation Days
For the calendar years of 1998, 1999, 2000, 2001 and 2002, each active Employee with one year of continuous employment with the Employer shall be entitled to four (4) additional days of paid vacation.
The provisions of paragraphs (2), (3) and (4) of section (d) shall apply to this section. Floating Vacation Days will be taken in accordance with one of the following options which shall be determined at the election of the Employer at each facility covered by this Agreement. If the Employer elects the Christmas Shutdown Period, notice must be given no later than November 15 of the year preceding the year for which such election shall apply, otherwise Floating Vacation Days will be taken on a daily basis for that year. Any such declaration pertaining to the year 1998 shall be made no later than January 10, 1998, and shall include any declaration made on or before November 15, 1997. Any such declaration pertaining to the year 2003 shall be binding for the remainder of this Agreement but shall be subject to the governing provisions of any successor agreement to this Agreement.
(1) Daily Basis
Floating Vacation Days shall be taken either on a consecutive or nonconsecutive day basis at such times as desired by the Employee so long as approved by the Employer at least 30 days in advance, and in accordance with the principles of section (c) of this

Article. Subject to said notice and approval, an Employee shall not be denied the opportunity to take these days at some time during the calendar year in which they are due.
(2) Christmas Shutdown Period
During 1998, three (3) Floating Vacation Days shall be used with the Christmas Eve and Christmas Day Holidays to provide for a shutdown period beginning at 12:01 a.m., Monday, December 21, 1998, and ending 12:01 a.m., Saturday,
December 26, 1998. During 1999 and 2000, four (4) Floating Vacation Days shall be used with the Christmas Day Holiday to provide for a shutdown period beginning at 12:01 a.m., Monday, December 20, 1999, and ending 12:01 a.m., Saturday, December 25, 1999; beginning at 12:01 a.m., Monday, December 25,
2000, and ending 12:01 a.m., Saturday, December 30, 2000. During 2001 and 2002, three (3) Floating Vacation Days shall be used with the Christmas Eve and Christmas Day Holidays to provide for a shutdown period beginning at 12:01 a.m., Monday, December 24, 2001, and ending 12:01 a.m., Saturday, December 29, 2001; beginning at 12:01 a.m., Monday, December 23, 2002, and ending 12:01 a.m., Saturday, December 28, 2002. In any year in which the Christmas Shutdown Period is elected, any Employee who is entitled to a Floating Vacation Day more than the number of such Floating Vacation Days used to schedule the Christmas Shutdown Period shall have such excess Floating Vacation Day treated as an additional Personal or Sick Leave Day for that year to be taken in accordance with Article IX, Section (e). Any Employee who is eligible for fewer than the number of Floating Vacation Days used during the Christmas Shutdown Period will be paid only for the number of days eligible (plus the Holidays) and shall observe the remaining days as excused time off without pay. Under either of the above options, if at the end of any calendar year an Employee has not exhausted the paid Floating Vacation Days for which he becomes eligible under this Section, he shall receive pay in lieu of such unused Floating Vacation Days at his regular rate, including regularly scheduled overtime. His regular rate shall be the rate in effect at the end of such calendar year for the payroll period which includes the last workday of the calendar year. If the Employee does not want to receive pay in lieu at the end of the calendar year, he may carry over into the next calendar year no more than four (4) floating vacation days for which he has not been paid. Any such days carried over, however, can be used only for leave pursuant to the Family and Medical Leave Act of 1993, or the Employee may elect to receive pay in lieu at the end of the calendar year. No Employee may accumulate more than eight (8) floating vacation days in any calendar year.
Section (f) Time of Payment
The vacation payment shall be made on the last pay day immediately preceding the beginning of the respective vacation periods. Employees who leave their employment during the qualifying period shall receive their pro rata share of vacation payment at the time they sever their employment. In the event any Employer should sell, lease, transfer, assign or otherwise dispose of his mine, he shall pay to each of his Employees his pro rata share of vacation payment on the day of such sale, assignment or lease.
Section (g) Obligation for Payment
Failure of any Employer signatory hereto to make full and prompt payment of the amounts required hereby, in the manner and on the dates herein provided, shall at the option of the Union, be deemed a violation of this Agreement. This obligation of each Employer which is several and not joint, to so pay such sums, shall be a direct and continuing obligation of said Employer during the life of this Agreement; and it shall be deemed a violation of this Agreement if any mine, to which this Agreement is applicable, shall be sold, leased, subleased, assigned or otherwise disposed of for the purpose of avoiding the obligation hereunder. Section (h) Work During Shutdown
During Christmas Shutdown Periods, and in cases where an Employer elects not to stagger vacations, but to close down its mining operations, Employees required to work at coke plants and other necessarily continuous operations on emergency or repair work, including the removal of overburden, and the loading and shipping of coal previously mined and processed shall have vacations at other agreed periods. Employees who are required to work during a regular vacation shutdown shall be assured of taking their regular vacation during the months of June, July or August, if they so desire. Should there be a conflict in alternative vacation periods between two or more Employees, the choice shall be determined on the basis of seniority.
Article XIV-GRADUATED VACATION
Section (a) General
Any Employee who has performed work in the calendar year and who had the length of continuous employment [see section (d) below] with the Employer specified in the table below, shall be entitled to the corresponding additional vacation days each year with pay subject to the following provisions of this Article.
                 Additional
                  Days per
Length of Continuous Employment year
6 years but less than 7 years      1 day
7 years but less than 8 years      2 days
8 years but less than 9 years      3 days
9 years but less than 10 years     4 days
10 years but less than 11 years    5 days
11 years but less than 12 years    6 days
12 years but less than 13 years    7 days
13 years but less than 14 years    8 days
14 years but less than 15 years    9 days
15 years but less than 16 years    10 days
16 years but less than 17 years    11 days
17 years but less than 18 years    12 days
18 years or over       13 days
Section (b) Definition of Additional Days
For the purposes of this Article, "additional vacation days" means Monday through Friday "working days."
Section (c) Definition of Continuous Employment
(1) For the purposes of this Article "continuous employment" means employment which has not been broken by voluntary quitting, discharge, retirement or a final determination of permanent and total disability under federal and/or state laws which provide compensation therefor.
(2) Continuous employment is NOT interrupted or broken by layoff. Therefore, time spent on an idle panel is counted in determining length of continuous employment. However, continuous employment is broken by refusal to return to work when there is available employment at the mine for those on said panel in accordance with the provisions of Article XVII (Seniority).
(3) Continuous employment is NOT interrupted or broken by transfers from one mine of the Employer to another mine of the same Employer.
(4) Continuous employment is NOT interrupted or broken by the sale, lease, sublease or assignment of any mine to which this Agreement is applicable for Employees who are continued in employment or reemployed from the idle panel by the successor company.
Section (d) Amount of Continuous Employment
The amount of continuous employment, or number of additional vacation days to which an Employee is entitled, is determined by the number of years he has been employed by the Employer as of May 31 of the year in which the graduated vacation is due. (Example: the number of days in 1998 is determined by the number of years he has been employed by the Employer as of May 31, 1998. The number of days in 1999 is determined by the number of years he has been employed by the Employer as of May 31, 1999 and so on).
Section (e) Time of Payment
Graduated vacation payment shall be made on the last pay day immediately preceding the beginning of the Employee's graduated vacation.
Section (f) Rate of Payment
Graduated vacation payment will be based on the Employee's regular standard daily wage rate including any regularly scheduled overtime at the time his vacation payment is due, as provided in section (e) above, and shall include any applicable shift differentials.
Section (g) Scheduling and Pay in Lieu
Time for taking these additional days of graduated vacation shall be determined between the Employee and Employer but will be taken in the calendar year in which they are due unless the Employer and Employee agree that the latter may elect to be paid in lieu of taking them. Subject to such determination and said election, an Employee shall not be denied the opportunity to take these days at some time during the calendar year in which they are due.
Section (h) Sick and Injured Employees
An Employee forced to cease work due to injury or illness will be paid his FULL graduated vacation payment for the calendar year in which he ceases work and his FULL graduated vacation payment for the calendar year in which he returns to work.
Article XV-CHECKOFF
The membership dues, including initiation fees, and assessments of the United Mine Workers of America and its various subdivisions, credit union, voluntary COMPAC contributions and other voluntary deductions, and Union-sponsored group auto insurance, as authorized and approved by the International Union, United Mine Workers of America, shall be checked off the wages of the Employees by the Employers covered by this contract and shall be remitted by the Employers to the properly designated officers of the Union for distribution to its various branches. Such remittance shall be made within

30 days of the date such amount has been checked off. The Employer shall also submit an itemized statement showing the name of each Employee, his Social Security number, hours worked, and the amount checked off for dues, initiation fees, and assessments. Such itemized statement shall be made within 60 days of the date the checkoff has been made, and shall include a list of Employees from whom dues, initiation fees and assessments have not been collected.
In order that this section may become effective and operate within the limitations of the Labor-Management Relations Act of 1947, the Union hereby agrees to furnish, with all reasonable dispatch to the respective Employers, and the Employers agree to aid, assist and cooperate in obtaining, written authorizations from each Employee so employed. Upon the presentation to the Employers of such authorizations in such reasonable form as time and circumstances, looking to the continuous and uninterrupted production of coal, may allow, said Employers shall make deductions so authorized and deliver the same to the designated District officer of the Union or to such authorized representative as may be designated by the Union.
Article XVI-TRAINING
Section (a) Priority
The parties agree that the establishment of effective training programs for Employees is essential to safe and efficient production of coal. Toward that end the Joint Industry Training Committee shall be continued and shall consist of three (3) representatives appointed by the United Mine Workers of America and three (3) representatives of the industry, appointed by the Bituminous Coal Operators' Association. This Committee shall meet primarily for the purpose of fostering and promoting the advancement of effective training in the industry. The Joint Industry Committee will give special attention to the problems of Employers operating three (3) or fewer mines and aid in devising training programs for these companies that will permit them to institute effective training programs without imposing undue hardships.
The International Union and the Bituminous Coal Operators' Association shall each assign a trained staff representative to devote full time as long as needed to assist the Joint Industry Training Committee and the Employers signatory hereto in developing and implementing the various training programs provided for herein.
Section (b) Orientation for New Employees
(1) Orientation programs for new Employees, regardless of prior experience shall remain in effect, subject to the Employer's right to modify, during the life of this Agreement. Each program shall be developed by the Employer and shall emphasize health and safety with particular emphasis on local conditions and associated hazards.
(2) Existing orientation programs shall be reviewed by the Employer jointly with appropriate officials of the Union (including the local union health and safety committee) upon the Union's request. Existing programs shall include the elements listed in paragraph (3) of this section. Such review shall be carried out within six (6) months of the effective date of this Agreement.
(3) An orientation program for underground mine Employees shall include at least the following elements:

(i) Introduction to mining including a complete tour of underground and surface facilities; instruction and analysis of hazards encountered by inexperienced Employees; instruction in safety laws and regulations and company safety rules applicable to work of inexperienced Employees.
(ii) Description of the line of authority and responsibilities of supervisors and of the authority and responsibilities of the mine health and safety committee.
(iii) Procedures for entering and leaving the mine, including the check-in and check-out system, and procedures regarding the transportation of Employees and materials.
(iv) Escape and emergency evacuation plans.
(v) A review of the mine map with special attention to the escapeway system and the location of abandoned and dangerous areas.
(vi) Instruction in the use, care and maintenance of the applicable self-rescue device.
(vii) Instruction in the use, care and maintenance of personal protective equipment.
(viii) Instruction regarding roof control, ventilation, rock dusting, dust and noise control plans and procedures at the mine.
(ix) Instruction in first-aid fundamentals, including artificial respiration, control of bleeding and treatment for shock.
(x) Instruction in the recognition and avoidance of electrical hazards.
(xi) Instruction regarding use of the mine communication system and the meaning of warning and directional signs.
(xii) Instruction in the prevention of haulage accidents.
(xiii) Instruction in the detection of methane.
(xiv) Instruction regarding general accident prevention.
(4) An orientation program for surface mine Employees or for surface area Employees of an underground mine shall include at least the following elements:
(i) Introduction to mining including a complete tour of the surface coal mine or the surface areas of the underground mine; instruction in and analysis of hazards encountered by inexperienced Employees; instruction in safety laws and regulations and company safety rules applicable to the work of inexperienced Employees.
(ii) Description of the line of supervisory authority and responsibilities and the authority and responsibilities of the mine health and safety committee.
(iii) Instruction in the use, care and maintenance of personal protective equipment.
(iv) Instruction in first-aid fundamentals, including artificial respiration, control of bleeding, and treatment of shock.
(v) Instruction regarding plans and procedures for working safely in areas of highwalls, pits and spoil banks.
(vi) Instruction in the recognition and avoidance of electrical hazards.
(vii) Instruction in the safe operation of haulage and conveyor systems, in use at the mine.
(viii) General instruction in the prevention of accidents.
(ix) Instruction in use of the mine communication system and the meaning of warning signals and directional signs.
(x) Instruction in the current laws and regulations applicable to the tasks and work assignment of the individual Employee.
(5) Orientation programs for Employees at underground mines, surface mines and surface areas of underground mines, shall be not less than four (4) days for inexperienced

Employees and not less than one day for experienced Employees. New Employees shall be paid for time spent in orientation programs at the lowest classified rate.
(6) The parties recognize that there may be approved state or federal preemployment programs which cover some of the basic aforementioned elements. In those particular cases where such programs exist, the company may adjust its program so that there shall be no duplication of training, provided that the number of days of orientation required by this Agreement shall not be affected. Section (c) General Retraining Programs
(1) Retraining programs shall remain in effect, subject to the Employer's right to modify, during the life of this Agreement. Each program shall be developed by the Employer and shall emphasize health and safety with particular emphasis on local conditions and associated hazards. Every classified Employee shall participate in a general retraining program at least once during the calendar years 1998, 1999, 2000, 2001 and 2002.
(2) A retraining program at an underground mine shall include at least the following elements:
(i) Instruction regarding the roof control plans in effect at the mine and procedures for roof and rib control.
(ii) Instruction regarding procedures for maintaining ventilation and control of ventilation.
(iii) Instruction regarding proper procedures for working on and near moving equipment.
(iv) Instruction regarding proper procedures for riding on and in mine conveyances and the controls in effect for the transportation of Employees and materials.
(v) Instruction in the recognition and avoidance of electrical hazards.
(vi) Instruction in the fundamentals of first-aid.
(vii) Instruction in the use, care and maintenance of the applicable self-rescue device.
(viii) Instruction regarding the escape and emergency evacuation plans, including references to mine maps, main escapeway maps and working section escapeway maps.
(ix) Instruction regarding use of the mine communication system and the meaning of warning and directional signs.
(x) Instruction in the current laws and regulations applicable to tasks and work assignment of the individual Employee.
(3) A retraining program at a surface mine or surface area of an underground mine shall include at least the following elements:
(i) Instruction in the fundamentals of first-aid.
(ii) Instruction regarding plans and procedures for working safely in areas of highwalls, pits and spoil banks.
(iii) Instruction regarding procedures for escape and evacuation.
(iv) Instruction regarding fire warning signals and fire-fighting procedures.
(v) Instruction in the recognition and avoidance of electrical hazards.
(vi) Instruction in the procedures for recognition and control of hazardous gases and fumes.
(vii) Instruction in the safe operation of haulage and conveyor systems in use at the mine.
(viii) Instruction regarding the safe work procedures for night-shift Employees.
(ix) General instruction in the prevention of accidents.
(x) Instruction regarding proper procedures for working on and near moving equipment.

(xi) Instruction regarding proper procedures for riding on and in mine conveyances and the controls in effect for the transportation of Employees and materials.
(xii) Instruction in use of the mine communication system and the meaning of warning signals and directional signs.
(xiii) Instruction in the current laws and regulations applicable to the tasks and work assignment of the individual Employee.
(xiv) Instruction in the proper operation of equipment for equipment operators.
(xv) Instruction in safe procedures for handling explosives for all Employees who may be asked to handle explosives.
(4) The retraining program shall be not less than eight (8) hours for each Employee in each calendar year and shall be presented in increments of not less than two (2) hours. An Employee shall be paid for time spent in retraining programs at the regular rate applicable to his classification.
Section (d) Safety Training for Specific Job
After an Employee has been awarded a specific job through job bidding before undertaking the duties of that job he shall receive a thorough job briefing relative to the hazards of the job, including a trial run on the machine or equipment under the direction of an experienced person. At each mine the Employer shall develop a job briefing program for Employees who have been awarded job bids. Emphasis shall be on health and safety aspects related to the local conditions and hazards of the particular job.
Section (e) Maintenance Training and Rate of Pay
The Employer shall establish for each mine a program for training Employees in maintenance jobs. Training vacancies may be posted as Maintenance-Trainee or Electrician-Trainee according to the custom in the mine, but in any event the training program shall include training in mechanical, welding and electrical skills. Management shall select such Employees for training on the basis of seniority and trainability as defined in section (g) of this Article. The method of training shall be accomplished in consideration of local variations from mine to mine but should in general employ techniques such as progressive job tasks, on-the-job training and classroom training. Each program shall also include a definitive progression of wages and a time schedule which shall be applied on the basis of satisfactory performance.
Vacancies for trainees shall be posted in accordance with actual anticipated needs for developing maintenance skills. Where such skills are presently available within the classified work force, vacancies shall be posted for the job, as the case may be, and not for a trainee.
When an underground Employee is awarded a maintenance trainee job, the starting rate of a trainee shall be at Wage Grade 2. The trainee shall progress to Wage Grade 4 in a maximum of six months if he meets the job standards for the maintenance job. The trainee shall remain at this rate for a maximum of twelve
(12) months at which time he progresses to Wage Grade 5 if his progress is such as to meet the standards for the highest rated maintenance job. When a maintenance trainee job is awarded for an outside or surface job (covered by Appendix A, Part II and Part III), the applicable progression shall be Wage Grades 2, 3, and 4.
If a trainee makes more rapid progress by meeting the standards of the program and fully qualifies for the maintenance job before the end of the maximum training period, that fact shall be recognized and if the Employee is assigned to and does perform the highest rated maintenance job and the work associated therewith, he shall be so classified and paid at such highest rate.
Section (f) New Inexperienced Employees at Underground Mines
No new inexperienced Employee in an underground mine hired after the date of this Agreement with less than forty-five (45) working days prior underground mining experience shall operate any mining machines at the face, or work on or operate any transportation equipment, mobile equipment or medium or high voltage electricity. All such new Employees shall always work in sight and sound of another Employee for a period of forty-five (45) days. During this period the new Employee shall be classified as a Trainee in order to permit him to gain maximum familiarity with the work of the mine as a whole, but to minimize exposure to hazards until more extensive experience in underground mining is achieved. At the end of the forty-five (45) working day period, he shall be eligible to bid on any vacancy that arises. Nothing in this section shall authorize any practice more permissive than that established by any applicable law or prior custom and practice.
Section (g) General Training Provisions
Any training program shall be conducted in accordance with the following provisions:
(1) Each training program shall emphasize health and safety in addition to the requirements of the job.
(2) Appropriate local and district officials of the Union (including the Mine Health and Safety Committee) shall have the opportunity to review each training program and make comments and suggestions prior to its implementation.
(3) The selection of Employees for training opportunities shall be in accordance with seniority and trainability. Definition of Trainability-trainability shall include a job-related determination of an Employee's ability to absorb the training to be provided, the mental and physical capacity to ultimately perform the job for which he is being trained. The job-related determination shall be based on objective standards which may be an oral, written or work demonstration of trainability for the specific job and the applicant for training may establish his trainability by either oral, written or actual work demonstration or any combination thereof as he may choose.
(4) While in training, management will make periodic evaluations of the Employee's progress or lack thereof. An Employee who fails to complete the training program shall be allowed to return to his prior job, but if it is not available, to the general labor crew where he may bid on the vacancies to which his seniority entitles him.
Section (h) Skills Enhancement Program
The Employer has the option to establish on a mine-to-mine basis, a program to enhance the skills of its Employees to reduce, where appropriate, the number of job classifications, job grades and job titles set forth in Appendices A and B. Furthermore, Employees could be assigned to work within any job classification or title developed as part of the program.
Any Skills Enhancement Program must be ratified by a majority vote of those Employees covered by the program before it becomes effective. The International Union and the Employer each pledge to cooperate in good faith to support the implementation of these programs which improve skill levels and allow the Employer to fully utilize all of the skills of its Employees.
Article XVII-SENIORITY
Section (a) Definition of Seniority
Seniority at the mine shall be recognized in the industry on the following basis: length of service and the ability to step into and perform the work of the job at the time the job is awarded.
In awarding bids on job postings, the parties agree that management will not show favoritism or discrimination. To help senior Employees achieve promotion, they shall be given preference to the extent practicable in the filling of temporary vacancies as set out in section (c) of Article XIX (Classification). Section (b) Reduction; Realignment
(1) Reduction in Work Force
In all cases where the working force is to be reduced, Employees with the greatest seniority at the mine shall be retained provided that they have the ability to perform available work.
(2) Realignment Procedure
When the number of Employees within a job title is to be reduced or Employees are to be realigned, the following procedure shall apply:
(a) The senior Employees (mine seniority) in each job title shall be retained in their respective job title, regardless of shift or portal, up to the number needed in that job title.
(i) If, after such reduction of jobs within a job title, there is an excess of jobs on any shift, that excess number of junior Employees (mine seniority) on that shift will be displaced as to shift but retained within the job title.
(ii) Any Employee who is displaced as to shift within a job title will, to the extent his seniority permits, be reassigned a shift on the basis of shift preference, and for this purpose may displace any Employee junior to him (mine seniority) on any shift within the job title. Any Employee so displaced will be reassigned in the same manner. Any Employees not displaced as to shift under this procedure will retain their pre-realignment shifts.
(b) Those Employees displaced from their job title shall be assigned available jobs on the basis of mine seniority and ability to step in and perform the work of the job at the time, using the following procedure:
(i) The senior Employee in each instance shall be assigned to the job grade having the greatest standard daily wage rate and within which there is an available job. However, if and only if by the end of the meeting required by Section (c) of this Article XVII, the Union informs the Employer in writing that any such displaced Employee wishes to waive the opportunity for the greatest standard daily wage rate in favor of a particular shift, that preference shall be followed to the extent the Employee's seniority permits. In order to be prepared to so inform the Employer of such preference at any such meeting called by the Employer, it is the responsibility of the Union to predetermine Employee preferences.
(ii) Assignment of classifications and job titles within a job grade is within the exclusive discretion of the Employer. However, where there is more than one available job within that job grade, such assignments to the Employees to be assigned within that grade will be made on the basis of retaining in that grade the maximum number of Employees being so assigned who have the ability to step in and perform the available work at that time.
(iii) Shift assignment, except as provided for by subparagraph (i) above, shall be considered only after assignment of job titles has been completed. If within a job title there are two or more shifts available, displaced Employees assigned such job title shall be given shift preference based upon mine seniority.
(c) Any Employee who is not retained in his job title and who does not have the ability to perform an available job under the above procedure shall, to the extent his seniority permits, displace the least senior Employee at the mine holding a job which such senior Employee has the ability to step into and perform at that time. Any Employee displaced under this paragraph (c) shall have the same rights under this paragraph (c). Employees not retained under this procedure will be laid off.
(d) For purposes of this Realignment Procedure only, any Employee on sick or injured status who otherwise has the ability to perform available work will not be denied a job under this procedure solely because of his sick or injured status.
(e) For purposes of this Realignment Procedure only, giving "shift preference" means that Employees will be assigned available jobs in the following descending order: (1) Day, (2) Afternoon, (3) Midnight, unless by the end of the meeting required by Section (c) of this Article XVII the Union informs the Employer in writing that a particular Employee has requested that some other preference be applied to him, in which case that other preference shall be followed. It is the responsibility of the Union to predetermine alternate shift preferences so as to be prepared to submit such alternate preferences at any such meeting called by the Employer.
Section (c) Layoff Procedure
In all cases where the working force is to be reduced or realigned, management shall meet with the mine committee at least 24 hours in advance and review the available jobs and the individuals to be laid off, retained or realigned.
Within five (5) days after an Employee is notified that he is to be laid off, he must fill out a standardized form and submit it to mine management. On this form, the laid-off Employee shall list: (1) his years of service at the mine;
(2) his years of service with the Employer; (3) his previous mining experience with other Employers and the years of service with each; and (4) the jobs he is able to perform and for which he wishes to be recalled. Additionally, the Employee may also list, on the standardized form, (5) the mines of his Employer within any UMWA district on whose panel he wishes his name to be placed.
Upon receipt of the completed form, the Employer shall within seven calendar days, distribute a copy of the completed form to the Recording Secretary of the Employee's local union and to the respective panel custodians of all mines listed by the Employee at mines where he wishes his name to be placed on the panel in accordance with the provisions of this section.
Section (d) Panels
Employees who are idle because of a reduction in the working force shall be placed on a panel from which they shall be returned to employment on the basis of seniority as outlined in section (a). A panel member shall be considered for every job which he has listed on his layoff form as one to which he wishes to be recalled. Each panel member may revise his panel form once a year.
Section (e) Panel Custodians
The superintendent of the mine and the Recording Secretary of the local union shall be joint custodians of the panel records. It shall be the obligation of the laid-off Employee to keep the custodians of all mine panels on which he is entitled to place his name informed of any change of address and/or telephone number where he may be regularly reached. Notice to the last known address of the laid-off Employee by certified mail shall be sufficient notice of recall. The Employee so notified may either accept or reject the job which is available; but if the Employee rejects a job which he has listed as one to which he wishes to be recalled or fails to respond within four calendar days after receipt of such notice or accepts but fails to report for work in a reasonable time his name shall be removed from the panel at that mine and he shall sacrifice his seniority rights at that mine.
Section (f) Panel Members Accrue Seniority
Employees who are placed on a panel shall retain the seniority earned prior to their layoff, and, in order to protect their relative seniority standing, will continue to accrue seniority while on the panel. Laid-off Employees who place their names on panels at other mines shall not accrue seniority on the mine panels other than their own.
Section (g) Right to be Recalled
Any person on the panel list who secures casual or intermittent employment during the period when no work is available for him at the operation shall in no way jeopardize his seniority rights while engaged in such temporary employment. However, any person on the panel list who secures regular employment at another operation, or outside the industry, and does not return to work when there is available employment at the mine for those on said panel, shall sacrifice his seniority rights at the operation and shall have his name removed from the panel list.
Section (h) Recall of Persons on Layoff Status
When a job or training vacancy at a mine exists which is not filled by Employees within the active working force or from the mine panel, the panel custodians will review the list of Employees on the panel from other mines and the Employer shall recall to employment Employees on layoff status in the following order:
(1) If there are no Employees on the mine panel with the ability to perform the work of the job, then, the Employer shall recall the senior Employee who has such ability from the Employer's other mines within the same UMWA district who has requested his name to be placed on the panel at that mine and has listed the job to be filled as one for which he wishes to be recalled (length of service with an Employer at a mine for purposes of this provision includes total years of service with the Employer within the UMWA district);
(2) If there are no Employees on the mine panel or the District-Employer panel, who have the ability to perform the work of the job, then, the Employer shall recall the senior Employee from the Employer's other mines located in geographically contiguous UMWA Districts who has such ability and is entitled to under section (c)(5) and has requested his name to be placed on the panel at that mine and has listed the job to be filled as one for which he wishes to be recalled (length of service with the Employer at the mine for purposes of this provision includes total years of service with the Employer).
(3) If there are no Employees on the mine panel or the District-Employer panel or on the geographically contiguous District-Employer panel, who have the ability to perform the work of the job, then, the Employer shall recall the senior Employee from the Employer's other mines from the remaining UMWA districts, who has such ability and is entitled to under Section (c)(5) and has requested his name to be placed on the panel at the mine and has listed the job to be filled as one for which he wishes to be recalled (length of service with the Employer at the mine for purposes of this provision includes total years of service with the Employer).
Signatory companies and coal producing divisions thereof, and wholly owned and controlled coal producing subsidiaries and wholly owned and controlled coal producing affiliates, shall be treated as one and the same Employer for panel rights purposes.
Section (i) Job Bidding
Filling of all permanent vacancies and new jobs created during the term of this Agreement will be made on the basis of mine seniority as set forth in the following procedure:
(1) The job or vacancy shall be posted by management in a conspicuous place at all portals of the mine for a period of five (5) calendar days, but no less than three (3) production days, and will be properly identified as to portal (underground mines), job title, wage rate, at non-rotating mines as to shift, and the most recent measurement of respirable dust in the work place (underground mines). If the new job or vacancy does not yet exist, the estimated date when the job or vacancy will exist will also be posted.
(2) Any Employee who believes he has the ability to perform the work of the permanent vacancy or new job shall be entitled to bid on such vacancy during the five-day posting period.
In addition, eligible panel members will also be considered on the basis of seniority as defined in section (a) above for permanent vacancies or new jobs that the panel member listed as jobs to which he wished to be recalled. For purposes of this section, a panel member shall be presumed to have bid on each job he has listed on his layoff form as one for which he wished to be recalled.
(3) At the close of the posting period, upon request, the Employer shall make available to the Union panel custodian, the names of all Employees who have bid and panel members who listed the job as one for which they wished to be recalled. Within three (3) production days after the end of the posting period, the senior Employee having the ability to perform the work of the job (including panel members) making a bid for such permanent vacancy or new job shall be selected from the applicants.
In order to fill the present job of the successful bidder, he may be required to remain on his present job for a period of time not to exceed 30 days. If during that 30-day period, the job for which he has been selected is filled by any other Employee, the successful bidder shall receive the established rate of pay for the job for which he has been selected-if that rate is higher than his present job rate-for the actual hours he would have worked on the new job had he not been retained on his present job.
(4) All Employees absent from work due to illness or other legitimate reason during the posting period shall be notified by management of the vacancy. An Employee who is on leave of absence working for the local, district or International Union, if he so requests, shall also be notified by management of the vacancy. The Employer shall, on the date of the posting, give notice to such Employees by certified mail to their last known address.
(5) During the posting period and the selection period, the management shall have the right to fill such vacancy with an Employee they may select. However, the experience an Employee has gained during the posting and selection period shall not be considered as evidence of his ability to perform the job.
(6) No claim shall be recognized by either the Employer or Union representatives for any vacancy after the posting period and the job has been filled by the senior Employee making a bid for the same who has the ability to perform the work of the job.
(7) If the senior Employee bidding withdraws his bid before the end of the posting period, notice of the withdrawal shall be posted next to the job posting and the posting period shall be extended for at least 48 hours to include at least two full production days.
(8) On no more than two occasions during the term of this Agreement may an Employee be awarded a vacancy or new job which carries the same or lower standard daily wage rate than the job from which he is bidding; except, however, that if there are otherwise no eligible bidders, the senior bidder who has the ability to perform the work of the job shall be awarded such vacancy or new job. Assignment upon realignment or upon being recalled from a panel shall not constitute a bid for purposes of this paragraph, but shall be considered the job from which the Employee is bidding for purposes of determining his eligibility for award of the job he next bids. This paragraph shall not operate to deny an Employee the award of a bid from an inside job to an outside job, provided that Employee has not previously, during the term of this Agreement, successfully bid from an inside job to an outside job; nor shall it operate to deny an Employee the award of a bid from a job to which he was realigned if such job to which he was realigned carries a higher standard daily wage rate than the job to which he last bid before the realignment. No limitation will apply to an Employee who bids on a vacancy or new job which carries a higher wage rate than his present rate.
(9) If an Employee withdraws his bid before the end of the posting period, he shall be ineligible for that job in that instance, but shall retain all bidding privileges for all subsequent jobs. If an Employee does not withdraw his bid before the end of the posting period and is selected for the job, he must accept the job provided the job was properly identified.
(10) If the job which is posted involves work in a "less dusty area" of the mine (dust concentrations of less than one milligram per cubic meter), the provisions of this Article shall not apply if one of the bidders is an Employee who is not working in a "less dusty area" and who has received a letter from the U.S. Department of Health and Human Services informing him that he has contracted black lung disease and that he has the option to transfer to a less dusty area of the mine. In such event, the job in the less dusty area must be awarded to the letterholder on any production crew who has the greatest mine seniority. Having once exercised his option, the letterholder shall thereafter be subject to all provisions of this Article pertaining to seniority and job bidding. This section is not intended to limit in any way or infringe upon the transfer rights which letterholders may otherwise be entitled to under the Act.

(11) The provisions of paragraph (3) above shall apply to postings for the positions of continuous miner operator or roof bolter on continuous mining sections or roof bolter on conventional mining sections which are required by this Agreement to be permanently assigned a full-time helper, except as follows:
Subject to the applicable provisions of this Article, permanent vacancies in these machine operator positions shall be awarded to the senior bidder having the ability to perform the work of the job, including an operator or fully-trained helper, but if there are no such bidders the senior fully-trained helper on the shift shall be promoted to such job.
Section (j) Training for Vacancy Not Filled by Bidding
Subject to the provisions of Article XVI (Training), a permanent vacancy and new job which remains unfilled after having been posted in accordance with the provisions of section (i) of this Article may be filled by hiring a new applicant who has the ability to perform the work. If no such applicant is available, and the vacancy is to be filled, a training opportunity for such vacancy shall be posted for a period of seven calendar days, but no less than five (5) production days, and will be identified as a training opportunity for the specific job involved. The Employee who is to be trained shall be selected from the applicants in accordance with the provisions of Article XVI, section
(g) (Training). The successful applicant shall be offered such on-the-job training or other more formal training opportunities and instruction as determined by management, taking into consideration the complexity, skill and knowledge required for successful performance of the specific job in question. Section (k) Transfer to Other Mines of Employer
Employees laid off in a reduction in force shall at their request be placed on the panel of the other mine or mines of the same Employer in the same UMWA district and the Employee's choice of other UMWA districts, provided that Employees laid off after the effective date of this Agreement shall make their requests in writing within the five (5) calendar days following their layoff. Signatory companies and coal producing divisions thereof and wholly owned and controlled coal producing subsidiaries and wholly owned and controlled coal producing affiliates shall be treated as one and the same Employer for panel rights purposes.
When a mine is being abandoned or being closed or there is a reduction in force and work is available at the other mine or mines of the same Employer and the Employees have requested their names be placed on the panel or panels of such mine or mines, the Employees from the mine being abandoned or closed or the Employees laid off in the reduction in force, shall be transferred to the other mine or mines where work is available. They shall be transferred in line with their position on their former mine's panel list but their seniority at the mine to which they are being transferred shall not begin until the date they start work at the new mine with the following exceptions:
When Employees from the mine being abandoned or closed are required to remain there to assist in closing or dismantling work, they will have the right to transfer later, but their seniority will be retroactive to the date when they would have been transferred had they not been required to remain at the mine being abandoned on dismantling work. Should such closed or abandoned mine be reopened or should work be available for the Employees laid off in a reduction in force, they will be permitted to return to the former mine with full accumulated seniority therein.

Section (l) Leave of Absence
Employees who have an official request for a leave of absence shall be granted leave to participate in Union activities and to serve as district or international officers or representatives and shall retain their seniority and accrue seniority while they are on such leave. Employees who have an official request for a leave of absence shall be granted leave to accept a temporary Union assignment, not to exceed four (4) consecutive months, and upon the expiration of such leave shall be entitled to return to their former jobs and shifts. Except in cases of District or International Conventions or District Conferences relating to national contract negotiations, no more than two (2) Employees may accept such temporary Union assignments from the same mine at the same time. Permanent Union appointees and those Employees who are elected to district or international office shall be entitled to return to a job, provided that Employees with greater seniority at the mine are not on layoff status, and may bid on such vacancies as are posted. Where, by prior practice or custom, a permanent Union officer or appointee is entitled to return to his job, that practice shall be continued. This provision is retroactive to April 1, 1964. Section (m) Permanent and Temporary Supervisors
Employees who are promoted to a permanent supervisory position exempt from coverage under this Agreement and Employees who are permanent supervisors on the Effective Date of this Agreement shall forfeit their original seniority and panel rights. Employees may perform supervisory work exempt from this Agreement on a temporary basis, not to exceed sixty (60) working days (cumulative) during any contract year, without loss of seniority.
Section (n) Shift Preference
When a permanent vacancy or new job is filled at a mine where shift rotation is not practiced, the Employee with the greatest seniority shall be given preference with respect to the day, afternoon and midnight shift work, on the basis of the same procedure set forth in the job bidding section of this Article.
Article XVIII-TONNAGE RATES AND HAND LOADING
Section (a) Tonnage Rates
Hand loaders employed on a tonnage rate basis will be paid a tonnage rate to be negotiated between the Employer and the President of the UMWA District in which the company operates subject to the approval of the International Union. Tonnage rates and portal pay for hand loaders shall be periodically adjusted in accordance with Article X.
Section (b) Checkweighmen
The Employees shall have the right to a checkweighman of their own choosing to inspect the weighing of coal; provided that in any case where on account of physical conditions and mutual agreement, wages are based on measure or other method than on actual weights, the Employees shall have the right to check the accuracy and fairness of such method by a representative of their own choosing. Cars shall be tared at reasonable intervals and without inconvenience to the operation of the mine. Tare shall be taken of the cars in their usual running condition.
At mines not employing a sufficient number of Employees to maintain a checkweighman, the weight credited to the Employee shall be checked against the billing weights furnished by railroads to the Employer, and on coal trucked from such mines, a practical method to check the weights shall be agreed upon. Such weights shall be checked once a month.
The wages of checkweighmen will be collected through the pay office semimonthly upon a statement of time made by the checkweighmen, and approved by the mine committee. The amount so collected shall be deducted on a percentage basis, agreed upon by the checkweighman and clerk, from the earnings of the Employees engaged in mining coal and shall be sufficient only to pay the wages and legitimate expenses incident to the office.
If a suitable person to act as checkweighman is not available among the Employees at the mine, a man not employed at the mine may be selected upon mutual agreement. The checkweighman or checkmeasurer, as the case may require, shall be permitted at all times to be present at the weighing or measuring of coal, also have power to checkweigh or checkmeasure the same; and during the regular working hours to have the privilege to balance and examine the scale or measure the cars, providing that all such balancing and examination of scales shall only be done in such a way and at such time as in no way to interfere with the regular working of the mine. It shall be the further duty of checkweighman or checkmeasurer to credit each Employee with all merchantable coal mined by him on a proper sheet or book kept by him for that purpose. Checkweighmen or checkmeasurers shall in no way interfere with the operation of the mine.
Section (c) Preparation and Cleaning of Coal
Each district agreement shall provide for the preparation and proper cleaning of coal. Reject clauses providing as follows shall be eliminated from all district agreements: "At mines where in order to maintain and improve the earnings of both the loaders and the cutters, and where it is impracticable to maintain loader earnings if all the impurities were removed underground, certain portions of those impurities are loaded and rejected either by hand or mechanical methods at the tipple.
"The question of rejects shall be referred to the local mine committee who shall, with the mine management, determine the amount and quantity of rejects that reach the coal producers' tipples and cleaning plants and an adjustment shall be made in the tare weight of the mine car sufficient to cover this amount and quantity. Should a disagreement ensue, it shall be handled as any dispute arising under this contract. Operators accepting this plan agree to eliminate the practice of docking for impurities as applying to individual workers."
All reject clauses of a similar character shall be eliminated from district agreements.
Section (d) Delivery of Cars
For each mine where the practice now prevails, the delivery of cars to the working places in the mines by pushing will be the subject of local negotiations and will not be prohibited where it is impracticable to deliver them to the working place otherwise than by pushing. Any controversy as to the continuation of the practice where it now prevails must be considered as a dispute and shall be settled promptly in accordance with the customary grievance machinery. Section (e) Explosives
Matters affecting the cost of explosives are referred to the district conferences.
Section (f) Bottom Coal

To the extent it has been the custom in each district, all bottom coal shall be taken up and loaded by the Employee.
Section (g) Cutting Coal
The cutter shall cut the coal as directed by the Employer.
Section (h) Blacksmithing
There will be no charge for blacksmithing.
Section (i) Rockdusting
Rockdusting shall be done at the expense of the Employer.
Section (j) Day Men Transferred
When day men are transferred to loading coal the individual affected, if aggrieved, shall have the right of review under the settlement of disputes procedures provided in this Agreement.
Article XIX-CLASSIFICATION
Section (a) Working in Classification
An Employee shall normally be assigned to duties customarily involved with his regular classified job in accordance with the following principles.
Section (b) Classification Requirement
Within sixty (60) days of his employment or within sixty (60) days of the Effective Date of this Agreement, whichever is earlier, each new Employee-unless prohibited by law-shall be classified in a regular, recognized occupation. Failure to so classify such new Employee will result in automatic classification at the rate which is the highest rate for any work performed during the period since he was employed and has not been classified. Nothing in this section, however, shall be understood to require double manning of jobs or prevent return of an Employee to his usual classification following temporary assignment to another job.
Section (c) Temporary Assignments
Every reasonable effort shall be made to keep an Employee at work on the job duties normally and customarily a part of his regular job, and to minimize to the extent practicable the amount of temporary assignments of particular individuals to other jobs. However, where a senior Employee has expressed a desire to improve his ability to perform a job to which he wishes to be promoted, to the extent practicable, he shall be given a preference in filling temporary assignments in regard to that job.
Section (d) Protection Against Discrimination
In no case may the Employer make a temporary assignment for the purpose of disciplining or discriminating against an Employee.
Section (e) Compensation for Temporary Assignments
When an Employee works on another job on a temporary basis, he shall be compensated for the entire shift at the higher of his regular rate or the rate of the job to which he is temporarily assigned. This section shall not be construed to apply to Employees whose regular job duties include the relief of other Employees for short periods of time which do not exceed thirty (30) minutes for each occurrence during the basic workday. For such relief periods, however, the Employee providing relief shall be paid the higher rate.
Article XX-HEALTH AND RETIREMENT BENEFITS
Section (a) General Purpose

This Article makes provision for pension, health and other benefits for Employees covered by this Agreement, and for former Employees who were covered under the United Mine Workers of America Welfare and Retirement Fund of 1950 ("1950 Fund"), and for the spouses and dependents of such Employees. The benefits to be provided are as set forth under separate plans and trusts referred to in Sections (b) and (c) of this Article. A general description of the benefits to be provided appears immediately following this Article. The specific provisions of the plans will govern in the event of any inconsistencies between the general description and the plans.
Pursuant to the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act"), the health benefits (and in some cases the death benefits) provided to retirees who were age and service eligible as of February 1, 1993, and who actually retired by September 30, 1994, are guaranteed by an Act of Congress. The Coal Act, which was enacted with the active support of the United Mine Workers of America and the BCOA, requires responsible employers to provide and pay for these benefits for life. Although, under certain circumstances, employers are permitted to adopt cost containment and managed care programs, the levels of benefits provided to retirees and dependents covered by the Coal Act are fixed by law, and may not be changed by any employer.
Benefits under the Coal Act are provided either by the employer who was providing those benefits on February 1, 1993, or by two newly-created Funds: the United Mine Workers of America Combined Benefit Fund and the United Mine Workers of America 1992 Benefit Plan. Those benefits are not governed by this Agreement. For purposes of this Article, the 1950 Pension Plan and Trust and the 1974 Pension Plan and Trust shall be a continuation of the benefit program established under the UMWA Welfare and Retirement Fund of 1950 (hereinafter the 1950 Fund).
Each participant and beneficiary shall be entitled only to the pension benefits provided in and paid from either the 1950 Pension Plan and Trust or the 1974 Pension Plan and Trust and each participant, beneficiary and dependent shall be entitled only to the benefits provided in and paid from the 1993 Benefit Trust, or the individual benefit plans referred to in Section (c). An individual that is entitled to health benefits from a plan maintained pursuant to the Coal Act will receive benefits from such plan, and not from a plan maintained pursuant to this Article. In addition, an individual that is entitled to death benefit coverage from the United Mine Workers of America Combined Benefit Fund shall not be entitled to death benefit coverage from any plan maintained pursuant to this Article.
The general purpose of the plans referred to in this Article shall be to provide health care for working and retired miners and their dependents; pensions for miners upon their retirement; health care and financial support for eligible disabled miners; and financial support for surviving spouses and surviving dependents provided by each of the Trusts and Plans referred to in this Article. Except as otherwise specifically set forth in this Article, it is agreed that the Trusts referred to in this Article are irrevocable Trusts created pursuant to, and within the scope of, Section 302(c) of the Labor-Management Relations Act, 1947, and shall endure as long as the purposes for their creation shall exist.
Section (b) 1950 Pension Plan and Trust

(1) The United Mine Workers of America 1950 Pension Trust ("1950 Pension Trust") is incorporated by reference and made a part of this Agreement. The United Mine Workers of America 1950 Pension Plan (the "1950 Pension Plan") is incorporated by reference and made a part of this Agreement. The pensions to be paid from the 1950 Pension Trust are as set forth in the 1950 Pension Plan.
(2) Pursuant to the requirements of the Coal Act, the United Mine Workers of America 1950 Benefit Plan and Trust ("1950 Benefit Trust") and the United Mine Workers of America 1974 Benefit Plan and Trust (the "1974 Benefit Trust") were merged into the United Mine Workers of America Combined Benefit Fund (the "Combined Fund"). The Combined Fund is governed by the terms of the Coal Act, and is not maintained pursuant to this Article. Health benefits for individuals who would be eligible for benefits under the 1950 Benefit Plan but for the passage of the Coal Act and who are not entitled to benefits under the Coal Act will be provided by the 1993 Benefit Fund during the term of this Agreement.
(3) Upon the discharge of all its obligations, any remaining assets in the 1950 Pension Trust shall, upon termination of such Trust, be transferred to the 1974 Pension Trust.
Section (c) 1974 Pension Plan and Trusts,
1993 Benefit Plan and Trust, and Employer Benefit Plans
(1) The United Mine Workers of America 1974 Pension Trust ("1974 Pension Trust") is incorporated by reference and made a part of this Agreement. The pensions to be paid from the 1974 Pension Trust are as set forth in the United Mine Workers of America 1974 Pension Plan ("1974 Pension Plan"), which is incorporated by reference and made a part of this Agreement. This Plan is a continuation of the pension program of the 1950 Fund and was effective December 6, 1974.
(2) The United Mine Workers of America 1993 Benefit Trust ("1993 Benefit Trust") is incorporated by reference and made a part of this Agreement. The 1993 Benefit Trust provides certain health benefits, not including pension benefits, and the terms and conditions under which those benefits will be provided are as set forth in the plan under the 1993 Benefit Trust and under the terms of this Article.
(3)(i) Each signatory Employer shall establish and maintain an Employee benefit plan to provide, implemented through an insurance carrier(s), health and other non-pension benefits for its Employees covered by this Agreement as well as pensioners under the 1974 Pension Plan and Trust whose last signatory classified employment was with such Employer and who are not eligible to receive benefits from a plan maintained pursuant to the Coal Act. The benefits provided by the Employer to its eligible Participants pursuant to such plan shall be guaranteed during the term of this Agreement by that Employer at levels set forth in such plan. The plans established pursuant to this subsection are incorporated by reference and made a part of this Agreement, and the terms and conditions under which the health and other non-pension benefits will be provided under such plans are as to be set forth in such plans.
(ii) The 1993 Benefit Plan and Trust provides health and other non-pension benefits during the term of this Agreement, to any retired miner (or the eligible dependent of such retired or deceased miner) who meets the conditions of one of the following:
(a) The retired miner is described in Section (b)(2).

(b) The retired miner separated from classified employment prior to December 16, 1993, would be eligible to receive benefits from the 1974 Benefit Plan but for the passage of the Coal Act, is not entitled to benefits under the Coal Act, and whose last signatory employer was no longer deriving revenue from the production of coal on December 16, 1993.
(c) The miner is retired under the 1974 Pension Plan or any successor plan(s) thereto, last worked in signatory classified employment for an Employer who was obligated to contribute and contributed to the 1993 Benefit Trust at the rates specified in Section (d) and would otherwise cease to receive the health and other non-pension benefits provided herein because such last signatory Employer (including successors and assigns) is no longer in business. An Employer's obligation to contribute at the rates specified in Section (d) must be in effect on the date the Employer is first considered to be "no longer in business." For purposes of determining eligibility under the 1993 Benefit Plan and Trust, the Employer is considered to be "no longer in business" only if the Employer meets the conditions of (I) and (II) below. The parties expressly intend that each of the requirements of (I) and (II) be met.
(I) The Employer has ceased all mining operations and has ceased employing persons under this Wage Agreement, with no reasonable expectation that such operations will start up again; and
(II) The Employer is financially unable (through either the business entity that has ceased operations as described in subparagraph (a) above, including such company's successors or assigns, if any, or any other related division, subsidiary, or parent corporation, regardless of whether covered by this Wage Agreement or not) to provide health and other non-pension benefits to its retired miners and surviving spouses.
(d) The retired miner worked under the terms of the 1974 NBCWA (but not under the terms of the 1978 NBCWA), has been or would have been denied a benefit by the UMWA 1974 Benefit Plan solely because the miner did not work under the terms of a 1978 or subsequent NBCWA; and is not eligible to receive benefits under the Coal Act. The Union and Trustees shall assist and fully cooperate with the Employers in obtaining all necessary opinion letters, exemptions, or rulings from the Department of Labor, the Internal Revenue Service or other applicable federal agencies, in order to implement the provisions of this subsection so as to ensure compliance with all applicable federal laws and regulations and ensure the deductibility for income tax purposes of any and all contributions made by signatory Employers to the 1993 Benefit Trust and the individual health plans referred to in this Section.
Section (d) Contributions by Employers
(1) During the life of this Agreement, for the periods of time indicated below, each signatory Employer (including those engaged in the production of coal and those not engaged in the production of coal) shall contribute to the Trusts referred to in this Article the amounts specified below based on cents per hours worked by each of the Employer's Employees who perform classified work under this Agreement.
(i) Into the 1950 Pension Trust: for the period beginning on the Effective Date and ending when this Agreement is terminated, 0.0(cent) per hour on each such hour worked;
(ii) Into the 1974 Pension Trust: for the period beginning on the Effective Date and ending when this Agreement is terminated, 75.0(cent) per hour on each such hour worked;

provided, however, that when the 1974 Pension Trust reaches full funding, then for the period beginning with the first month following full funding and ending when this Agreement is terminated, 0.0(cent) per hour on each such hour worked. For purposes of this subdivision, "full funding" means that the market value of assets of the 1974 Pension Trust exceeds the present value of accrued benefits (taking into account all benefit improvements negotiated in the 1998 NBCWA) of the Trust, using the Plan's funding assumptions, in accordance with the governing documents of the Plan and Trust and as projected annually by the Plan's actuary. Beginning with the valuation for July 1, 1998, the Plan's actuary shall make the necessary projections to the end of each month of the Plan year.
(iii) Into the 1993 Benefit Trust: for the period beginning on the Effective Date and ending when this Agreement is terminated, 13.0(cent) per hour on each such hour worked; provided that the obligation of each signatory Employer to make contributions into the 1993 Benefit Trust shall be suspended at any time that the net assets available for future benefits equal or exceed $20 million, and shall not resume following any such suspension until such time as the net assets available for future benefits are less than $15 million. For purposes of this subdivision, "net assets available for future benefits" is the amount shown as such on the 1993 Benefit Plan monthly financial statements, under "Statements of Net Assets Available for Plan Benefits."
(iv) In addition to the contributions indicated above, during the life of the Agreement, each signatory Employer shall, for the periods of time indicated below, contribute to the Trusts established in this Article in the amounts shown below based on cents per ton on each ton of two thousand (2,000) pounds of bituminous coal after production by another operator, procured or acquired by such Employer for use or for sale on which contributions to the appropriate Trusts as provided for in this Article have not been made (amounts shown below include cents per hours worked contributions converted to tonnage equivalents).
(a) Into the 1950 Pension Trust: for the period beginning on the Effective Date and ending when this Agreement is terminated, 0.0(cent) per ton on each such ton;
(b) Into the 1974 Pension Trust: for the period beginning on the Effective Date and ending when this Agreement is terminated, 18.75(cent) per ton on each such ton; provided that, if at any time the contributions required under subdivision
(ii) of this Section are reduced to 0.0(cent) per hour as provided therein, then for the period beginning on the date that such contributions are reduced to 0.0(cent) per hour and ending when this Agreement is terminated, 0.0(cent) per ton; and
(c) Into the 1993 Benefit Trust: for the period beginning on the Effective Date and ending when this Agreement is terminated, 2.5(cent) per ton on each such ton; subject to the provision regarding suspension of the contribution obligation in (iii) above. The parties hereto mutually agree that, if at any time during the term of this Agreement a court or tribunal of competent jurisdiction determines by a final decision that is not appealable that the provision appearing in paragraph (iv) just preceding is invalid or in violation of the National Labor Relations Act, 1947, as amended, or other Federal or state law, the parties shall, at the option of and upon demand by the Union, without affecting the integrity of any other provision of this Section or any other provision of the National Bituminous Coal Wage Agreement, meet and engage in good faith negotiations to agree upon a clause to be inserted into this Agreement in replacement of the provision found invalid or unlawful.
(v) In the event the BCOA ceases to exist, or in the event that more than 50% of the tonnage membership of BCOA on the Effective Date has withdrawn prior to the time when the BCOA is required or permitted to take action under this Article, then such action may be taken by a majority vote, based on tonnage, of Employers who were BCOA members on the Effective Date.
(vi) At any time during the term of this Wage Agreement, the Bituminous Coal Operators' Association may reallocate the contributions to be paid under the respective subdivisions (i) and (ii) in this Section, which reallocation will increase the cents per hour to be contributed into the 1950 Pension Trust and correspondingly will decrease the cents per hour to be contributed by the Employers into the 1974 Pension Trust, or which will decrease the cents per hour to be contributed into the 1950 Pension Trust and correspondingly will increase the cents per hour to be contributed by the Employers into the 1974 Pension Trust, provided that notice shall be given to the Union, and to the Trustees (who shall in turn notify all contributing Employers) of the cents per hour to be allocated to each such Trust at least 30 days prior to the date the contributions become due and owing to the respective Trusts. No reallocation of the contributions to be paid to the two Trusts shall be made which will increase the total combined contributions required by this Article to be made by the Employers to those two Trusts; if at any time the contributions required under subdivision (ii) of this Section are reduced to 0.0(cent) per hour as provided therein, then the contributions required by this Article to be made to the 1950 Pension Trust beginning at that time will be 7.0(cent) per hour until the termination of this Agreement, or if earlier, the date such Trust reaches full funding (as that term is used in subdivision (ii) in this Section).
(vii) Hours of work for purposes of Employer contributions to the plans and trusts described in this Article shall include all hours worked, or fractions thereof, by Employees in a classified job covered by this Agreement. Hours actually worked for which a premium pay of any type is provided shall be treated for purposes of Employer contributions to the Trusts as though worked on a straight-time basis. Reporting pay for hours not actually worked shall not be included for the purpose of making Employer contributions to the Trust.
(2) The sole obligation under this Section of any Employer signatory hereto shall be to contribute the amounts specified in this Section.
(3) The obligation to make payments to the Trusts specified in this Article shall become effective on the dates specified in the respective Subdivisions (i) through (iv) of this Section, and the first payments are to be made on the 10th day of each month after such specified dates, and thereafter continuously on the 10th day of each succeeding calendar month.
(4) It shall be the duty of each of the Employers signatory hereto to keep current said payments due to the Trusts, and to furnish to the International Union, United Mine Workers of America and to the Trustees of those Trusts a monthly statement showing on a mine-by-mine basis the full amounts due hereunder and the tons of coal produced, procured or acquired for use or for sale and the hours worked with respect to which the amounts are payable. Payments to those Trusts shall be made by check payable, as appropriate, to:
     "Trustees of the United Mine Workers of America 1950 Pension Trust" "Trustees of the United Mine Workers of America 1974 Pension Trust" "Trustees of the United Mine Workers of America 1993 Benefit Trust"
The Trustees are hereby authorized to require each signatory Employer to make payment of all contributions to the 1993 Benefit Trust, the 1950 Pension Trust and the 1974 Pension Trust by a single check made payable in such manner as may be specified by the Trustees.
(5) Payments shall be delivered or mailed to such location as designated by the Trustees of those Trusts.
(6) Failure of any Employer signatory hereto to make full and prompt payments to the Trusts specified in this Article in the manner and on the dates herein provided shall be deemed a violation of this Agreement. This obligation of each Employer signatory hereto, which is several and not joint, to so pay such sums shall be a direct and continuing obligation of said Employer during the life of this Agreement and it shall be deemed a violation of this Agreement, if any mine, preparation plant or other facility to which this Agreement is applicable shall be sold, leased, subleased, assigned, or otherwise disposed of for the purpose of avoiding any of the obligations hereunder.
(7) Each Employer agrees to give proper notice to the President of the appropriate local union by the 18th day of each month that the Employer has made the required payment to the Trusts for the previous month, as required by this Article, or is delinquent in such payment, such notice to set forth the amount paid to the Trusts, or the amount of the delinquency, the tonnage procured or acquired for use or for sale and the hours worked with respect to the mine or mines under the jurisdiction of such local union. Each Employer agrees to give notice to the appropriate President of the Local Union by the 18th day of each month that the Employer has made the appropriate payment to the insurance carrier for the Employer benefit plan established under (c)(3) above, or is delinquent in such payment.
(8) Title to all the monies paid into and/or due and owing to the Trusts specified in this Article shall be vested in and remain exclusively in the Trustees of those Trusts. It is the intention of the parties hereto that those Trusts shall constitute irrevocable trusts and that no benefits or money payable from those Trusts shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and that any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.
(9) It is understood that the individual Employees of Employers agree, through their representative, the United Mine Workers of America, to surrender any personal or individual right to or interest in monies paid or required to be paid to the Trusts pursuant to this Agreement.
(10) Any judgment obtained by the Trustees of the Trusts established pursuant to this Agreement for a default giving rise to damages accruing to more than one of the Trusts established hereunder shall be allocated by the Trustees among such Trusts in proportion to the amounts owing to each which gave rise to such judgment.
Section (e) Responsibilities and Duties of Trustees

(1) The 1950 Pension Trust, the 1974 Pension Trust, and the 1993 Benefit Trust shall each be administered by a Board of four Trustees, two of whom shall be appointed by the Employers and two of whom shall be appointed by the Union. Either party may, but shall not be required to, appoint an individual to serve as a Trustee on more than one Trust. One of the Trustees appointed by the Union shall be the Chairman. Each Board of Trustees shall perform its duties in accordance with the requirements, terms and conditions of each such Trust.
(2) It is the intent and purpose of the contracting parties that full cooperation shall be given by each of them to one another, to the Trustees provided for under this Article, and to all affected mine workers, to the eventual coordination and development of policies and working agreements necessary or advisable for the effective operation of the Trusts and Plans.
(3) Action which may be required by the Employers in connection with any matter hereunder, including but not limited to the removal or appointment of a Trustee, may be taken by BCOA.
(4) All covenants, rights and obligations accruing to the Trusts, and the Benefit Plan, and the Trustees of the Pension and Benefit Trusts and Plans, and all breaches, violations and/or defaults of any provision of this Article pertaining to the Trusts and Plans, the Trust Agreements, or Pension Plans, shall be enforced by the Trustees, at their discretion, through any and all available legal means, without first exhausting the grievance and arbitration procedures set forth in this Agreement.
(5) Disputes arising under this Agreement with regard to the Employer benefit plan established in (c)(3) above shall be referred to the Trustees. The Trustees shall develop procedures for the resolution of such disputes. In the event the Trustees decide such dispute, such decision of the Trustees shall be final and binding on the parties. If the Trustees are unable to resolve the dispute, such dispute shall be referred to a permanent three-member arbitration panel selected by mutual agreement of the UMWA and the BCOA and maintained by the Trustees. A dispute referred in this manner shall be decided by one member of the arbitration panel, determined on a rotating basis, whose decision shall be final and binding on the parties. Precedent under the resolution of disputes mechanism previously in place shall remain in effect, and the panel shall be required to cooperate to assure the consistent interpretation of provisions under the Employer Plans under this Article. Such disputes shall not be processed under the provisions of Article XXIII (Settlement of Disputes).
Section (f) Audits, Reports and Notices
(1) It is agreed by the contracting parties that annual independent audits of the Trusts shall be made by independent certified public accountants to be designated by the Trustees of the Trusts. A statement of the results of such audits shall be sent to the contracting parties and shall be made available upon written request to any working or retired miner or to any beneficiary either by mail or at the principal office of the Trusts, or at such other place as may be designated by the Trustees.
(2) If the Trustees determine that there is reasonable cause to question the accuracy of the sums paid under Section (d) of this Article, or of any verification thereof made by an Employer for a given monthly or annual period, the Employer shall, upon written request by the Trustees, make available for inspection and/or copying at reasonable times and places to a representative of the Trustees, those records which are necessary to verify the accuracy of the sums paid.
(3) A complete accounting, on a mine-by-mine basis, of contributions received by the Trusts under this Article shall be furnished by the Trustees, at least on a quarterly basis, to the International Union. Such an accounting will also be supplied to the District and Local offices of the Union with respect to the mine or mines under their jurisdiction. Such accounting shall include tonnages of coal procured or acquired for use or for sale, and hours worked with respect to which contributions were paid, together with an identification of any period or periods in which contributions were delinquent, showing the amounts of such delinquencies. The Trustees shall take such action as they deem appropriate to collect any such delinquencies, and shall advise the International Union and the appropriate Districts and Locals of the Union, on at least a monthly basis, of such delinquencies, as long as such delinquencies continue.
(4) Upon the written request of any International, District or Local officer of the Union, the Trustees shall make available within seven (7) days of receipt of such request an up-to-date accounting of contributions made and delinquencies outstanding, in respect to any mine or related facility with respect to which such officer has union jurisdiction.
(5) The Trustees shall furnish the Employers and the Union with such other documentation and information as provided for in each of the Trusts described herein.
Section (g) Administration of Trusts
(1) Each Employer shall make available to the Trustees within a reasonable time such information as the Trustees may determine to be reasonably required for the purpose of administering the Trusts and Plans.
(2) The Trustees shall respond to all written requests for information, applications, and other communications from beneficiaries within 15 working days from their receipt at the office of the Trusts. A response from the Trustees may be either a telephonic communication or a letter acknowledging receipt of such communication from the beneficiary. A pension application must be initially approved or denied within 12 weeks of the receipt of the application. The foregoing shall not apply in the event of delays caused by conditions beyond the control of the Trustees.
(3) The Trustees shall police and monitor the rolls of those entitled to benefits from the Trusts. On at least a quarterly basis, the Trustees shall have available a complete listing of current beneficiaries, identified by UMWA district and local union jurisdiction, if applicable. The Trustees shall promptly investigate and determine the eligibility or ineligibility of any beneficiary whose right to receive benefits from the Trusts has been challenged by an Officer of the International, District or Local Union or by any Employer. In the event that a beneficiary or beneficiaries shall be determined to be ineligible for health care or other benefits, the Trustees shall take prompt action to correct the situation.
(4) The Trustees are authorized, upon prior written approval by the Employers and the Union, to make such changes in the Plans and Trusts hereunder as they may deem to be necessary or appropriate.
They are also authorized and directed, after adequate notice and consultation with the Employers and Union, to make such changes in the Plans and Trusts hereunder, including any retroactive modifications or amendments, which shall be necessary:

(a) to obtain all necessary determination letters or rulings from the Internal Revenue Service or other applicable federal agencies so as to ensure compliance with all applicable federal laws and regulations and ensure the continued qualification of the 1950 and 1974 Pension Plans and Trusts and the deductibility for income tax purposes of any and all contributions made by signatory Employers to such Trusts as paid or incurred;
(b) to conform the terms of each Plan and Trust to the requirements of ERISA, or any other applicable federal law, and the regulations issued thereunder;
(c) to obtain determination letters from the Internal Revenue Service that the two Pension Plans will each meet the requirements of Section 401 of the Internal Revenue Code and the Trusts thereunder will be exempt under Section 501(a) of such Code and that the 1993 Benefit Trust will be exempt under Section 501(c)(9) of such Code;
(d) to establish the deductibility for income tax purposes of any and all contributions made by the signatory operators to the Pension Trusts and Benefit Trust as paid or incurred; or
(e) to comply with all applicable court or government decisions or rulings.
In addition to the foregoing, the 1993 Benefit Plan Trustees shall have the authority to make any amendments to the plan of benefits of the 1993 Benefit Plan and Trust that they deem necessary and appropriate.
Section (h)  Guarantee of 1950 and 1974 Plans and Trusts
Notwithstanding any other provisions in this Agreement the Employers hereby agree to fully guarantee the pension benefits provided by the 1950 Pension Fund and the 1974 Pension Fund, during the term of this Agreement.
In order to fully fund these guaranteed benefits, the BCOA may increase, not decrease (except as provided in Section (d)(1)), the rate of contributions to be made to the 1950 Pension Fund and the 1974 Pension Fund during the term of this Agreement. These contributions, which may be adjusted from time to time, shall be made by all Employers signatory hereto during the term of this Agreement.
In addition, each signatory Employer hereby agrees to fully guarantee the health benefits provided under its own Employer Plan described in Section (c)(3)(i) of this Article XX during the term of this Agreement.
GENERAL DESCRIPTION OF THE HEALTH AND RETIREMENT BENEFITS
The following is a general description of certain information contained in the UMWA 1950 Pension Plan and Trust, the UMWA 1974 Pension Plan and Trust, and the individual Employer's benefit plan. This description is intended merely to highlight certain information; it is not a complete statement of all of the provisions of the Plans and Trusts, nor is it intended to be a Summary Plan Description as defined in the Employee Retirement Income Security Act of 1974, and is qualified in its entirety by, and subject to the more detailed information contained in the Plans and Trusts, copies of which are on file and available for inspection at the offices of the UMWA Health & Retirement Funds, 4455 Connecticut Avenue, N.W., Washington, D.C. 20008. The specific provisions of the plans will govern in the event of any inconsistencies between the general description and the plans.
The benefits provided by the 1993 Benefit Trust shall initially be equivalent to those provided by the Employer Benefit Plans maintained pursuant to this Article. Such plan of benefits may be amended from time to time, as determined by the 1993 Benefit Plan

Trustees. Benefits under the 1993 Benefit Trust shall only be those that can be provided from the assets of the Trust, but the total package of benefits under the Plan shall not exceed the value of the benefits provided under the individual Employer Plan pursuant to this Article.
The parties expressly agree that the language references to "for life" and "until death" that are retained in this General Description are intended to mean that each Employer will provide, for life, only the benefits of its own eligible retirees who retire during the term of this Agreement. A retiree shall be considered to be a retiree of an Employer if his last signatory classified employment was with such Employer. The benefits and benefit levels provided by an Employer under its Employer Plan are established for the term of this Agreement only, and may be jointly amended or modified in any manner at any time after the expiration or termination of this Agreement.
However, under no circumstances will an Employer be responsible to provide benefits or to contribute toward the provision of benefits, through the 1993 Benefit Trust or any other plan, trust or mechanism, to former employees and retirees (or their spouses, surviving spouses or dependents) of any other Employer beyond the term of this Agreement.
The following general description does not apply to plans maintained pursuant to the Coal Act.
(1) PENSIONS FOR MINERS RETIRED UNDER THE 1950 PENSION PLAN:
Beginning on the Effective Date, pension benefits are according to the following schedules:
(a) For pensioners with at least 20 years of credited service who retired on other than a disability pension, the pension is $390 per month. Any such pensioner whose pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1950 Pension Plan, a one-time single sum payment of $525. Any such pensioner whose pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1950 Pension Plan, a one-time single sum payment of $525. Any such pensioner whose pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1950 Pension Plan, a one-time single sum payment of $525. Any such pensioner whose pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1950 Pension Plan, a one-time single sum payment of $550.
(b) For pensioners who retired on a disability pension, the pension is $232.50 per month. Any such disability pensioner whose pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1950 Pension Plan, a one-time single sum payment of $315. Any such disability pensioner whose pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1950 Pension Plan, a one-time single sum payment of $315. Any such disability pensioner whose pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1950 Pension Plan, a one-time single sum payment of $315. Any such disability pensioner whose pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1950 Pension Plan, a one-time single sum payment of $340. Such pensioner will be entitled to retain his Health Services card for life. Upon his death, his widow will retain a Health Services card until her death or remarriage.
Any pensioner who is receiving a disability pension or a pension with at least twenty years of credited service under this Plan is entitled to receive health benefits until death except during any month in which he is regularly employed at an earnings rate equivalent to at least $1000 per month. A widow is entitled to receive health benefits until her death or remarriage subject to the same $1000 earnings limit.
(c) For all other pensioners and future pensioners, the benefit is increased by $15 per month. Any such pensioner whose pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1950 Pension Plan, a one-time single sum payment of $315. Any such pensioner whose pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1950 Pension Plan, a one-time single sum payment of $315. Any such pensioner whose pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1950 Pension Plan, a one-time single sum payment of $315. Any such pensioner whose pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1950 Pension Plan, a one-time single sum payment of $340.
(1A) 1950 WIDOWS' PENSION:
A Widow's Pension is provided through the 1950 Pension Plan to widows of miners who were receiving a 1950 pension at the time of their death. The benefit is $140 per month. Existing as well as future widows of 1950 Pensioners will receive this benefit.
Any widow whose 1950 pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1950 Pension Plan, a one-time single sum payment of $400. Any widow whose 1950 pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1950 Pension Plan, a one-time single sum payment of $400. Any widow whose 1950 pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1950 Pension Plan, a one-time single sum payment of $400. Any widow whose 1950 pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1950 Pension Plan, a one-time single sum payment of $425.
(2) PENSIONS FOR MINERS WHO RETIRED UNDER THE 1974 PENSION PLAN PRIOR TO THE EFFECTIVE DATE:
Pension benefits for pensioners who retired prior to the Effective Date are according to the following schedules:
(a) For pensioners who retired on other than a minimum disability pension, the pension is increased by $15 per month. Such pensioner will be entitled to retain his Health Services card for life, subject to the $1000 earnings limit. Upon his death, his widow will retain a Health Services card until her death or remarriage, subject to the $1000 earnings limit.
(b) For pensioners who retired on a minimum disability pension, the pension is $215 per month. Such pensioner will be entitled to retain his Health Services card for life. Upon his death, his widow will retain a Health Services card until her death or remarriage, subject to the $1000 earnings limit.
(c) Any pensioner who retired on other than a disability pension and whose pension is in pay status as of the Effective Date shall receive an increase in his pension of $15 per month. Any pensioner who retired on other than a disability pension and whose pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any pensioner who retired on other than a disability pension and whose pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any pensioner who retired on other than a disability pension and whose pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any pensioner who retired on other than a disability pension and whose pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $550.
Any pensioner whose disability pension is in pay status as of the Effective Date shall receive an increase in his disability pension of $15 per month. Any pensioner whose disability pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $315. Any pensioner whose disability pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $315. Any pensioner whose disability pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $315. Any pensioner whose disability pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $340.
(d) For surviving spouses of 1974 pensioners, the benefit is increased by $15 per month. A surviving spouse whose survivor pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. A surviving spouse whose survivor pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. A surviving spouse whose survivor pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. A surviving spouse whose survivor pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $425. Such surviving spouse will retain a Health Services card until her death or remarriage, subject to the $1000 earnings limit.
(3) PENSIONS FOR MINERS WHO RETIRE ON OR AFTER THE EFFECTIVE DATE:
A working miner who retires on or after the Effective Date and who is eligible for a pension under the terms of this Agreement will receive pension benefits based upon the 1974 Pension Plan. Subject to (4) below, full credit is provided for years worked as a classified Employee in mines of signatory Employers.
The earliest retirement age is 55. A miner may retire at 55 with 10 or more years of signatory service.

Pension benefits are increased as a miner accumulates years of signatory service. Benefits are also increased based upon a miner's age at the time of retirement with maximum benefits payable to miners who retire at the age of 62 or more.
In order to calculate the amount of a retirement benefit, it is necessary to add:
(1) the benefit amount for signatory service earned prior to February 1, 1989 ("Pre-1989 signatory service");
(2) the amount for signatory service earned between February 1, 1989, and January 31, 1990 ("1989 signatory service");
(3) the amount for signatory service earned on or after February 1, 1990 and before December 16, 1993 ("Post-1989 signatory service"); and
(4) the amount for signatory service earned on or after December 16, 1993 ("Post-1993 signatory service").
The retirement benefit for signatory service earned prior to February 1, 1989, is the following:
$32.50 per month multiplied by the years of Pre-1989 signatory service for the first 10 such years, plus
$33.00 per month multiplied by the years of Pre-1989 signatory service for the second 10 such years, plus
$33.50 per month multiplied by the years of Pre-1989 signatory service for the third 10 such years, plus
$34.00 per month multiplied by the years of Pre-1989 signatory service for each such year over 30.
The retirement benefit for signatory service earned from February 1, 1989, to January 31, 1990, is $40.00 for a year of 1989 signatory service.
The retirement benefit for signatory service earned from February 1, 1990, to December 16, 1993, is $44.50 per year of Post-1989 signatory service.
The retirement benefit for signatory service earned on or after December 16, 1993 is $47.50 per year of Post-1993 signatory service.
For a working miner who retires on or after January 1, 2000, and who is eligible for a pension under the terms of this Agreement, each dollar amount specified above is increased by $2.00.
To estimate your pension, use the table on pages 295-299.
Any pensioner whose pension (other than a disability pension) is in pay status as of the Effective Date shall receive an increase in his pension of $15 per month. Any pensioner whose pension (other than a disability pension) is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any pensioner whose pension (other than a disability pension) is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any pensioner whose pension (other than a disability pension) is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any pensioner whose pension (other than a disability pension) is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $550.

(4) SIGNATORY SERVICE:
Effective as of the calendar year 1978, each miner who works at least 1,000 hours in a calendar year as a classified Employee with a signatory Employer will receive credit for a full year of signatory service for the purpose of determining the amount of the pension. Time spent performing contractual obligations (such as safety inspections, mine committee work, etc.) shall be considered as hours worked in the schedule below. Time spent performing work for the UMWA, its districts and local unions in lieu of regular scheduled classified work for the Employer shall be considered as hours worked in the schedule below. A person who is eligible to receive sickness and accident benefits will receive credit as hours worked in the schedule below, for the period of eligibility. Each miner who works less than 1,000 hours in a calendar year as a classified Employee with a signatory Employer will receive credit for the above purpose for a percentage of a year calculated in accordance with the following schedule:
                  Percentage of a Year of
         Hours Worked   Signatory Service
         less than 250         0
         250-499              25%
         500-749              50%
         750-999              75%
         1,000 or more       100%
For the purpose of calculating benefits and/or determining vesting, employment with the United Mine Workers of America, following classified employment with an Employer, shall be treated as signatory service, provided that the employee does not receive a pension from the United Mine Workers of America Pension Plan based on such service. Notwithstanding the foregoing, a classified Employee working on the weekend/holiday crew as provided in Appendix C shall receive credit for a percentage of a year calculated in accordance with the following schedule:
                  Percentage of a Year of
         Hours Worked   Signatory Service
less than 200                  0
200-399                       25%
400-599                       50%
600-799                       75%
800 or more                  100%
Special Rule for 1993-For the calendar year 1993, a classified Employee who participated in an authorized strike following expiration of the 1988 Wage Agreement, or who was laid off as a direct result of such an authorized strike, and who worked at least 500 hours will receive credit for a full year of signatory service.
(5) PENSIONS FOR DISABLED MINERS:
A miner who becomes permanently and totally disabled as a result of a mine accident occurring after the Effective Date will become eligible for pension benefits in accordance with the following schedule:

(a) If a miner has less than ten years of signatory service at the time of retirement, the miner will receive a $215 per month pension. Such pensioner will be entitled to retain a Health Services card for life. Upon his death, his widow will retain a Health Services card until her death or remarriage, subject to the $1000 earnings limit.
(b) If a miner has ten years or more of signatory service at the time of retirement, the miner will receive the greater of the minimum pension payable to a miner with less than ten years of signatory service or a pension based upon the years of signatory service which the miner has accumulated at the time of retirement calculated in accordance with the benefit schedule in (3) above. Such pensioner will be entitled to retain a Health Services card for life. Upon his death, his widow will retain a Health Services card until her death or remarriage, subject to the $1000 earnings limit.
(c) Any miner whose disability pension under this section is in pay status as of the Effective Date shall receive an increase in his disability pension of $15 per month. Any pensioner whose disability pension under this section is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $315. Any pensioner whose disability pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $315. Any pensioner whose disability pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $315. Any pensioner whose disability pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $340.
(6) PENSIONS FOR SURVIVING SPOUSES:
The 1974 Pension Plan provides for Surviving Spouse pensions. Benefits for an eligible surviving spouse will be payable in accordance with the following:
(a) If, on or after the Effective Date, a working miner dies (regardless of cause) and would have been eligible for an immediate pension had the miner retired on the date of death, the surviving spouse will be eligible for a pension equal to 75% of the pension the miner would have received, and will receive this pension until death. Such surviving spouse will be entitled to retain a Health Services card until death or remarriage, subject to the $1000 earnings limit.
(b) Upon the death of a pensioner, other than a deferred vested pensioner with less than 20 years of service, the surviving spouse of such pensioner will receive a pension equal to 75% of the pensioner's pension until death. Such surviving spouse will be entitled to retain a Health Services card until death or remarriage, subject to the $1000 earnings limit.
(c) If a miner working on or after the Effective Date becomes eligible for a pension, other than a deferred vested pension with less than 20 years of service, at any time thereafter, upon his death after age 55, the surviving spouse will be entitled to receive a Surviving Spouse pension equal to 75% of the miner's pension until death. Such surviving spouse will be entitled to retain a Health Services card until death or remarriage, subject to the $1000 earnings limit.
(d) If a miner had completed 10 years of credited service, died as a result of a mine accident during the term of the 1978 or 1981 Wage Agreement, and was not covered by a

Surviving Spouse pension (or by any other monthly benefit payable to a surviving spouse under a Wage Agreement), the surviving spouse, if she has never remarried and is surviving on the first day of the month following the Effective Date, will be entitled to receive a lump sum in the amount of $10,000, plus $100 for each month beginning with the first month following the Effective Date and continuing until her remarriage or death.
(e) Any surviving spouse whose survivor pension is in pay status as of the Effective Date shall receive an increase in her survivor pension of $15 per month. Any surviving spouse whose survivor pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any surviving spouse whose survivor pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any surviving spouse whose survivor pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any surviving spouse whose survivor pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $425.
(6A) PRE-RETIREMENT SURVIVOR'S PENSION:
The Plan also provides a 75% survivor's pension for the spouse of a working miner with 10 years of vested pension rights who dies before retirement age. The pension benefit will be payable to the surviving spouse at the time the miner would have attained age 55. Any surviving spouse whose survivor's pension is in pay status as of the Effective Date shall receive an increase in her survivor's pension of $15 per month. Any surviving spouse whose survivor pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any surviving spouse whose survivor pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any surviving spouse whose survivor pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any surviving spouse whose survivor pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $425.
(7) DEFERRED VESTED OR SPECIAL PENSIONS:
(a) If after the Effective Date a working miner ceases working for any reason, except as provided in (b) below, after completing at least 10 years of signatory employment, and before age 55, the miner will be eligible to receive a pension at age 62, or an actuarially reduced pension at any time after 55. This pension will be calculated in accordance with (3) above.
(b) If after the Effective Date a working miner ceases working and meets the following criteria:
(i) had 20 years of signatory service on date last worked;
(ii) had attained the age of 50 on the date last worked; and either
(iii) had been laid off and had not refused a recall to the mine from which he was laid off; or

(iv) had been terminated under Article III, Section (j) of the Wage Agreement (or if the miner had not been terminated, there had been a deterioration in physical condition which prevented the miner from performing his regular work as determined by a panel of three physicians, if the degree of such physical deterioration is disputed by the Trustees) and was not employed in the coal industry thereafter; then the miner will be eligible to receive a pension at age 62, or a pension at any time after age 55, reduced by one-quarter of one percent for each full month between the date on which pension benefits begin and the date the miner attains age 62.
(c) Any miner who ceased work prior to the Effective Date, is eligible to receive a deferred vested pension under the 1974 Pension Plan and satisfies the criteria in (b) above shall have his pension recomputed using the 1/4 of one percent reduction based on the formula in effect at his retirement. Such pensioner shall have his pension increased by any increases applicable to Age 55 Retirement which occurred after the date of his retirement and application for pension. Any increase under this paragraph shall be applied prospectively only.
(d) If on or after December 16, 1993, a working miner ceases performing classified work and meets the following criteria:
(i) he had 20 years of signatory service on his date last worked;
(ii) he had been laid off and had not refused a recall to the mine from which he was laid off; or
(iii) he had been terminated under Article III, Section (j) of the Wage Agreement (or if the miner had not been terminated, there had been a deterioration in physical condition which prevented the miner from performing his regular work as determined by a panel of three physicians, if the degree of physical deterioration is disputed by the Trustees) and was not employed in the coal industry thereafter; and
(iv) his pension is not in pay status on or before August 16, 1996;
then the miner will be eligible to receive a pension at age 62, or a pension at any time after age 55, reduced by one-quarter of one percent for each full month between the date on which pension benefits begin and the date the miner attains age 62.
(e) Special Permanent Layoff Pension-If on or after January 1, 1998, a working miner ceases performing classified work and meets the following criteria:
(i) he had 20 years of signatory service on his date last worked and was less than age 55; and
(ii)(A) he has been permanently laid off under circumstances in which his Employer has permanently closed the mine, or
(B) he has been permanently laid off;
then the miner will be eligible to receive a pension computed under the provisions of (3) above, calculated as if he were then age 55. In the case of a layoff described in (ii)(A) above, the pension will be effective on the first day of the first month following both the layoff and the filing of a pension application. In the case of a layoff described in (ii)(B) above, the pension will be effective on the first day of the first month following both a period of 180 days after the layoff and the filing of a pension application. A miner will be considered to have been "permanently laid off" under (ii)(B) if he has been on layoff status for at least 180 days, and has not refused a recall to the mine from which he was laid off. A miner who receives this special permanent layoff pension benefit, or any other pension benefit under this Article, forfeits all seniority, panel, and recall rights.
(f) The Surviving Spouse pension described in paragraph (6) does not apply to the surviving spouse of a miner receiving a deferred vested pension with less than 20 years of service.
(g) Any such miner whose pension is in pay status as of the Effective Date shall receive an increase in his pension of $15 per month. Any such pensioner whose pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any such pensioner whose pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any such pensioner whose pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $525. Any such pensioner whose pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $550.
(h) The surviving spouse of such miner whose survivors pension is in pay status as of the Effective Date shall receive an increase in her survivors pension of $15 per month. Any such surviving spouse whose survivors pension is in pay status as of October 31, 1999 shall be issued by November 1, 1999, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any such surviving spouse whose survivors pension is in pay status as of October 31, 2000 shall be issued by November 1, 2000, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any such surviving spouse whose survivors pension is in pay status as of October 31, 2001 shall be issued by November 1, 2001, by separate check from the 1974 Pension Plan, a one-time single sum payment of $400. Any such surviving spouse whose survivors pension is in pay status as of October 31, 2002 shall be issued by November 1, 2002, by separate check from the 1974 Pension Plan, a one-time single sum payment of $425.
(7A) PENSION BONUSES:
(a) The one-time single sum pension payments set forth in this Article are not intended as an ongoing feature of either the 1950 or 1974 Pension Plan, and the Plans shall have no obligation to provide payments of this type other than those expressly provided for in this Article and in the Plans.
(b) Non-Duplication-No individual shall be entitled to receive a single sum pension payment on any given date under more than one provision of this Article.
(8) LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT BENEFITS:
Life and Accidental Death and Dismemberment Insurance benefits are provided by the Employer for working miners in accordance with the following schedule:
(a) Upon the death of a working miner due to other than violent, external and accidental means on or after the Effective Date, life insurance benefits in the amount of $55,000 will be paid to the miner's named beneficiary. Upon the death of a working miner due to other than violent, external and accidental means on or after the fourth anniversary of the Effective Date, life insurance benefits in the amount of $60,000 will be paid to the miner's named beneficiary. Spouses who are not eligible for surviving spouse pension benefits, will continue eligibility for a Health Services card (also covers dependents) until remarriage or for 60 months, whichever occurs first, subject to the $1000 earnings limitation.
(b) Upon the death of a working miner due solely to violent, external and accidental means on or after the Effective Date, life insurance in the amount of $110,000 will be paid to the miner's named beneficiary. Upon the death of a working miner due solely to violent, external and accidental means on or after the fourth anniversary of the Effective Date, life insurance in the amount of $120,000 will be paid to the miner's named beneficiary. Spouses who are not eligible for surviving spouse pension benefits, will continue eligibility for a Health Services card (also covers dependents) until remarriage or for 60 months, whichever occurs first, subject to the $1000 earnings limitation.
(c) If a working miner should lose 2 or more members due to violent, external and accidental means on or after the Effective Date, the miner shall receive a $60,000 dismemberment benefit. If a working miner should lose 2 or more members due to violent, external and accidental means on or after the fourth anniversary of the Effective Date, the miner shall receive a $70,000 dismemberment benefit. If a working miner shall lose one member due solely to violent, external and accidental means on or after the Effective Date, the miner shall receive a $30,000 dismemberment benefit. If a working miner shall lose one member due solely to violent, external and accidental means on or after the fourth anniversary of the Effective Date, the miner shall receive a $35,000 dismemberment benefit. A member for the purpose of the above is (i) a hand at or above the wrist, (ii) a foot at or above the ankle or (iii) total loss of vision in one eye.
(d) Accidental death or dismemberment benefits are not payable if caused in whole or in part by disease, bodily or mental infirmity, ptomaine or bacterial infection, hernia, suicide, intentional self-inflicted injury, insurrection or acts of war or is caused by or results from committing or attempting to commit a felony.
(9) PENSIONER'S DEATH BENEFITS:
(a) Upon the death on or after the Effective Date of a pensioner who has retired under the 1950 Pension Plan, and who is not a participant in the Combined Benefit Fund, a $6,000 death benefit will be paid by the 1950 Pension Plan to his widow, or, in the absence of a widow to his dependents, if any; otherwise a $5,000 death benefit will be paid by the 1950 Pension Plan to his nearest survivor.
(b) Upon the death on or after the Effective Date of a pensioner under this Agreement who retired under the 1974 Pension Plan, with other than a deferred vested pension based on less than 20 years of credited service, a $6,000 death benefit will be paid by the 1974 Pension Plan to the named beneficiary of the deceased retiree if such named beneficiary is a surviving spouse or dependent relative; otherwise, a death benefit of $5,000 will be paid by the 1974 Pension Plan to the named beneficiary of such deceased retiree. For purposes of this paragraph, "a pensioner under this Agreement" means a pensioner who is not entitled to benefits from the Combined Fund, is not entitled to death benefit coverage from a plan maintained by his employer, and who meets one of the following conditions:
         i)       the pensioner is a participant in the 1992 Benefit Plan;
         ii)      the pensioner is a participant in the 1993 Benefit Trust;

         iii) the pensioner is a participant in an individual employer plan maintained pursuant to the Coal Act and whose last signatory employer ceased producing and/or processing coal prior to December 16, 1993;
         iv) the pensioner was entitled to death benefit coverage from the 1974 Pension Plan on February 1, 1993 (or would have been had he been retired or eligible to retire on that date); or
         v) the pensioner's last signatory employer (the employer for whom such pensioner last worked in signatory classified employment) is a current 1974 Pension Plan contributor signatory to the 1998 NBCWA or to an agreement (including prior agreements, where applicable) requiring a contribution obligation with respect to the 1974 Pension Plan that is identical to the contribution obligation set forth in the 1998 NBCWA (or prior NBCWAs, where applicable).
(10) HEALTH CARE:
Health care benefits provided under the Employer Benefit Plan are guaranteed during the term of this Agreement subject to the terms of this Agreement at the level of benefits provided in the Employer Benefit Plan.
(a) Working miners will be provided health benefits through their individual Employer's benefit plan maintained pursuant to this Article.
(b) Pensioners, other than deferred vested pensioners with less than 20 years of service and pensioners receiving a Special Permanent Layoff Pension, retired under the 1974 Pension Plan will be provided health benefits through the Employer from which they retired. Pensioners entitled to benefits from a plan maintained pursuant to the Coal Act will receive benefits from such plan.
(c) Pensioners receiving a Special Permanent Layoff Pension will be provided health benefits from their Employers in accordance with the layoff benefits otherwise provided under this Wage Agreement; subsequently, upon reaching age 55, such pensioners shall receive health benefits from their Employers.
(d) Pensioners, both regular and disabled, their surviving spouses and dependents, who are described in Section (c)(3)(ii) will have benefits provided under the 1993 Benefit Plan and Trust.
(e) Pregnancy benefits will be provided in the same manner as for any other disability.
(f) Only benefits for prescription drugs (only those drugs requiring a prescription for dispensing) are provided.
(g) Spouses of working miners who died, who are not eligible for Surviving Spouse pension benefits, will continue eligibility for health care until remarriage, or for 60 months, whichever occurs first, subject to the $1000 earnings limit.
(h) Deferred vested pensioners with less than 20 years of service under the 1974 Pension Plan and miners who will receive a pension with less than 20 years of service under the 1950 Pension Plan are ineligible for health care. Disability pensioners under both the 1950 and 1974 Pension Plans will continue to receive their Health Services card.
(i) Disabled or retarded children of Health Services cardholders will be covered for life, so long as a surviving parent holds the card.
Explanatory Note on Employer Provided Health Plans
Active miners and their surviving spouses and dependents, and pensioners, their dependents, and surviving spouses receiving pensions from the 1974 Pension Plan, will receive health care provided by their Employer through insurance carriers. A health services card identifying the Participant's eligibility for benefits under the health plan shall be provided by the Employer.
The Trustees of the UMWA Health and Retirement Funds shall resolve any disputes, as provided in Section (e)(5), including excessive fee disputes, to assure consistent application of the health plan provisions in the Employer Benefit Plans and of the managed care programs authorized by this Agreement.
Enhanced Cost Containment Program
In an effort to address the problems generated by the ever-increasing cost of health care, while maintaining a high level of benefits, the parties have mutually agreed to adopt managed care and cost containment programs.
a. Coordination of Benefits
If an individual is covered as a dependent under both the Employer Benefit Plan and under a plan maintained by a different employer, the benefits of the two plans will be coordinated so that no more than the total charges for covered medical goods and services will be paid. In no event will the Employer Benefit Plan be required to pay more than it otherwise would have paid without regard to this provision. The health plan shall coordinate benefits in accordance with the "birthday rule" adopted by the National Association of Insurance Commissioners.
b. Generic Drug Substitution
If a Beneficiary uses a brand name drug when a generic equivalent is available, the Beneficiary is responsible for the difference in cost between the generic drug and the brand name drug, in addition to the normal copayment. A generic drug will not be considered "available" unless it has been approved by the federal Food and Drug Administration. In addition, if the prescribing physician determines that use of a brand name drug is medically necessary, the generic drug will not be considered "available," and there will be no additional payment by the beneficiary for the use of the brand name drug.
c. Health Care Payment/Deductible
On January 1 of each year during the term of this Agreement (or such later date an individual first becomes an eligible Participant), each eligible participant will receive a lump sum health care payment of $1,000.00. For purposes of this provision, "eligible participants" means active Employees, laid-off Employees, and disabled Employees prior to eligibility for Medicare benefits, who are participants in the Employer Plan maintained pursuant to this Article. Notwithstanding the foregoing, a laid-off Employee shall receive a pro-rata health care payment that reflects the number of calendar quarters during which he is entitled to Employer-provided health care under the plan during the calendar year. A health care payment shall not be paid to any individual who is not then entitled to Employer-provided benefits under the Employer Plan.
During the term of this Agreement, 1974 Pension Plan Pensioners under age 65, and surviving spouses under age 65, whose last signatory employer is signatory to this Agreement (or to an Agreement with identical employee benefit obligations) will receive the $1,000 payment described in the preceding paragraph from the 1974 Pension Plan. Each pensioner and surviving spouse shall receive a pro-rata payment for the calendar year in which he or she will attain age 65 that reflects the number of calendar quarters during such year prior to the month in which he or she attains age 65. Notwithstanding the foregoing, no payment shall be made to any individual who is not then entitled to Employer-provided benefits under the Employer Plan or to any disabled individual eligible for Medicare benefits.
All health benefits provided under the Employer Plan will be subject to a $750 deductible per family per calendar year. The first $750 of all covered medical expenses incurred by any covered family member will be counted toward satisfying the deductible. Vision care and prescription drug expenses are not subject to the deductible. The deductible requirement only applies to benefits provided to covered active, laid-off, disabled and retired employees (and spouses, surviving spouses and dependents) under the Employer Plans maintained pursuant to this Article. Notwithstanding the foregoing: (i) the deductible for a laid-off employee for a calendar year shall be the pro-rata portion of $750 that reflects the number of calendar quarters during which he is entitled to Employer-provided health care under the plan during such year; (ii) the deductible for a pensioner or a surviving spouse for the calendar year in which he or she will attain age 65 shall be the pro-rata portion of $750 that reflects the number of calendar quarters during such year prior to the month in which he or she attains age 65;
(iii) the deductible for a disabled employee, or a disabled pensioner under age 65, will cease to be in effect beginning with the first calendar year following his or her eligibility for Medicare benefits; and (iv) a newly-hired Employee, an Employee recalled from layoff, or any other individual subject to a health care payment and deductible who commences coverage after January 1 of a year, shall receive a pro-rata health care payment, and be subject to an annual deductible, that reflects the number of calendar quarters remaining in the year. A family shall not be required to pay a deductible in any calendar year that exceeds 75 percent of the amount of the Health Care payment paid for that year.
d. Health Care Participating Provider Lists (PPL)
The Employer may implement Participating Provider Lists (PPLs) of physicians, hospitals, pharmacies and other providers, subject to the following requirements.
         1. Initial Certification and recertification-All Participating Provider Lists (PPLs) must be certified prior to their implementation to ensure that they meet the required standards, and recertified at least once during the term of this Agreement, in accordance with a procedure to be agreed-to between the UMWA and the BCOA.
                     The costs of certification and recertification will be borne by the Employer.
         2. Ongoing review-Continued compliance of each PPL with the required standards will be subject to ongoing review.
         3. Criteria-A PPL established by an Employer must meet the necessary criteria. The following is a general statement of the required elements:
         4. Choice-Each covered individual will have the freedom to select any provider within the PPL, regardless of whether that provider is a generalist or specialist.
         5. Reduction of Paperwork and Prohibition on Prepayment-Eligible individuals utilizing PPL providers shall, to the extent possible, not be required to fill out or submit claims forms. In addition, such individuals shall not be required to pay a PPL provider any amount other than the copayment and any outstanding annual deductible permitted under this Agreement.

         6. Quality Certification-All providers must meet quality standards.
         7. Accessibility
         a. Providers will be available within a reasonable distance.
Where possible, this means that a covered individual will not have to travel more than 20 to 30 minutes to receive general medical care.
         b. There will be adequate numbers of providers in the different specialties to ensure that each member will have a sufficient choice.
         c. Providers must be available to see covered individuals within a reasonable period, depending upon the nature of the problem.
         8. Breadth of Scope-The PPL shall include adequate diversification of specialties and facilities.
         9. Additional Specialties-The program must have provision for going outside the PPL for necessary specialties and/or facilities that are not contained within the PPL, at no additional cost to the covered individual.
         10. Other Outside Referrals-The program must have provision for referral outside the PPL where particular medical services can be better provided elsewhere in the opinion of the referring PPL provider, at no additional cost to the covered individual.
         11. Emergencies-Emergency treatment is covered in full (subject to applicable deductibles and copayments) whether or not provided within the PPL.
         12. Beneficiaries Outside PPL Area-A Beneficiary who lives outside an area served by the PPL shall be permitted to utilize non-PPL providers without incurring additional deductibles and copayments. For purposes of determining the Beneficiary's deductibles and copayments, utilization of such non-PPL providers shall be considered to be within the PPL.
         13. Transition-Out of PPL-If a beneficiary has begun to undergo a course of treatment with a non-PPL provider prior to the establishment of the PPL (or with a PPL provider that leaves the PPL), completion of that course of treatment will not be considered "out of PPL" as follows:
         a. for an acute condition (including pregnancy, treatment for cancer, etc.), for the duration of the specific course of treatment.
         b.  for a chronic condition, for up to six months.
         14. Viability-A PPL must be viable, both financially and otherwise, in order to ensure that it will continue to be able to appropriately serve the participant population.
         15. Internal Review-Each PPL must have internal mechanisms (including physician peer review) to resolve member complaints and to ensure that the highest quality standards are maintained.
         16. Precertification-Precertification for services (including hospitalization) performed by PPL providers are the responsibility of the provider, and not the covered individual. In addition, precertification in the event a covered individual is referred to a provider outside the PPL is the responsibility of the PPL provider making the referral.
                     Failure to precertify a non-emergency hospital admission to a non-PPL hospital (other than by referral from a PPL provider) or certain other specified inpatient and out-patient procedures performed by a non-PPL provider, will subject the Beneficiary to an additional $300 deductible.
         17. Out of PPL Costs

         a. Hospitalization-Benefits for inpatient treatment by a non-PPL hospital are paid at 90% of the in-PPL rates following exhaustion of the annual deductible. The Beneficiary is responsible for the remainder of the charges.
         b. Doctor Visits-Each office visit to a non-PPL physician is subject to a $15 copayment.
         c. The maximum total out-of-pocket expense under a and b above is $1500 per family per year in addition to the annual deductible and the precertification penalties.
         18. Prescription Drugs-Prescription drugs will be provided through the PPL at a reduced copayment of $4.50. Prescriptions bought out of PPL are subject to a $9.00 copayment. Mail order prescription drugs, where available, will be provided at no copayment. (See chart below.)
e. Each Employer agrees to provide the Union with information sufficient to evaluate the effectiveness of the cost containment programs adopted pursuant to this Article. Such information will be provided no less than annually, and shall include a detailed statement of utilization and costs associated with the Employer Benefit Plans. After satisfying the annual deductible, the following co-payments are required under the Employer Benefit Plan:
         In PPL   Out of PPL
Prescription      $4.50 per         $9.00 per
Drugs    prescription      prescription
Prescription      $0 per   Not Applicable
Drugs-Mail        prescription
Order (where
available)
Prescription      $4.50 Plus        $9.00 Plus
Drugs-Brand       Additional        Additional
Name Where        Cost of Brand     Cost of Brand
Generic is        Name Drug         Name Drug
Available
Physician         $10.00 per        $15.00 per
Charges  office visit      office visit
Hospital-         $0       Balance over 90%
and Related                of PPL Charges
Charges
In addition to the annual deductible:
a. No family will have to pay more than $200 for In-PPL Physician office visits in any year.
b. No family will have to pay more than $1500 in combined Out of PPL Hospital and Related Charges and Out of PPL Physician office visits. For out-of-PPL services, and for services provided prior to the establishment of PPLs, claim forms will be available at most hospitals, clinics, and physician offices. Generally, nothing more is required than signing the forms authorizing the hospital, clinic, or physician to bill the insurance carrier for the services rendered. The insurance carrier will keep individual records for each Participant and dependent and will notify the Participant of the co-payments credited to his account. The hospital, clinic, or physician will bill the

Participant for the co-payment amount until the maximum is reached. In some instances, when the Employee pays for services or drugs, the bills should be obtained and submitted with the claim form according to the instructions on the form. If the annual co-payment maximum has been reached, the carrier will remit to the Participant the full payment for covered benefits.
Where possible, for in-PPL services, no claim forms will be required. The PPL provider will generally be responsible for the submission of claims and other paperwork to the insurance carrier. However, Beneficiary may be required to submit claim forms and bills paid to verify that the annual deductible has been satisfied. Although a PPL provider may require payment by the Beneficiary of permitted copayments and deductibles, such a provider may not require payment by a Beneficiary of amounts that exceed the permitted copayments and deductibles. Covered drug prescriptions may be filled at drugstores, clinics and hospital prescription offices.
Each Participant will receive a "Summary Plan Description" booklet. Each year a financial report of the Plan will be provided to each Participant.
(11) VISION CARE:
Vision care is provided for Employees, disabled Employees, Pensioners, surviving spouses, and their dependents, covered with a Health Services card through the Employer Benefit Plan. Coverage under the plan is identical to that provided in the 1993 Agreement, increased by 10%.
(12) HEALTH CARE COST CONTAINMENT:
The Union and the Employers recognize that rapidly escalating health care costs, including the costs of medically unnecessary services and inappropriate treatment, have a detrimental impact on the health benefit program. The Union and the Employers agree that a solution to this mutual problem requires the cooperation of both parties, at all levels, to control costs and to work with the health care community to provide quality health care at reasonable costs. The Union and the Employers are, therefore, committed to fully support appropriate programs designed to accomplish this objective. This statement of purpose in no way implies a reduction of benefits or additional costs for covered services provided miners, pensioners and their families.
In any case in which a provider attempts to collect excessive charges or charges for services not medically necessary, as defined in the Plan, from a Beneficiary, the Plan Administrator or its agent shall, with the written consent of the Beneficiary, attempt to resolve the matter, either by negotiating a resolution or defending any legal action commenced by the provider. Whether the Plan Administrator or its agent negotiates a resolution of a matter or defends a legal action on a Beneficiary's behalf, the Beneficiary shall not be responsible for any legal fees, settlements, judgments or other expenses in connection with the case, but may be liable for any services of the provider which are not provided under the Plan. The Plan Administrator or its agent shall have sole control over the conduct of the defense, including the determination of whether the claim should be settled or an adverse determination should be appealed. The protections of this paragraph shall not apply until the deductible is met in full for the year, and shall not apply in the case of any service or supply obtained from a non-PPL source, until the out-of-pocket maximum is reached.

(13) NATIONAL HEALTH CARE:
Notwithstanding any other provision of this Article, in the event the United States Government enacts a system of comprehensive national health care that provides an alternative means of providing benefits required under this Article, then either the UMWA or the BCOA may, without affecting the integrity of any other provision of this Agreement, reopen this Agreement for the purpose of negotiating modifications to the Employer Plan, the 1993 Benefit Plan and Trust, or both. Additionally, the 1993 Benefit Trust may be renegotiated at the termination of this Agreement.
Article XXA-DENTAL PLAN
INTRODUCTION
The Plan provides dental benefits for Employees and their eligible Dependents at a cost to each Employee of $2 per month payable on a payroll deduction basis, or if applicable as a reduction in the Employee's Sickness and Accident Benefits if such Employee is disabled and receiving such Benefits during the particular month.
TABLE OF CONTENTS
SECTION I Definitions
SECTION II Eligibility
A.       Employees
B.       Effective Date of Coverage
C.       Eligible Dependents
SECTION III Benefits
A.       Payment of Benefits
B.       Maximum Benefits
C.       Claims Not Requiring Predetermination of Benefits
D.       Claims Requiring Predetermination of Benefits
E.       Covered Dental Expenses
F.       Limitation
G.       Exclusions
H.       Date Expenses Are Incurred
I.       Subrogation
J.       Non-Duplication
SECTION IV Termination of Coverage
A.       Disability
B.       Layoff
C.       Article III, Section (j)-Wage Agreement
D.       Death of Employee
E.       Leave of Absence or Retirement
F.       Quit or Discharge
SECTION V Schedule of Benefits
SECTION I  Definitions
The following terms shall have the meaning herein set forth:
(1) "Employer" means (Name of Company).
(2) "Wage Agreement" means the National Bituminous Coal Wage Agreement of 1998.

(3) "Plan Administrator" shall be the Employer, a subsidiary of the Employer, an affiliated company of the Employer or an employee of the Employer, as designated by the Employer.
(4) "Employee" shall mean a person actively working in a classified job for the Employer, eligible to receive dental benefits pursuant to Section II.
(5) "Dependent" shall mean any person described in paragraph C of Section II.
(6) "Attains the age" shall mean on or after 12:01 A.M. of the anniversary date of one's birth.
SECTION II  Eligibility
The persons eligible to receive the dental benefits pursuant to Section III are as follows:
A. EMPLOYEES
Benefits under Section III shall be provided to any Employee who has completed 6 months of classified employment with the Employer and:
         (1)      is actively at work on the effective date of this Plan; or
         (2) is actively at work on or after the effective date of the Wage Agreement and is disabled and receiving or would, upon proper application, be eligible to receive Sickness and Accident Benefits pursuant to the Wage Agreement.
Except as provided in (2) above, any Employee of the Employer who is not actively at work for the Employer on the effective date of this Plan will not be eligible for coverage under this Plan until the later of the date the Employee
         (1)      returns to active employment with the Employer, or
         (2) completes 6 months of classified employment with the Employer. A new Employee will not be eligible for coverage under this Plan until such Employee completes 6 months of classified employment with the Employer.
B. EFFECTIVE DATE OF COVERAGE
Coverage will become effective as of the first day of the month following the date the Employee becomes eligible pursuant to paragraph
A above.
C. ELIGIBLE DEPENDENTS
Dental benefits under Section III shall be provided to the following dependents of an Employee eligible for dental coverage pursuant to paragraph A above:
         (1) A spouse who is living in the same household (residence) with the eligible Employee;
         (2)      Unmarried dependent children of an eligible Employee
         (i)      Who have not attained age 19;
         (ii) and are living in the same household with the eligible Employee, unless such child is a full-time student.
The term "Dependents" does not include a person who is covered under any other group dental plan or program toward the cost of which the Employer contributes or who is covered as an Employee under this Plan.
SECTION III  Benefits
A. PAYMENT OF BENEFITS
After application of a Benefit Year (October 1st-September 30th) deductible amount of $50 for you and $50 for each of your Dependents for other than preventive services (those procedures prefaced by an asterisk in the Schedule of Benefits), and subject to the maximums specified in this Plan, benefits are payable in accordance with the Schedule of

Benefits set out in Section V, but in no event will the benefit for a specific dental service be greater than the dentist's charge for the specific dental procedure.
B. MAXIMUM BENEFITS
After application of the Benefit Year deductible(s) referred to in paragraph A above:
         (1) The maximum benefit payable for all Covered Dental Expenses incurred during any Benefit Year (excluding orthodontic benefits which are not subject to this limitation) shall be $990 for you and $990 for each of your dependents.
         (2) In applying the maximums referred to in (1) above, benefits for Covered Dental Expenses paid under any other group dental plan or program toward the cost of which the Employer contributes shall be considered to have been paid under this Plan.
         (3) The maximum orthodontic benefit during any Benefit Year shall be $550 for each of your eligible Dependents prior to the attainment of age 21, with a lifetime maximum of $1650 for each such Dependent.
C. CLAIMS NOT REQUIRING PREDETERMINATION OF BENEFITS
When Covered Dental Expenses are incurred by you or one of your Dependents for emergency treatment, routine oral examinations, X-rays, prophylaxis, fluoride treatments or a course of treatment, the charge for which is not expected to exceed $150, predetermination of benefits (paragraph D below) is not required. The claims administrator will make the applicable benefit payment; however, any of the dentist's charges not payable under the provisions of the Dental Benefits coverage will be your responsibility.
D. CLAIMS REQUIRING PREDETERMINATION OF BENEFITS
If a course of treatment for you or one of your Dependents can reasonably be expected to involve dentist's charges of $150 or more, or if a course of treatment is for orthodontia, a description of the procedures to be performed and an estimate of the dentist's charges must be filed with the claims administrator prior to the commencement of the course of treatment.
For orthodontic procedures, the treatment plan must (1) provide a classification of malocclusion; (2) recommend and describe necessary treatment by orthodontic procedures; (3) estimate the duration over which treatment will be completed;
(4) estimate the total charge for treatment; and (5) be accompanied by cephalometric x-rays, study models and other supporting evidence the claims administrator may require. As used herein "course of treatment" means a planned program of one or more services or supplies, whether rendered by one or more dentists for the treatment of a dental condition diagnosed by the attending dentist as a result of an oral examination. The course of treatment commences on the date a dentist first renders a service to correct or treat such diagnosed dental condition.
The claims administrator will notify you and your dentist of the benefits certified as payable based upon such course of treatment within 30 days of receipt of the request for predetermination, or, if such certification cannot be made within 30 days, the claims administrator will notify you why a certification has been delayed. In determining the amount of benefits payable, consideration will be given to alternate procedures, services or courses of treatment that may be performed for such dental condition in order to accomplish the desired result. The amount included as certified dental expenses will be the appropriate amount determined in accordance with the provisions of paragraph E below, subject to the maximums set forth in paragraph B above and the limitations set forth in paragraph F below. If you and your dentist agree to a charge higher than the amount predetermined by the claims administrator, such excess will not be paid by the Plan and will be your responsibility.
If description of the procedures to be performed and an estimate of the dentist's charges are not submitted in advance, the claims administrator reserves the right to make a determination of benefits payable taking into account alternate procedures, services or courses of treatment, based on accepted standards of dental practice.
E. COVERED DENTAL EXPENSES
Covered Dental Expenses are those procedures specified in Section V incurred in connection with dental services which are performed by:
         (1) a licensed dentist practicing within the scope of his license, or
         (2) a licensed physician authorized by his license to perform the particular dental services rendered but only to the extent such charges are for services and supplies customarily employed for treatment of that dental condition and only if rendered in accordance with accepted standards of dental practice.
F. LIMITATIONS
The following limitations* apply:
(*In respect of those services and/or supplies subject to a time period limitation, such period will be determined on a date-to-date basis measured from the date of service.)
         (1) Routine oral examinations and prophylaxis (scaling and cleaning of teeth) are limited to not more than two in any period of 12 consecutive months.
         (2) Space maintainer (a fixed or removable appliance designed to prevent adjacent and opposing teeth from moving) that replaces prematurely lost teeth are provided only for eligible Dependents prior to the attainment of age 21.
         (3) Full mouth X-rays are limited to once in any period of 36 consecutive months and supplementary bitewing X-rays are limited to not more than two in any period of 12 consecutive months.
         (4) Relining or rebasing of dentures are limited to once in any period of 36 consecutive months, provided such relining or rebasing occurs more than six months after the initial installation or replacement.
         (5) Adjustments to partial or full removal dentures are limited to the first six months following the date of installation.
         (6) The addition of teeth to an existing partial removable denture or to bridgework is provided only if satisfactory evidence is presented that:
         (i) the replacement or addition of teeth is required to replace one or more teeth extracted after the existing denture or bridgework was installed; or
         (ii) the existing denture or bridgework cannot be made serviceable and it was installed at least five years prior to the date of its replacement; or
         (iii) the existing denture is an immediate temporary denture which cannot be made permanent and replacement by a permanent denture takes place within 12 months from the date of initial installation of the immediate temporary denture.
                  Normally, dentures will be replaced by dentures but if a professionally adequate result can be achieved only with bridgework, such bridgework will be a Covered Dental Expense.

         (7) Gold, Baked Porcelain Restorations, Crowns and Jackets-If a tooth can be restored with a material such as amalgam, payment of the benefit, as contained in Section V, for that procedure will be made toward the charge for another type of restoration which you and your dentist may select. In such case, you are responsible for the balance of the treatment charge.
         (8) Reconstruction-Payment of the benefit, as contained in Section V, will be made toward the cost of procedures necessary to eliminate oral disease and to replace missing teeth. Appliances or restorations necessary to alter vertical dimension in restoring occlusion are provided only for eligible Dependents prior to the attainment of age 21.
         (9) Partial Dentures-If a cast chrome or acrylic partial denture will restore the dental arch satisfactorily, payment of the benefit, as contained in
Section V, for such procedure will be made toward a more elaborate or precision appliance that you and your dentist may choose to use; the balance of the cost remains your responsibility.
         (10) Precision Attachments-Benefits will not be provided for precision attachments when used for cosmetic purposes.
         (11) Dentures-If, in the provision of denture services, you and your dentist decide on personalized or specialized techniques as opposed to standard procedures, payment of the benefit, as contained in Section V, for the standard denture services will be made toward such treatment and the balance of the cost remains your responsibility.
         (12) Replacement of Existing Dentures or Fixed Bridgework-Replacement of an existing denture or fixed bridgework will be a Covered Dental Expense only if the existing denture or fixed bridgework is unserviceable and cannot be made serviceable. Payment of the benefit, as contained in Section V, for such service will be made toward the cost of services which are necessary to render such appliances serviceable. Replacement of prosthodontic appliances will be a Covered Dental Expense only if at least five years have elapsed since the date of the initial installation of that appliance.
         (13) Courses of Treatment in Progress on Effective Date of Dental
Benefits:
         Benefits are not provided for treatment received prior to commencement of coverage. Claims for a course of treatment which was started prior to commencement of coverage but completed while coverage is in force will be investigated to determine the amount of the entire fee which should be allocated to the treatment which was actually received while covered. Only that portion of the total fee which can be allocated to treatment received while covered will be included as a Covered Dental Expense.
G. EXCLUSIONS
Charges for the following are not Covered Dental Expenses:
         (1) Services other than those specifically listed in the Schedule of Benefits;
         (2) Treatment by other than a licensed dentist or licensed physician, except (a) charges for scaling or cleaning of teeth and topical application of fluoride may be performed by a licensed dental hygienist if the treatment is rendered under the supervision and guidance of and billed for by the dentist; and (b) charges by a dental school if
         (i)      the services are not experimental,
         (ii)     the dental school customarily charges for services and
         (iii) the services are performed under the supervision of a licensed dentist;

         (3) Local infiltration anesthetic;
         (4) Substances or agents which are administered to minimize fear or charges for analgesia, unless the patient is handicapped by cerebral palsy, mental retardation or spastic disorder;
         (5) Veneers (the coating or covering of plastic or porcelain on the outside of and bonded to a crown or false tooth to cause it to blend with the color of surrounding teeth) or similar properties of crowns and pontics placed on or replacing teeth, other than the 10 upper and lower anterior teeth;
         (6) Services or supplies that are cosmetic in nature, including charges for personalization or characterization of dentures;
         (7) Prosthetic devices (including bridges), crowns, inlays and onlays, and the fitting thereof which were ordered while the individual was not covered for Dental Benefits, or which were ordered while the individual was covered for Dental Benefits but are finally installed or delivered to such individual more than 60 calendar days after the date of termination of coverage;
As used herein "ordered" means, in the case of dentures, that impressions have been taken from which the denture will be prepared; and, in the case of fixed bridgework, restorative crowns, inlays and onlays, that the teeth which will serve as abutments or support or which are being restored have been fully prepared to receive, and impressions have been taken from which will be prepared the bridgework, crowns, inlays or onlays.
         (8) Replacement of a lost, missing or stolen prosthetic device;
         (9) Orthodontic procedures and/or treatment provided to anyone other than an eligible Dependent prior to the attainment of age 21;
         (10) Any services which are covered by any workers' compensation laws or employer's liability laws, or services which an employer is required by law to furnish in whole or in part;
         (11) Services rendered through a medical department, clinic or similar facility provided or maintained by the patient's employer;
         (12) Services or supplies for which no charge is made that you are legally obligated to pay or for which no charge would be made in the absence of dental expense coverage;
         (13) Services or supplies which are not necessary, according to accepted standards of dental practice, or which are not recommended or approved by the attending dentist;
         (14) Services or supplies which do not meet accepted standards of dental practice, including charges for services or supplies which are experimental in nature;
         (15) Services or supplies received as a result of dental disease, defect or injury resulting from the commission of a felony or due to an act of war, declared or undeclared;
         (16) Services or supplies which are obtained by you or your Dependent from any governmental agency without cost by compliance with laws or regulations enacted by any governmental body;
         (17) Any duplicate prosthetic device or any other duplicate appliance;
         (18) Charges for any services to the extent for which benefits are payable under any health insurance program supported in whole or in part by funds of the federal government or any state or political subdivision thereof;

         (19) Sealants (materials, other than fluorides, painted on the grooves of the teeth in an attempt to prevent future decay) and for oral hygiene and dietary instruction;
         (20) A plaque control program (a series of instructions on the care of the teeth);
         (21) Implantology (an insert set firmly or deeply into or onto the part of the bone that surrounds and supports the teeth); and
         (22) Periodontal splinting.
H. DATE EXPENSES ARE INCURRED
Benefits are provided only for Covered Dental Expenses incurred on a date when coverage by the Dental Benefits provisions in this Plan is in effect for you or your Dependent who incurs such expenses. Covered Dental Expenses are considered to have been incurred on the date when the applicable dental services, supplies or treatments are received, except as otherwise provided in paragraph G(7).
I. SUBROGATION
The Plan does not assume primary responsibility for Covered Dental Expenses which another party is obligated to pay or which another insurance policy or other dental plan covers. Where there is a dispute between the carriers, the Plan shall, subject to provisions (1) and (2) immediately below, pay for such Covered Dental Expenses but only as a convenience to you or your Dependent and only upon receipt of an appropriate indemnification or subrogation agreement; but the primary and ultimate responsibility for payment shall remain with the other party or carrier.
Obligations to pay benefits on behalf of you or your Dependent shall be conditioned upon you or your Dependent:
         (1) taking all steps necessary or desirable to recover the costs thereof from any third party who may be obligated therefor, and
         (2) upon you or your Dependent executing such documents as are reasonably required by the Plan Administrator, including, but not limited to, an assignment of rights to receive such third party payments, in order to protect and perfect the Plan's right to reimbursement from any such third party.
J. NON-DUPLICATION
The Dental Benefits provided under this Plan are subject to a non-duplication provision as follows:
         (1) Benefits will be reduced by benefits provided under any other group plan so that the total paid by both plans does not exceed the total reasonable cost of the procedure, including a plan of another Employer signatory to the Wage Agreement, if the other plan:
         (i) does not include a coordination of benefits or non-duplication provision, or
         (ii) includes a coordination of benefits or non-duplication provision and is the primary plan as compared to this Plan.
         (2) In determining whether this Plan or another group plan is primary, the following criteria will be applied:
         (i) The Plan covering the patient other than as a dependent will be the primary plan.

         (ii) Where both plans cover the patient as a dependent child, the plan covering the patient as a dependent child of the individual whose birthday occurs earlier in the calendar year will be the primary plan.
         (iii) Where the determination cannot be made in accordance with (i) and
(ii) above, the plan which has covered the patient the longer period of time will be the primary plan.
         (3) As used herein, "group plan" means:
         (i) any plan covering the individuals as members of a group and providing dental benefits or services through group insurance or a group prepayment arrangement, or
         (ii) any plan covering individuals as employees of an employer and providing such benefits or services, whether on an insured, prepayment or uninsured basis.
         (4) If it is determined that benefits under this Plan should have been reduced because of benefits provided under another group plan, the Plan Administrator shall have the right to recover any payment already made which is in excess of the Plan's liability. Similarly, whenever benefits which are payable under the Plan have been provided under another group plan, the Plan Administrator may make reimbursement directly to the insurance company or other organization providing benefits under the other plan.
         (5) For the purpose of this provision the Plan Administrator may, without consent of or notice to you or your Dependent, release to or obtain from any insurance company or other organization or person any information which may be necessary regarding coverage, expense and benefits.
         (6) If you or your Dependent is claiming benefits under this Plan, you or such Dependent must furnish the Plan Administrator such information as may be necessary for the purpose of administering this provision.
SECTION IV  Termination of Coverage
If an Employee ceases active work, coverage will be terminated as set forth below:
A. DISABILITY
Coverage will terminate on the date such Employee ceases to be eligible for Sickness and Accident Benefits pursuant to the Wage Agreement.
B. LAYOFF
Coverage will terminate at the end of the month in which the Employee last worked.
C. ARTICLE III, Section (j)-WAGE AGREEMENT
Coverage will terminate at the end of the month in which the Employee last worked, unless the Employee is eligible for Sickness and Accident Benefits pursuant to the Wage Agreement.
D. DEATH OF EMPLOYEE
Coverage for the eligible Dependents of the deceased Employee will terminate at the end of the month in which the Employee died.
E. LEAVE OF ABSENCE OR RETIREMENT
Coverage will terminate as of the last day worked.
F. QUIT OR DISCHARGE
Coverage will terminate as of the last day worked.
G. SELF PAY FOR CONTINUATION COVERAGE

Each Employee and eligible Dependent shall have the right to self pay for continuation coverage pursuant to the requirements of Sections 601 et seq. of the Employee Retirement Income Security Act of 1974.
SECTION V  Schedule of Benefits
Procedures prefaced by an asterisk (*) are not subject to the Benefit Year deductible; all other procedures are subject to the Benefit Year deductible.
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
Clinical Oral Examination
0110     *        Initial Oral Examination                              $ 13.20
0120     *        Periodic Oral Examination                               13.20
0130     *        Emergency Oral Examination                              18.48
X-Rays
0210              Intra-Oral Complete X-Rays                              30.62
0220              Intra-Oral-Single X-Ray                                  6.34
0230              Intra-Oral X-Ray-Additional                              1.06
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
0240              Intra-Oral-Occlusal Single X-Ray                         7.39
0250              Extra-Oral Single X-Ray                                 15.84
0260              Extra-Oral X-Ray-Additional                              6.34
0270              Bitewing Single X-Ray                                    6.34
0272              Bitewings-2 films                                        8.45
0273              Bitewings-3 films                                       10.56
0274              Bitewings-4 films                                       12.67
0280              Bitewing X-Ray-Additional                                2.11
0290              Posteroanterio & Lateral Skull X-Ray                    24.29
0321              Temporo-Mandibular Joint X-Ray                          26.40
0330              Panoramic-Maxillary and Mandibular X-Ray                29.57
0390              X-Rays-Misc. Tests and Laboratory
                  Examination                                             20.06
0410     *        Bacteriologic Cultures (Pathologic Agent)               14.78
0420     *        Caries Susceptibility Tests                              8.45
0460     *        Pulp Vitality Tests                                      6.34
0470              Diagnostic Models, in Connection with
                  Endodontic or Periodontic Treatment                     23.23
0470              Diagnostic Models, in Connection
                  with Prosthodontic Treatment                             14.52
0471              Diagnostic Photographs, in Connection
                  with Endodontic or Periodontic Treatment                 14.78
0471              Diagnostic Photographs, in Connection
                  with Prosthodontic Treatment                              9.24
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
                  Dental Prophylaxis
1110     *        Dental Prophylaxis-Adults                                22.44
1120     *        Dental Prophylaxis-Children Fluoride
                  Treatments                                               15.84
1210     *        Top Appl Sodium Fluo EX Pro                              22.44
1211     *        Top Appl Sodium Fluo INC Pro                             26.40
1220     *        Top Appl Stannous Fluo EX Pro                            15.84
1221     *        Top Appl Stannous Fluo INC Pro                           19.80
1230     *        Top Appl Acid Fluo Phos EX Pro                           15.84
1231     *        Top Appl Acid Fluo Phos INC Pro Space
                  Maintainers                                              19.80
1510     *        Fixed Unilateral Type                                    99.00
1512     *        Fixed Distal Shoe-Type                                  132.00
1515     *        Fixed-Bilateral Type                                    118.80
1520     *        Removable Unilateral Type                               132.00
1525     *        Removable Bilateral Type                                132.00
1540     *        Additional Clasps/Activating
                  Wires                                                    10.56
1550              Recement of Space Maintainer Amalgam
                  Restoration                                              20.06
2110              Amalgam One Surface-Primary                              14.78
2120              Amalgam Two Surfaces-Primary                             23.23
2130              Amalgam Three Surfaces-Primary                           31.68
2131              Amalgam Four or More Surfaces-Primary                    40.13
2140              Amalgam One Surface-Permanent                            14.78
2150              Amalgam Two Surfaces-Permanent                           25.34
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
2160              Amalgam Three Surfaces-Permanent                         36.96
2161              Amalgam Four or More Surfaces-Permanent                  42.24
2190              Reinforcing Pin Silicate Restoration                     12.67

2210              Silicate-Per Restoration                    21.12
                  Acrylic or Plastic Restoration
2310              Acrylic or Plastic-Per Restoration          29.57
2320              Acrylic or Plastic/Incisal Angle            36.96
2330              Composite Resin 1 Surface                   23.23
2331              Composite Resin 2 Surfaces                  41.18
2332              Composite Resin 3 Surfaces                  59.14
2334              Pin Retention Ex Composite                  12.67
2335              Composite Resin Incisal Angle               52.80
2340              Acid Etch For Restorations                  12.67
                  Gold Foil Restoration
2410              Gold Foil Restoration-One Surface           84.48
2420              Gold Foil Restoration-Two Surfaces         147.84
2430              Gold Foil Restoration-Three Surfaces       168.96
                  Gold Inlay Restoration
2510              Gold Inlay-One Surface                     137.28
2520              Gold Inlay-Two Surfaces                    168.96
2530              Gold Inlay-Three Surfaces                  190.08
2540              Gold Onlay                                  30.62
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
                  Porcelain Restorations
2610              Porcelain Inlay                            132.00
                  Crown-Single Restorations
2710              Crown-Plastic/Acrylic                      168.96
2711              Plastic-Prefabricated Crown                 52.80
2720              Crown-Plastic with Gold                    242.88
2721              Crown-Plastic/Nonprecious                  217.54
2722              Crown-Plastic/Semiprecious                 217.54
2740              Crown-Porcelain                            232.32
2750              Crown-Porcelain with Gold                  290.40
2751              Crown-Porcelain/Nonprecious                253.44
2752              Crown-Porcelain/Semiprecious               257.66
2790              Crown-Gold Full Cast                       253.44
2791              Crown-Nonprecious-Full Cast                225.98
2792              Crown-Semiprecious-Full Cast               244.99
2810              Crown-Gold 3/4 Cast                        211.20
2820              Crown-Gold Thimble                         126.72
2830              Crown-Stainless Steel                       52.80
2840              Crown-Temporary                             40.13
2891              Crown Post and Care                         63.36
2892              Crown-Amalgam/Composite

                  Build Up-W.P.                                 72.86
                  Other
2910              Recement Inlay                                17.95
2920              Recement Crown                                17.95
2940              Fillings-Sedative                             14.78
2950              Crown Buildup-Pin Retained                    67.58
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
                  Pulp Capping
3110              Pulp Cap-Direct                               12.67
3120              Pulp Cap-Indirect                             10.56
                  Pulpotomy
3210              Therapeutic Apical Closure                    20.06
3220              Vital Pulpotomy                               26.40
Root Canal Therapy
3310              Root Canal Therapy-One Canal                 153.12
3311              Root Canal-Sargenti Method-
One               122.50
3320              Root Canal Therapy-Two Canals                190.08
3321              Root Canal-Sargenti Method-
Two               160.51
3330              Root Canal Therapy-Three Canals              285.12
3331              Root Canal-Sargenti Method-Three             232.32
3340              Root Canal Therapy-Four Canals               316.80
3350              Apexification                                 40.13
                  Periapical Services
3410              Apicoectomy                                  105.60
3420              Apicoectomy with Endodontic Manipulation     190.08
3430              Retrofilling                                  79.20
3440              Apical Curettage                              79.20
3450              Root Amputation                               79.20
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
                  Other Endodontic Procedures
3910              Surgical Procedure-Rubber Dam                 20.06
3920              Hemisection                                   65.47
3930              Canal and/or Pulp Chamber Enlargement          7.39

3940              Recalcification                              21.12
3950              Canal Prep Fitting Dowel Post                32.74
3990              Emergency Procedure                          20.06
                  Surgical Services
4210              Gingivectomy or Gingivoplasty               105.60
4220              Gingival Curettage                           32.74
4240              Gingival Flap Procedure                     137.28
4250              Mucogingival Surgery Per Quad               137.28
4260              Osseous Surgery Quadrant                    264.00
4261              Osseous Graft Single Site                    85.54
4262              Osseous Graft Multiple Site                 118.27
4270              Pedicle Soft Tissue Graft                    79.20
4271              Free Soft Tissue Graft                       79.20
4272              Vestibuloplasty                             163.68
4280              Periodontal Pulpal Procedures                52.80
                  Adjunctive Services
4320              Provisional Splinting Intra-Coronal          65.47
4321              Provisional Splinting Extra-Coronal          65.47
4330              Limited Occlusal Adjustment                  26.40
4331              Complete Occlusal Adjustment                 95.04
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
4340              Scaling & Root Planting Entire Mouth          3.36
4341              Scaling & Root Planting-Per Quadrant         15.84
4350              Tooth Movement for Periodontal Purposes      65.47
4360              Special Periodontal Appliances (B/R)        143.62
                  Miscellaneous Services
4910              Preventive Periodontal Procedures            31.68
4920              Unscheduled Dressing Change                  12.67
                  Complete Dentures
5110              Complete Upper Denture                      247.50
5120              Complete Lower Denture                      247.50
5130              Immediate Upper Denture                     264.00
5140              Immediate Lower Denture                     247.50
                  Partial Dentures
5211              Upper Partial Denture W/O Clasps            223.08
5212              Lower Partial Denture W/O Clasps            223.08
5215              PUD 2 Gold Clasp Acrylic Base               264.00

5216              PUD 2 Chrome Clasp Acrylic Base             264.00
5217              PLD 2 Gold Clasp Acrylic Base               264.00
5218              PLD 2 Chrome Clasp Acrylic Base             264.00
5230              PLD Gold L/Bar 2/C Acrylic Base             264.00
5231              PLD Chrome L/Bar 2/C Acrylic Base           264.00
5240              PLD Gold L/Bar 2/C Cast Base                264.00
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
5241              PLD Chrome L/Bar 2/C Cast Base              264.00
5250              PUD Gold P/Bar 2/C Acrylic Base             264.00
5251              PUD Chrome P/Bar 2/C Acrylic Base           264.00
5260              PUD Gold P/Bar 2/C Cast Base                303.60
5261              PUD Chrome P/Bar 2/C Cast Base              303.60
5280              Unilateral Partial Denture-Gold              49.50
5281              Unilateral Partial Denture-Chrome            49.50
5291              PUD Full Cast 2 Gold Clasps                 313.50
5292              PUD Full Cast 2 Chrome Clasps               313.50
5293              PLD Full Cast 2 Gold Clasps                 313.50
5294              PLD Full Cast 2 Chrome Clasps               313.50
                  Additional Units For Partial Dentures
5310              Each Additional Clasp/Rest                   29.70
5320              Each Tooth (Applies to 5291-5294 Only)       14.52
                  Adjustments to Dentures
5410              Complete Denture Adjustment                  14.52
5421              Partial Denture Adjust (Upper)               14.52
5422              Partial Denture Adjust (Lower)               14.52
                  Repairs to Dentures
5610              Repair Broken Denture-No Tooth Damage        42.24
5620              Repair Broken Denture-Replace One Tooth      47.52
5630              Repair Denture/Replace Additional Tooth      23.23
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
5640              Replace Broken Tooth on Denture              26.40
5650              Add Tooth to Partial Denture-No Clasp        58.08
5660              Add Tooth to Partial Denture-

                  W/Clasp                                                 79.20
5670              Reattaching Damaged Clasp on
                  Denture                                                 40.13
5680              Replace Clasp on Denture                                63.36
5690              Replace Additional Clasp on Denture                     52.80
                  Denture Relining
5710              Dupl U or L Complete Denture-Jump Case                 126.72
5720              Dupl U or L Partial Denture-Jump Case                  126.72
5730              Reline U or L Complete Denture-Off/Rel                  91.87
5740              Reline U or L Partial Denture-Off/Rel                   91.87
5750              Reline Complete Denture-Laboratory                     116.16
5760              Reline Partial Denture-Laboratory                      116.16
                  Prosthetic Services
5820              Temporary PUD (Stayplate)                               99.00
5821              Temporary PLD (Stayplate)                               99.00
5830              Obturator Excised Palatal Tissue                       280.50
5840              Obturator/Cleft Palate                                 280.50
5850              Tissue Conditioning                                     23.10
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
                  Bridge Pontics
6210              Bridge Pontics-Cast Gold                               118.80
6211              Bridge Pontics-Nonprecious                             102.96
6212              Bridge Pontics-Semi-Precious                           110.88
6220              Bridge Pontics-Steeles Facing                          114.84
6230              Bridge Pontics-Tru Pontic                              114.84
6235              Bridge Pontics-Pin Facing                              114.84
6240              Bridge Pontics-Porcelain Fused to Gold                 155.10
6241              BDG Pontic-Porc/Nonprecious                            122.10
6242              BDG Pontic-Porc/Semi-Precious                          122.10
6250              Bridge Pontics-Plastic Processed to Gold               145.20
6251              BDG Pontic-Plastic/Nonprecious                         129.36
6252              BDG Pontic-Plastic/Semi-Precious                       137.28
                  Abutments
6520              Two Surface Gold Inlay                                 105.60
6530              Three or More Surface Gold

                  Inlay                                                 118.80
6540              Gold Inlay (Onlaying Cusps)                            19.80
                  Bridge Repair
6610              Replace Broken Pin Facing with Steeles                 42.24
6620              Replace Broken Facing-Post Intact                      40.13
6630              Replace Broken Facing-Post
                  Broken                                                 52.80
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
6640              Replace Broken Facing with Acrylic                     40.13
6650              Replace Broken Tru Pontic                              54.91
                  Bridge Crowns
6710              Bridge Crown-Plastic Acrylic                           95.70
6720              Bridge Crown-Plastic Processed to Gold                158.40
6721              BDG-Crown-Plastic/Nonprecious                         132.00
6722              BDG-Crown-Plastic/Semi-Precious                       138.60
6740              Bridge Crown-Porcelain                                145.20
6750              Bridge Crown-Porcelain Fused to Gold                  181.50
6751              BDG-Crown Porcelain/Nonprecious                       158.40
6752              BDG-Crown Porcelain/Semi-Precious                     158.40
6760              Reverse Pin Facing and Metal                          158.40
6780              Bridge Crown-Gold/Three Fourths Cast                  118.80
6790              Bridge Crown-Gold/Full Cast                           132.00
6791              Bridge Crown-Nonprecious/Full Cast                    115.50
6792              Bridge Crown-Semi-Precious/Full Cast                  125.40
                  Bridge Services
6930              Bridge-Recement                                        30.62
6940              Bridge-Stress Breaker                                  39.60
6960              Bridge Dowel Pin. Metal                                49.50
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
                  Oral Surgery

                  Uncomplicated Extractions
7110              Uncomplicated Extraction-Single Tooth                  20.06
7120              Uncomplicated Extraction-Additional                    14.78
                  Surgical Extractions
7210              Surgical Extraction-Tooth, Erupted                     32.74
7220              Surgical Extraction-Tooth, Tissue Impact               46.46
7230              Extract Tooth-Partially Bony Impaction                 65.47
7240              Extract Tooth-Completely Bony Impaction                99.26
7250              Surgical Extraction-Root Recovery                      46.46
7260              Extraction-Oral Antral Fistula Closure                145.73
7270              Surgical-Tooth Replantation                            72.86
7281              Surgical Exposure and Erupt                            46.46
7290              Surgical-Repositioning of Teeth                        65.47
                  Alveoplasty
7310              Alveoplasty-Per Quadrant W/Extraction                  40.13
7320              Alveoplasty-Per Quadrant W/O Extraction                48.58
7330              Alveoplasty-Cuspid to Cuspid                           40.13
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
7340              Stomatoplasty. Per Arch. Uncomplicated                 65.47
7350              Stomatoplasty. Per Arch. Complicated                  223.87
                  Surgical Excision
7410              Radical Excision. Up to 1/2 Inch                       65.47
7420              Radical Excision. Over 1/2 Inch                       171.07
7425              Excision Pericoronal Gingiva                          171.07
7450              Removal Odontogenic Cyst to 1/2 Inch                   65.47
7451              Removal Odontogenic Cyst Over 1/2 inch                171.07
7470              Removal of Exostosis                                   99.26
7480              Partial Ostectomy                                     132.00
7490              Radical Resection of Mandible                         528.00
                  Surgical Incision

7510              Incision/Drainage of Abscess, Intra-Oral                26.40
7520              Incision/Drainage of Abscess, Extra-Oral                52.80
7530              Removal of Foreign Body                                 26.40
7540              Removal of Reaction Producing Bodies                    52.80
7550              Sequestrectomy for Osteomyelitis                       132.00
7560              Max Sinusotomy-Foreign Body                            152.06
                  Reduction of Dislocation
7810              Open Reduction of Dislocation                          495.26
7820              Closed Reduction of Dislocation                         65.47
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER
         CODE     DESCRIPTION       THE PLAN
7830              Manipulation Under Anesthesia                           65.47
7840              Condylectomy                                           462.53
7850              Menisectomy                                            462.53
7860              Arthrotomy                                             310.46
7870              Arthrocentesis                                          52.80
                  Other Oral Surgery
7910              Simple Suturing                                         40.13
7911              Complicated Suturing-Up to 2 Inches                    145.73
7912              Complicated Suturing-Over 2 Inches                     164.74
7920              Skin Grafts                                            105.60
7930              Injection of Trigeminal Nerve                           79.20
7931              Avulsion of Trigeminal Nerve                           118.27
7940              Osteoplasty                                            660.00
7950              Osteoperiosteal                                        528.00
7955              Repair Maxillo Facial Tissue                            59.14
7960              Frenulectomy                                            52.80
7970              Excision of Hyperplastic Tissue                         79.20
7980              Sialolithotomy Extra-Oral                              264.00
7981              Excision of Salivary Gland                             231.26
7982              Sialodochoplasty                                       363.26
7983              Closure of Salivary Fistula                            396.00
                  Adjunctive General Services
                  Unclassified Treatment
9110     *        Palliative Emergency Treatment                          18.48
                           MAXIMUM
         ADA               BENEFIT
         PROCEDURE         DENTAL PROCEDURE PAYABLE UNDER

         CODE     DESCRIPTION       THE PLAN
                  Anesthesia
9210              Local Anesthesia-Non Operative                      15.84
9211              Regional Block Anesthesia                            9.24
9212              Trigeminal Division Block Anesthesia                15.84
9220              General Anesthesia                                  50.16
                  Professional Consultation
9310              Consultation Per Session                            20.06
                  Professional Visits
9410              House Call                                          20.06
9420              Hospital Call                                       20.06
9430              Office Visit During Office Hours                    20.06
9440              Office Visit After Office Hours                     20.06
                  Drugs
9610              Therapeutic Drug Injection                          10.56
9630              Other Medicaments                                   10.56
                  Miscellaneous Services
9910              Application of Desensitizing Medicament             12.67
9930              Unusual Complication                                14.78
9940              Occlusal Adjustment, Minor                          23.23
9950              Occlusion Analysis                                  79.20
                  Orthodontic Benefits

*Orthodontic services and materials are covered for their reasonable and customary cost up to $550 per year per eligible Dependent prior to attaining age 21, with a lifetime maximum of $1650 for each such dependent.
Article XXB-UMWA CASH DEFERRED SAVINGS PLAN OF 1988
Section (a)  General Purpose
This Article provides for the maintenance of a pension plan and trust for Employees covered by this Agreement, separate and apart from those maintained pursuant to Article XX of this Agreement known as the United Mine Workers of America Cash Deferred Savings Plan of 1988. This Savings Plan shall provide additional retirement income to Employees and their dependents, and shall be funded by voluntary wage deferrals and, as necessary, Employer contributions to pay the cost of administration.
Section (b)  Trust
The Savings Plan shall be maintained through an irrevocable trust, created pursuant to Section 302(c) of the Labor Management Relations Act of 1947, and qualified under Section 501(a) of the Internal Revenue Code of 1986 ("IRC"), or any successor statute.
Section (c)  Plan
The Savings Plan shall be maintained in accordance with the requirements of
Section 401(k) of the IRC, and is intended to be qualified under Section 401(a) of the IRC.
Section (d)  Funding

1. Each Employee covered by this Agreement shall be permitted to elect to have the Employer pay any portion of his or her wages to the Trustees of the Savings Plan, except that the percentage of wages so deferred may not exceed 10%, or any smaller amount imposed as a maximum limitation under the IRC.
2. Each Employee shall have the opportunity to change the percentage of wages so deferred four times per year, subject to reasonable rules and regulations adopted by the Trustees.
3. All deferred amounts shall be paid to and held by the Trustees of the Savings Plan, who shall maintain separate accounts for each such Employee.
Section (e)  Administration
The Savings Plan and Trust shall be jointly administered by a Board of four Trustees, two of whom shall be appointed by the UMWA and two of whom shall be appointed by the BCOA. The Trustees shall be responsible for all action necessary for the proper and efficient operation of the Plan. In the absence of any other specific direction in the Trust document, the Trustees shall, to the extent practicable, contract for administrative and investment services with independent entities in the business of and experienced in the administration and/or investment of 401(k) plans.
1. The Trustees shall have the same powers, duties, and responsibilities with respect to the Savings Plan and Trust as are set forth in Article XX of this Agreement, and the powers, duties, and responsibilities set forth in the Savings Trust documents, and this Article.
2. The Employers and the Union shall have the powers, duties, and responsibilities with respect to the Savings Plan and Trust set forth in Article XX, Sections (d)(2)-(8) and (10) and Sections (e)-(g), the Savings Trust document, and this Article.
3. Administrative costs incurred after the Effective Date will be borne by the Employers, subject to the Memorandum of Understanding entered into by the UMWA and BCOA regarding administrative costs, a copy of which is incorporated by reference and made a part of this Agreement. In order to implement this provision, BCOA may set an hourly rate for contributions to be made to the Savings Plan for any period during the term of this Agreement. These contributions, which shall be made on hours worked and which may be adjusted from time to time, shall be made by all Employers signatory hereto during the term of this Agreement. For purposes of this provision, the term "administrative costs" shall not include costs attributable to or in any way related to any period prior to the Effective Date of this Agreement, and in particular, shall not include any obligations incurred prior to the date or relating to costs incurred prior to that date.
4. Payments required under this Article shall be made on the 10th day of the month following the month for which the payment is owed. Payments shall be delivered or mailed to the place designated by the Trustees of the Fund.
5. It shall be the duty of each of the Employers signatory hereto to keep current said payments due to the Plan and to furnish to the International Union, United Mine Workers of America, and to the Trustees of the Plan, a monthly statement showing on a mine-by-mine basis, the full amounts due hereunder, the hours worked with respect to which any amounts are payable, and any other information, requested by the Trustees, relating to deferred wages to be paid to the Plan.

6. Failure of any Employer signatory hereto to make full and prompt payments to the Plan in the manner and on the dates herein provided shall be deemed a violation of the Agreement. This obligation of each Employer signatory hereto, which is several and not joint, to so pay such sums shall be a direct and continuing obligation of said Employer, and it shall be deemed a violation of this Agreement if any mine, preparation plant or other facility to which this Agreement is applicable shall be sold, leased, subleased, assigned or otherwise disposed of for the purpose of avoiding any of the obligations hereunder.
7. Each Employer agrees to give proper notice to the President of the appropriate local union by the 18th day of each month that the Employer has made the required payment to the Plan for the previous month, as required by this Article, or is delinquent in such payment, such notice to set forth the amount paid to the Plan, or the amount of delinquency and, where pertinent, the hours worked with respect to the mine or mines under the jurisdiction of such local union.
Section (f)  Investments
Each participant shall have the opportunity to select an investment vehicle for his or her individual account balance, or may apportion his or her account balance among two or more such investment vehicles, subject to reasonable rules and regulations adopted by the Trustees.
1. The investment vehicles among which Employees may choose shall contain a broad range of investment alternatives. In addition to any investment vehicles selected by the Trustees, the range of investments offered to Employees shall include at least two vehicles selected by the Trustees from a list prepared by the UMWA and two vehicles selected by the Trustees from a list prepared by the BCOA. In lieu of presenting a list of investment vehicles, the UMWA and/or the BCOA may specify criteria by which the Trustees shall select the two designated investment vehicles.
2. Participants shall have the opportunity to elect alternative investment vehicles no more than four times per year, in accordance with reasonable rules and regulations adopted by the Trustees.
Section (g)  Plan and Trust Provisions
The Trust and Plan are incorporated by reference and considered a part hereto. In the event that any provision of this Article or of any Plan or Trust created pursuant hereto shall violate applicable law, then the parties hereto shall meet to engage in good faith negotiations to agree upon a means of correcting such illegality, so as to effect the intent hereof; except that the Trustees may adopt any amendments necessary to conform the Plan or Trust to the requirements of ERISA, or any other applicable federal law, and the regulations issued thereunder.
Article XXI-SURFACE MINES
Section (a)  Parking Areas
At each surface mine covered by this Agreement, the Employer shall designate a parking area, or parking areas, where each Employee will have the opportunity to report to be transported to his jobsite if he so desires. The parking area shall be connected to a public road by an access road provided and maintained as required by Article XXII, section (b), of this Agreement (Miscellaneous). At the parking area the Employer shall provide a parking lot conforming to the standards established by Article XXII, section (c), of this

Agreement (Miscellaneous). Such areas are not considered permanent and may be changed and moved as warranted by operating considerations. The Employer shall provide transportation by company vehicle for surface mine crews and maintenance Employees from the parking area to the jobsite and back. The regular transportation at the beginning and the end of shifts shall be operated by Employees covered by this Agreement. Employees will be required to be at parking areas at least 15 minutes before their regular starting times, and the Employer will be required to pick up Employees within 15 minutes after their regular quitting time, or overtime worked. For waiting time at the jobsite in excess of 15 minutes, the Employee will be paid at the overtime rate applicable. Bulletin boards will be provided by the Employer at the parking area for the purpose of posting job vacancies, Union information, and other pertinent notices.
Section (b)  Manning of Surface Mining Equipment
(1) Stripping and loading equipment at surface mines will be manned by classified Employees as follows:
(i) Draglines and shovels up to 12 yards in size shall be manned by an operator when the machine is in sight and hearing of other Employees, and at other times shall be manned by an operator and another classified Employee. Where by prior practice and custom an oiler or a groundman has been assigned to such machines, that practice shall continue.
(ii) Draglines and shovels from 12 to 30 yards in size shall be manned by an operator and an oiler. However, where by prior practice and custom a groundman has been assigned to such machines, that practice shall continue.
(iii) Draglines and shovels 30 yards to 65 yards in size shall be manned by an operator, an oiler and a groundman.
(iv) Draglines and shovels 65 yards and larger in size shall be manned by an operator, an oiler and a groundman, and at least one additional Employee who shall be an operator, oiler, groundman, or a mechanic, electrician or welder.
(2) Duties of Oiler
The oiler shall service the shovel or dragline to which he is assigned. Oilers servicing machines under 12 yards in size shall not be required to be within the swing of the boom. On other machines, the oiler will stay within the swing of the boom of the machine to which he is assigned except when performing duties customarily associated with his job at the machine. The regular classified oiler shall, as part of his duties, learn to perform the duties of the machine operator through an on-the-job break-in under the machine operator's guidance. After such break-in period, the oiler shall operate the dragline or shovel to periodically relieve the operator as directed by the Employer. When performing the operator's duties, the oiler shall be paid the operator's rate.
(3) Duties of Groundman
The groundman's duties shall include the following: knocking down the roll; steering the machine; leveling the machine; moving cable for the machine; and performing such other duties as are customarily associated with his job at the machine.
(4) Drill Helper
A drill helper shall be assigned to pneumatic drills drilling holes six inches or larger in diameter. The drill helper shall be in the immediate area of the drill to which he is assigned while the drill is in operation. When the drill is not in operation, he may assist the shooter in the loading of holes. Where by prior practice and custom a shooter helper has been assigned to assist the shooter, that practice shall continue.
Section (c)  Eating Place
The Employer shall provide a centrally located eating place at each major pit which may be either a permanent or portable structure and which the Employer shall keep clean and adequately heated and ventilated to assure reasonably comfortable conditions in all seasons. Where the Employee has access to the cab of the machine or vehicle, such cab shall be considered acceptable and may be used as an eating place.
Section (d)  Cabs
All cabs of vehicles and heavy machinery shall be adequately heated and ventilated to assure reasonably comfortable working conditions in all seasons. Section (e) Special Health and Safety Problems in Surface Mines
(1) A new and inexperienced Employee with less than 45 working days experience in surface mining shall not be required to work alone in any areas where he cannot be seen or his cries for help heard. During his first 45 working days a new inexperienced Employee shall be given adequate instruction by his Employer on the work practices and mining conditions in the mine in which he is working.
(2) Repairs on electrical components or circuits supplying power to any device or equipment located at a surface mine shall be done by qualified UMWA electricians except to the extent that such work may be performed by others under the provisions of Article IA (Scope and Coverage). When an Employee believes that proper tests have not been made on electrical components or circuits to ensure their safe operation, or that an electrical circuit is not in compliance with applicable state or federal laws or regulations, the Employer must comply with the Employee's request that the condition complained of be examined by a qualified person as defined above. No Employee raising a question regarding the safety of electrical circuits or components shall be subject to discipline or discrimination.
(3) All excavation machinery 65 yards and larger in size shall be equipped with intercom units or another no less effective communicative device.
(4) All trucks operating on or around the mine property shall be equipped with at least two back-up mirrors, one located on each side of the truck, convenient for the operator's use.
(5) All machinery equipped with internal combustion engines shall have the exhaust system installed so as to minimize the Employee's exposure to fumes.
(6) When necessary to allay dust on haulage roadways and in the pit area, the road shall be watered, or some other means used to allay the dust when needed. In the winter months when freezing may occur, effective means shall be used to alleviate slippery conditions on such roadways.
(7) All entrances to blasting areas shall be guarded to prevent unauthorized access during blasting. Blasting activities shall be performed in accordance with applicable federal and state laws and regulations which are incorporated herein by reference.
(8) Whenever a haulage truck crosses a public road, safeguards will be taken to assure safe crossing.


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(9) When an Employer transports coal from its tipple or other loading point by its train to another of its loading or dumping points, a classified Employee shall be assigned as a brakeman, switchman, or trip rider to assure safe operation.
(10) All haulage roads on mine property shall be maintained in safe and serviceable condition.
(11) The Employer shall provide an ample supply of potable drinking water to all Employees at all times when they are working and shall be responsible for assuring that water containers are kept clean.
Section (f)  Toilets
The Employer shall provide sanitary ventilated toilets for the use of Employees at the jobsite and shall be responsible for keeping those facilities clean. Section (g) Swing Shift
A swing shift shall be used for stripping shovels, draglines, overburden drills and all other classifications which regularly work seven days a week where recognized by local agreement. When the operator uses a swing shift the regular crews shall be assured of six days each week except weeks in which holidays occur.
Section (h)  Leasing of Employees' Vehicles
The renting of Employees' trucks or vehicles is prohibited except where the Employee voluntarily accepts a rental agreement for his vehicle. No Employee shall be disciplined or discriminated against for refusing to accept such an agreement.
Section (i)  Production and Processing of Coal at Surface Mines
Upon approval by two-thirds of the local union members employed at the mine, a surface mine Employer may elect to extend the work day of Employees engaged in the mining and loading of coal to shifts of eight (8) hours; provided that Employees who work eight (8) hour shifts shall be regularly paid a minimum of three-quarter (3/4) hours of overtime at applicable rates, and that work on the seventh consecutive day shall remain optional. Additionally, the Employer and the local union shall agree prior to the institution of such system upon methods to insure that overtime is equally shared and that swing crews are utilized in accordance with the provisions of section (g) of this Article. No Employee shall be disciplined or discriminated against for exercising his right to refrain from work on the seventh consecutive day.
Article XXII-MISCELLANEOUS
Section (a)  Bathhouse
The Employer shall provide bathhouse facilities for all classified Employees complying with the standards established in regulations promulgated by the U.S. Department of Labor under the Federal Mine Safety & Health Act of 1977. It shall be the responsibility of the Employer to see that bathhouse facilities are maintained in clean and sanitary condition. There shall be no charge by the Employer for use of a bathhouse or washroom. The Employer will furnish soap in the bathhouse or washroom. The bathhouse shall be heated sufficiently to dry the Employee's working clothes. Where an Employer has successfully petitioned for modification of the mandatory health and safety standards relating to bathhouses and washrooms, and is not required to furnish a bathhouse or washroom, the Employer must make other satisfactory arrangements with the UMWA District to compensate the Employees affected.
Section (b)  Access Roads

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The Employer shall maintain mine access roads in reasonably good condition to permit safe passage by Employees and their vehicles. An access road is a road providing access from a public road to the location where Employees report to work. This provision imposes no responsibility on the Employer for maintenance of any public road.
Section (c) Parking Facilities
The Employer shall provide and maintain an adequate parking facility for Employees' vehicles. Where such facility is permanently located, it shall be adequately lighted.
Section (d)  Bulletin Boards
The Employer agrees to provide bulletin boards or bulletin spaces for the Union's use, and the Union agrees to post notices or information of interest to the Union.
Section (e)  Coke and Cleaning Plants
Proper rules may be negotiated by the Employer with the District President subject to approval of the International Union to provide for continuous operation of coking and cleaning plants.
Section (f)  Compulsory Retirement
No Employer will have a policy of compulsory retirement based solely on age for the Employees covered by this Agreement.
Section (g)  House Coal
House coal shall be sold to all Employees (including retired Employees or their widows and the widows of Employees of the company) who live within a reasonable distance of the mine, for their own household use, at the cost of production exclusive of sales and administrative costs.
Section (h)  House Rent
Equitable adjustment of house rents shall be made by the Employer and the District President subject to approval of the International Union.
Section (i)  Attendance Control
(1) At any facility where an attendance control program was in effect at the expiration of the National Bituminous Coal Wage Agreement of 1978, that program will remain in effect for the term of this Agreement unless within 30 calendar days following the effective date of this Agreement either the Employer or the Local Union gives notice to the other to terminate that attendance control program. If termination notice is given, the Employer may, within 30 days of that notice, elect to implement the Standard Attendance Control Program in Section (i)(2) below or have no program.
At any facility where there was no attendance control program in effect at the expiration of the National Bituminous Coal Wage Agreement of 1978, the Employer may within 30 calendar days following the effective date of this Agreement, elect to implement the Standard Attendance Control Program in Section (i)(2) below or have no program. Within 30 days following the opening of a new facility covered by this Agreement or within 30 days following the reopening of a facility which was not operational on the effective date of this Agreement, the Employer may also elect to implement the Standard Attendance Control Program in Section (i)(2) below or have no program.
Whichever means of attendance control is elected shall remain in full force and effect for the term of this Agreement.
(2) Standard Attendance Control Program

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Regular work attendance shall be required for all Employees and all absences must be accounted for. Each mine, or other facility shall maintain a record of individual absenteeism and administer this program to reduce absenteeism in accordance with local policy, contractual obligation and sound judgment. An Employee who makes a habit of laying off for single days other than for good cause or proven sickness and continues to do so after having been warned by Management with notice to the Mine Committee may be suspended with the intent to discharge.
If an Employee accumulates six (6) single days of unexcused absence     in a
180-day period or three (3) single days of unexcused absence in a 30-day period, he shall be designated an "irregular worker" and will be subject to the following progressive steps of discipline.
Step 1
        If the irregular worker is absent (unexcused) for one (1) additional day within 180 days of the unexcused absence which caused him to be designated an irregular worker, he may be called in for a personal interview with Mine Management and may be given a written warning notice. A copy of the notice shall be retained at the mine and a copy sent to the Mine Committee.
Step 2
        If the irregular worker is then absent (unexcused) for one (1) additional day within 180 days of the warning notice, he may be suspended for two (2) working days. Written notice of this suspension will be given to the Employee with a copy to the Mine Committee, which notice shall indicate that this is the second and final warning.
Step 3
        If the irregular worker is then absent (unexcused) for one (1) additional day within 180 days of the last day of the two (2) day suspension, he may be suspended with intent to discharge.
An Employee who works a full 180-day period following the issuance of any discipline under program without one (1) day of unexcused absence will no longer be determined an irregular worker and his record will be cleared of all prior discipline under this program.
(3) Nothing in this Section shall preclude the Employer from establishing or enforcing work rules regarding tardiness and leaving the shift early.
(4) Absences of Two Consecutive Days When any Employee absents himself from his work for a period of two (2) consecutive days without the consent of the Employer, other than because of proven sickness, he may be discharged. This provision shall apply to all locations regardless of whatever attendance control program (if any) is elected or retained at any location.
(5) Consistent application of this policy to all Employees is the key to the successful administration of this program to reduce absenteeism. The objective of the program is to encourage regular attendance and provide a fair and systematic method of handling chronic offenders. Section (j) Memorial Periods The International Union, United Mine Workers of America, may designate memorial periods not exceeding a total of ten (10) days during the term of this Agreement at any mine or operation provided it shall give reasonable notice to the Employer.
Section (k)  Closing Following Fatal Accident

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In addition to the memorial period provisions to be designated under section (j)
work shall cease at any mine on any shift during which a fatal accident occurs, and the mine shall remain closed on all succeeding shifts until the starting time of the next regularly scheduled work of the shift on which the fatality occurred.
Section (l)  New Machinery
The right to install and operate new types of equipment is recognized. When such equipment is to be installed which is not already in use in the industry, the Employer shall give thirty (30) days advance notice to the president of the UMWA District in which the new type of equipment is to be located. During this period the two parties shall make every effort to agree upon the job grade in Appendix
A which shall apply, as well as the manning requirements on the equipment. If no agreement is reached, the equipment may be put into experimental operation utilizing temporary assignments under the direction of members of management and the manufacturer's representatives.
Thereafter, if no agreement is reached within 30 days (except downtime) from the time the equipment is placed into experimental operation, such equipment may continue in service with classifications and manning requirements established by the Employer. The Employer shall consider recommendations of the District President with respect to manning requirements, and if the Employer accepts and puts those recommendations into effect, the matter of manning shall be considered settled. If the Employer fails to adopt the recommendations of the District President, the equipment may continue in service with manning requirements established by the Employer. Employees shall have the right to file and process grievances as to manning and classifications under Article XXIII. Should the Employees prevail in such grievance proceedings, the arbitrator shall grant retroactive relief with respect to classifications.
Section (m)  Pay Day
All Employees will be paid at least every two (2) weeks. Payment shall be made by cash or check with recognition for legitimate deductions. The discounting of earnings through the use of scrip or tokens is prohibited. The Employee shall receive, with his pay, a plain statement itemizing the number of hours worked during the pay period and, if practicable, setting forth the straight time, overtime and premium time hours worked during the pay period. The statement shall also itemize all payroll deductions.
Section (n)  Lunches
Any classified Employee working two or more hours in addition to his own regular shift or who is called back to work after leaving the Employer's premises shall be provided a lunch at the Employer's expense.
Section (o)  Portals
Except as otherwise provided in Article XXI, section (a), (Surface Mine Parking Areas), the Employer shall have the right to designate the portal or portals and may move or establish new portals if adequate facilities, conveniences and safety are furnished the Employees at such new portals when such new portals are placed in use, subject to the right of review on the part of the Union.
Section (p)  Tools
The Employer shall furnish all necessary mine workers' tools.
Section (q)  Tramming

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The machine operator's rate or the helper's rate (where applicable) will be paid for the tramming of mobile loading, cutting, continuous mining or related machines and equipment from one location to another.
Section (r)  Local Union Meeting Place
At each of the mines covered by this Agreement, the Employer agrees to permit the local union to use the bathhouse as a meeting place, provided, however, that such use does not interfere with production or the intended use of these facilities.
Section (s)  Bonus Plans
(1) Procedures
Before any bonus plan can be installed, it shall be submitted to a vote by the Employees to be covered by the plan. Provided a majority of those voting approve, the Employer may establish, revise, or terminate the plan only in accordance with the following procedures:
(A) The Employer shall notify the Mine Communication Committee of his intention to install a bonus plan at least sixty days prior to its planned commencement date.
(B) During such sixty-day period the Employer shall thoroughly discuss and explain the proposed plan to the Mine Communication Committee and shall serve a copy of the plan on the International Union. The Mine Communication Committee may at any time after thirty days, but within 100 days following installation, initiate a grievance alleging that a new bonus plan does not meet the requirements of this Section.
(C) At least forty-five days prior to its commencement the Employer shall distribute a description of the plan to all active classified Employees at the mine and with the assistance of the Mine Communication Committee answer all questions that may arise.
(D) The Employer may make minor revisions in the operation of the plan after explanation of such revisions to the Mine Communication Committee and after giving seven-days notice of such change prior to the beginning of a pay period to all active classified Employees in the mine.
(E) A major revision of the plan shall be considered a new plan and may be effected in the same manner as a new plan.
(F) The Employer may not terminate a plan without first giving notice to the members of the bargaining unit at the mine thirty days prior to the date of termination.
(2) Conditions
Bonus plans shall not be commenced or continued unless a plan satisfies all of the following conditions:
(A) The plan does not lessen safety standards as established by applicable law and regulations,
(B) The plan shall provide an earnings opportunity above the standard daily wage rate for all active classified Employees at the mine,
(C) The plan shall require that quarterly reports be made to the Union of all compensation paid under its terms,
(D) Compensation provided under the plan shall only be monetary.
(3) Resolution of Disputes
Any dispute concerning the application of a bonus plan shall be subject to resolution solely in the grievance and arbitration procedure contained in
Article XXIII of this


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Agreement. Where an arbitrator finds that a bonus plan has lessened safety standards as prescribed in (2)(A) above, the plan shall be suspended until such standards are met.
Article XXIII--SETTLEMENT OF DISPUTES
Section (a)  Mine Committee
A committee consisting of at least three (3) but not more than five (5) Employees shall be elected at each mine by the Employees at such mine. There shall be at least one (1) member of the Mine Committee on each shift insofar as is practicable. Each member of the Mine Committee shall be an Employee of the mine at which he is a committee member, and shall be eligible to serve as a committee member only so long as he continues to be an Employee of said mine who is not on layoff. Where circumstances warrant at an underground mine, consideration shall be given to including an outside Employee on the committee. The duties of the Mine Committee shall be confined to the adjustment of disputes arising out of this Agreement that the mine management and the Employee or Employees fail to adjust. The Mine Committee shall have the authority on behalf of the grievant to settle or withdraw any grievance at step 2 or proceed to step
3. The Mine Committee shall have no other authority or exercise any other control nor in any way interfere with the operation of the mine; for violation of this section any and all members of the committee may be removed from the committee.
A mine committee member shall not be suspended or discharged for his official actions as a mine committee member. An Employer seeking to remove a mine committee member shall so notify the affected mine committee member and the other members of the Mine Committee. If the Mine Committee objects to such removal, the matter shall be submitted directly to arbitration within 15 calendar days from such objection. If the other members of the Mine Committee so determine, the affected member shall remain on the Mine Committee until the case is submitted to and decided by an arbitrator. If the Employer requests removal of the entire Mine Committee, the matter automatically shall be submitted to arbitration within 15 calendar days after such request, and the Mine Committee will continue to serve until the case is submitted to and decided by an arbitrator. When a committeeman or the entire committee is removed, such removal shall remain in effect for the duration of this Agreement.
Section (b)  District Arbitrators
(1) The president of the UMWA International Union and the president of the BCOA shall jointly establish a panel of impartial arbitrators for each UMWA district. These panels may be changed, augmented or supplemented by mutual consent of the appointing parties. A district arbitrator selected to serve on a panel shall serve for a term of 18 months unless removed by the mutual consent of the appointing parties. At the expiration of each such term, the appointing parties shall jointly establish a new panel of impartial arbitrators for each UMWA district.
(2) As an alternative, an Employer and the UMWA district may choose to select a district arbitrator or panel of district arbitrators. In such event, representatives of the Employer and the UMWA district in which that Employer operates shall, within ninety days following the effective date of this Agreement, select an impartial arbitrator or panel of impartial arbitrators to be used in matters referred to arbitration under the provisions of this Agreement. This panel may be changed or supplemented by mutual consent of the appointing parties. The arbitrator or arbitrators so selected shall serve for such term as


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agreed upon by the appointing parties. If the Employer and the UMWA district do not make a selection of an arbitrator or panel of arbitrators within the prescribed time, the selection procedure under section (b) (1) shall apply. If an Employer and the UMWA district so select an arbitrator or panel of arbitrators, they then may elect to (1) abide by the procedural requirements provided for in paragraph (c)(4) of this Article or (2) mutually agree upon all procedural requirements required for the handling of disputes at step 4 of the grievance procedure, provided such step continues to provide for final and binding arbitration of the dispute. Where an Employer and the UMWA district elect to handle disputes at step 4 by means of a transcript at the step 3 meeting, then a transcript shall be made at the step 3 meeting despite any provision in this Agreement to the contrary. Said agreement shall be set forth in writing and shall not be changed for the duration of this Agreement.
Further, if the Employer and the UMWA district mutually agree on procedural requirements different from those set forth in paragraph (c)(4) of this Article, such agreement must be finalized within ninety days following the Effective Date of this Agreement. If no separate agreement is reached on procedural requirements, then the procedure set forth in paragraph
(c)(4) of this Article shall remain in effect.
(3) Panel arbitrators appointed under the prior Agreement shall serve as district arbitrators until arbitrators can be selected under the above procedure.
(4) District arbitrators shall render decisions in an expeditious manner; failure to do so may be grounds for removal by mutual consent of the appointing parties.
Section (c)  Grievance Procedure
Should differences arise between the Mine Workers and an Employer as to the meaning and application of the provisions of this Agreement, or should differences arise about matters not specifically mentioned in this Agreement, or should any local trouble of any kind arise at the mine, an earnest effort shall be made to settle such differences at the earliest practicable time.
Disputes arising under this Agreement shall be resolved as follows:
(1) The Employee will make his complaint to his immediate foreman who shall have the authority to settle the matter. The foreman will notify the Employee of his decision within 24 hours following the day when the complaint is made. Settlements or withdrawals at this step shall not constitute a precedent in the handling of other grievances.
(2) If no agreement is reached between the Employee and his foreman, the complaint shall be submitted on the BCOA-UMWA Standard Grievance Form and shall be taken up within five working days of the foreman's decision by the Mine Committee and mine management. Where the committee consists of more than three
(3) members, the Employer shall have the right to meet with a maximum of three
(3) (to be chosen by the Mine Committee). Within five working days after the complaint is taken up by them, the committee and management will complete the standard grievance form and, if the complaint is not settled, the grievance shall be referred to a representative of the UMWA district, designated by the Union, and a representative of the Employer.
(3) Within seven working days of the time the grievance is referred to them, the district representative and the representative of the Employer shall meet and review the facts and pertinent contract provisions in an effort to reach agreement. Members of the Mine Committee shall have the right to be present. No verbatim transcript of the testimony


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shall be taken. Neither the district representative nor the Employer representative shall be persons who participated in steps 1 or 2 of this procedure. (4) In cases where the district representative and the representative of the Employer fail to reach agreement, the matter shall, within 10 calendar days after referral to them, be referred to the appropriate district arbitrator who shall decide the case without delay. Cases shall be assigned to district arbitrators in rotation. The parties agree that the expeditious processing of grievances is a major function of this Article, and that consolidation of cases before a single arbitrator can aid in achieving that goal, and where applicable, this procedure should be given serious consideration. Therefore, in order to expedite the processing of grievances awaiting arbitration, the parties may agree that grievances pending arbitration concerning the same operation of the Employer for which an arbitrator has not been assigned, shall be assigned to a single arbitrator if such cases can be heard on the same day, at the same place. Hearings shall take place at a location mutually agreed upon by the parties. If the parties are unable to agree upon a hearing place, the umpire shall select the place. At the earliest possible time, but no later than 15 days after referral to him, the arbitrator shall conduct a hearing in order to hear testimony, receive evidence and consider arguments.
In cases in which the parties have agreed that there is no question of fact involved in the grievance, the arbitrator may decide the case upon the basis of a joint statement of the parties and such exhibits as they shall submit. The hearing shall be recorded by the arbitrator and shall be closed upon the
completion of testimony. The arbitrator shall render his decision as    soon
after the close of the hearing as may be feasible. To avoid delays in the issuance of decisions, post hearing briefs will not be permitted except in cases where the arbitrator determines that such briefs are necessary for a full understanding of the matter before him. If the arbitrator is unable to make his decision within 30 days of the close of the hearing, he shall promptly advise the parties of the reasons for the delay and the date when his decision will be submitted. The arbitrator's decision shall be final and shall govern only the dispute before him. Expenses and fees incident to the service of an arbitrator shall be paid equally by the Employer affected and by the UMWA district affected.
Section (d)  Ten Day Limitation
Any grievance which is not filed by the aggrieved party within ten (10) working days of the time when the Employee reasonably should have known it, shall be denied as untimely and not processed further.
Section (e)  Earnest Effort to Resolve Disputes
An earnest effort shall be made to settle differences at the earliest practicable time. Where an Employee makes a complaint during work time, the foreman shall, if requested to do so, and if possible, consistent with continuous production, discuss the matter briefly on the spot.
At all steps of the complaint and grievance procedure, the grievant and the Union representatives shall disclose to the company representatives a full
statement       of the facts and the provisions of the Agreement relied upon by them. In the same manner, the company representatives shall disclose all the facts relied upon by the company.
Section (f)  Employee's Right to Presence of Member of Mine Committee

Except where it will interfere with production, an Employee shall be entitled, at his request, to have a member of the Mine Committee present to assist him at any discussion with his foreman held pursuant to section (c)(2) of this Article. If a member of the Mine Committee is present during such discussion, the foreman involved may have another representative of the Employer in attendance.
Section (g)  Right of Grievant to be Present
The grievant shall have the right to be present at each step of the grievance procedure until such time as all evidence is taken.
Section (h)  Finality of Decision or Settlement
Settlements reached at any step of the grievance procedure shall be final and binding on both parties and shall not be subject to further proceedings under this Article except by mutual agreement. Settlements reached at steps 2 and 3 shall be in writing and signed by appropriate representatives of the Union and the Employer.
Section (i)  Exclusion of Legal Counsel
Neither party will be represented by an attorney licensed to practice law in any jurisdiction in steps 1 through 4 of the grievance procedure except by mutual agreement applicable only to a particular case.
Section (j)  Waiver of Time Limits
By agreement the parties may waive the time limits set forth in each step of the grievance procedure.
Section (k)  Prior Agreement
Any dispute and/or difference which as of the Effective Date of this Agreement is in the process of adjustment under the Settlement of Disputes section of the prior Agreement or any dispute and/or difference presented on or after the Effective Date of this Agreement which is based on the occurrence or nonoccurrence of an event which arose prior to the Effective Date of this Agreement shall be processed under the procedural provisions of this Agreement and shall be resolved under the applicable provisions of the prior Agreement. Decisions reached under this provision shall be final and binding. All decisions of the Arbitration Review Board rendered prior to the expiration of the National Bituminous Coal Wage Agreement of 1978 shall continue to have precedential effect under this Agreement to the extent that the basis for such decisions have not been modified by subsequent changes in this Agreement.
Article XXIV-DISCHARGE PROCEDURE
Section (a)  Just Cause Required
No Employee covered by this Agreement may be disciplined or discharged except for just cause. The burden shall be on the Employer to establish grounds for discharge in all proceedings under this Agreement.
Section (b)  Procedure
Where management concludes that the conduct of an Employee justifies discharge, the Employee shall be suspended with intent to discharge and shall be given written notice stating the reason, with a copy to be furnished to the Mine Committee. After 24 hours, but within 48 hours, the Employee shall be afforded the right to meet with the mine superintendent or manager. At such meeting, a member or members of the Mine Committee shall be present and, if requested by the Employee or the Mine Committee, a representative of the District shall also be present. When the district representative requests, the forty-eight hour time limit will be extended by an additional 48 hours. The Employer shall be entitled to have an equal number of representatives at the meeting.
Section (c)  Suspension
If the Employer informs the Employee at the meeting between the Employee and the mine superintendent or manager that he still intends to discharge the Employee (or if no meeting was requested), the Employee remains suspended with intent to discharge for a period of time necessary to permit him to file a grievance and have it arbitrated. If the Employee does not file a grievance within five days of the notice of suspension with intent to discharge, the discharge shall become effective immediately.
Section (d)  Immediate Arbitration
(1) If the District believes that just cause for discharge does not exist, it shall arrange with the Employer for immediate arbitration of the dispute, bypassing steps one through three of the grievance procedure.
(2) The next available district arbitrator shall immediately be assigned to hear the case.
(3) The appropriate district arbitrator shall hear the case within five days. At the conclusion of the hearing, the district arbitrator shall at that time announce his decision which shall be binding on all parties. Following the hearing, the arbitrator shall forthwith reduce his decision to writing within 10 days. If the arbitrator determines that the Employer has failed to establish just cause for the Employee's discharge, the Employee shall be immediately reinstated to his job. If the arbitrator determines that there was just cause for the discharge, the discharge shall become effective upon the date of the arbitrator's decision.
Section (e)  Regular Arbitration
If neither the Employee nor the Mine Committee request immediate arbitration, the Employee shall be discharged at the conclusion of the fifth day of his suspension, and his case shall be processed in accordance with the provisions of
Article XXIII (Settlement of Disputes).
Section (f)  Compensation for Lost Earnings
In all cases where it is determined that just cause for discharge has not been established, the Employee shall be reinstated and compensated for lost earnings at his applicable straight and premium time rates prior to discharge. Provided, however, that such case shall be taken up within five (5) days from the date of discharge.
Article XXV-DISCRIMINATION PROHIBITED
Neither the Employer nor the Union shall discriminate against any Employee or with regard to the terms or availability of classified employment on the basis of race, creed, national origin, sex, age, political activity, whether intra-Union or otherwise. In addition, the Employer and Union agree that they will adhere to applicable provisions of the Vietnam Era Readjustment Assistance Act of 1974, the Rehabilitation Act of 1973, and the Americans With Disabilities Act.
Article XXVI-DISTRICT AGREEMENTS
Section (a)  New Districts
New Districts of the United Mine Workers of America may be established.
Section (b)  Prior Practice and Custom
This Agreement supersedes all existing and previous contracts except as incorporated and carried forward herein by reference; and all local agreements, rules, regulations and customs heretofore established in conflict with this Agreement are hereby abolished. Except where abolished by mutual agreement of the parties, including the provisions of Article II G.10 of this Agreement, all prior practice and custom not in conflict with this Agreement shall be continued, but any provisions in any District or local agreements providing for the levying, assessing or collection of fines or providing for "no-strike," "indemnity," or "guarantee" clauses or provisions are hereby expressly repealed and shall not be applicable during the term of this Agreement. Whenever a conflict arises between this Agreement and any District or local agreement, this Agreement shall prevail.
Within six (6) months following the Effective Date of this Agreement, the Employers and all the UMWA District presidents shall provide to the International Union and to BCOA, copies of all District agreements in their possession. All District agreements which are not provided to the International Union and BCOA during the first six (6) months of this Agreement may not be relied upon by any Employer or the Union in any grievance proceeding which may occur during the balance of this Agreement.
Section (c)  Protective Wage Clause
Any and all provisions of any contracts or agreements between the parties hereto or some of them whether national, district, local or otherwise providing for a protective wage clause and a modification of this Agreement or said agreements if a more favorable wage agreement is entered into by the United Mine Workers of America, are hereby rescinded, cancelled, abrogated and made null and void. Section (d) Approval of District Agreements
No District contract or agreement negotiated hereunder shall become effective until approval of such contract or agreement by the International Union, United Mine Workers of America, has been first obtained.
Article XXVII-MAINTAIN INTEGRITY OF CONTRACT AND RESORT TO COURTS
The United Mine Workers of America and the Employers agree and affirm that, except as provided herein, they will maintain the integrity of this contract and that all disputes and claims which are not settled by agreement shall be settled by the machinery provided in the "Settlement of Disputes" Article of this Agreement unless national in character in which event the parties shall settle such disputes by free collective bargaining as heretofore practiced in the industry, it being the purpose of this provision to provide for the settlement of all such disputes and claims through the machinery in this contract and by collective bargaining without recourse to the courts.
The Employer, however, expressly authorizes the Union to seek judicial relief, without exhausting the grievance machinery, in cases involving successorship.
Article XXVIII-SEVERABILITY CLAUSE
Section (a)  General Rule
Except for the provisions of section (b) of this Article, if any provision of this Agreement is declared invalid, all other provisions of this Agreement shall remain in full force and effect.
Section (b)  Exception
In the event the parties are restrained or prohibited by any agency or branch of the federal or state government from implementing or effectuating the economic benefits, including health and retirement fund payments, required by this Agreement, either party hereto may, after the imposition of such restraint, give sixty days notice of termination of this Agreement and, thereafter shall meet and discuss and attempt to agree on the basis for a continuation of the Agreement for its term. If no agreement is reached within the 60-day period, the Agreement will terminate.
Article XXIX-RATIFICATION AND
TERMINATION OF THIS AGREEMENT
This Agreement shall become effective at 12:01 a.m. on January 1, 1998 (the Effective Date), provided that this Agreement has been ratified and approved by the membership covered hereby.
Except as provided in Article XXVIII, Section (b) (Severability Clause), this Agreement shall not be subject to termination by either party signatory hereto prior to 11:59 p.m., December 31, 2002, provided, however, that either the parties of the first part or the party of the second part may terminate this Agreement on or after 11:59 p.m., December 31, 2002, by giving at least sixty days written notice to the other party of such desired termination date.
In the event of an economic strike at the expiration of this Agreement, Employers will advance the premiums for the Employees' health and life insurance coverage for the first 30 days of such strike. Such advanced premiums shall be repaid to the Employers by the Employees through check-off deduction upon their return to work. Should such a strike continue beyond 30 days, the Union or the Employees may elect to continue coverage by paying the premiums themselves. This paragraph shall survive the termination of the remainder of this Agreement and shall continue in effect until the purpose for which it was established is satisfied.
IN WITNESS WHEREOF, each of the parties signatory hereto has caused this Agreement to be signed this 1st day of January, 1998, to become effective only upon the condition that it is ratified and approved by the membership covered hereby.
UNITED MINE WORKERS OF AMERICA
         CECIL E. ROBERTS
         International President
         JERRY D. JONES
         International Vice President
         CARLO TARLEY
         International Secretary-Treasurer
BITUMINOUS COAL OPERATORS' ASSOCIATION, INC.
         JOSEPH P. BRENNAN
         President


         DATE
         January 1, 1998

MEDIATION
Bituminous Coal Operators' Association, Inc.
918 Sixteenth Street, N.W.o Suite 303
Washington, D.C. 20006-2971
January 1, 1998
Mr. Cecil E. Roberts
President
United Mine Workers of America
900 Fifteenth Street, N.W.
Washington, D.C. 20005
Dear Mr. Roberts:
This letter will confirm BCOA's understanding with you concerning the National Bituminous Coal Wage Agreement of 1998 as it relates to settlement of disputes. The terms of the Agreement do not prohibit an Employer from entering into an arrangement with the Union which provides that disputes between the Employer and its UMWA represented Employees may be submitted to a mediation procedure.
BCOA does not agree, however, that the mediation procedure replaces the contractual resolution of dispute procedures, i.e., Article XXIII, Article XXIV, and Article XX, Section (e)(5). It is BCOA's understanding that the mediation procedure is a supplement to the contractual procedures.
Sincerely,
B.R. Brown
Chairman
BCOA Negotiating Committee


Bituminous Coal Operators' Association, Inc.
918 Sixteenth Street, N.W.o Suite 303
Washington, D.C. 20006-2971
January 1, 1998
Mr. Cecil E. Roberts, President
United Mine Workers of America
900 Fifteenth Street, N.W.
Washington, D.C. 20005
Re:  Special Permanent Layoff Pension
Dear Mr. Roberts:
This is to confirm our understanding regarding the effect of an election to receive the Special Permanent Layoff Pension from the UMWA 1974 Pension Plan as provided under the 1998 National Bituminous Coal Wage Agreement ("NBCWA"). The language included by the parties in Section (10)(c) of the General Description of the Health and Retirement Benefits in Article XX of the NBCWA is intended to assure that a miner who elects to receive a Special Permanent Layoff Pension does not forfeit or otherwise lose his right to receive the continued health coverage and life insurance benefits to which he would have been entitled under the NBCWA or his Employer's benefit plan as the result of the layoff had he not elected to receive his pension.

Sincerely,
B.R. Brown, Chairman
BCOA Negotiating Committee
Agreed to:
           ------------------
            Cecil E. Roberts



MEMORANDUM OF UNDERSTANDING
REGARDING JOB OPPORTUNITIES
This Memorandum of Understanding ("MOU") is between the United Mine Workers of America (hereinafter referred to as "UMWA") and [name of signatory Employer] (hereinafter referred to as "the signatory Employer"), which is a member of the Bituminous Coal Operators' Association, Inc., signatory to the National Bituminous Coal Wage Agreement of 1998, and, solely for purposes of negotiating and executing this MOU and no other purposes, the limited agent of [name of nonsignatory Parent] and its nonsignatory coal mining subsidiaries (hereinafter referred to as "the nonsignatory Companies"). A list of all nonsignatory Companies covered by this MOU that have existing nonsignatory bituminous coal mining operations and the names of those operations are attached as Appendix A.
1. The parties enter into this MOU in order to provide job opportunities for work of a classified nature to certain laid-off and active miners of the signatory Employer and to provide the nonsignatory Companies with an experienced pool of miners to fill available new job openings for work of a classified nature. Such job opportunities for work of a classified nature shall be at existing, new, or newly acquired nonsignatory bituminous coal mining operations of the nonsignatory Companies. Any nonsignatory bituminous coal mining operation opened, reopened, or newly acquired after the date of execution of this MOU by the nonsignatory Companies shall be deemed a new or newly acquired bituminous coal mining operation for purposes of this MOU, provided that the nonsignatory Company owns 50 percent or more of the applicable bituminous coal mining operation or operates the applicable bituminous coal mining operation with exclusive right to control of the hiring of miners for work of a classified nature.
2. The nonsignatory Companies agree that they will not engage in any transaction, restructuring or reorganization for the purpose of evading the obligations of this MOU.
3. This MOU shall be subject to any valid legal obligation, including but not limited to any collective bargaining agreement, Native American preference right, applicable statute or regulation, affecting the hiring obligations of the nonsignatory Companies or the lessees, licensees, contractors or subcontractors of the nonsignatory Companies as set forth in paragraph 10 below.
4. Nothing in this MOU, its execution, the discussions leading to its execution, or the negotiations for the NBCWA of 1998, shall affect, or be used as evidence in any forum to affect, any bargaining unit determination or any duty of the nonsignatory Companies to recognize or bargain with the UMWA. The parties agree that the nonsignatory bituminous coal mining operations referred to in this MOU are separate from and not included in any bargaining unit heretofore or currently existing in the coal industry.

5. Nothing in this MOU, its implementation, its execution, the discussions leading to its execution, or the negotiations for the NBCWA of 1998, shall create, or be used or offered as evidence in any forum to create, a joint employer, single employer, alter ego, agency, successor, or other type of relationship between or among the signatory Employer and the nonsignatory Companies.
6. At existing, new, or newly acquired nonsignatory bituminous coal mining operations of the nonsignatory Companies, job openings for work of a classified nature shall be filled by mine management as follows. The first three (3) out of every five (5) new job openings for work of a classified nature shall be offered to laid-off miners on the panels of the signatory Employer, or to active Employees of the signatory Employer who have provided notice indicating their interest in such openings. The first two of these new job openings shall be filled from among the senior laid-off and active miners of the signatory Employer who have the ability to step into and perform the work of the job at the time the job is awarded. Every third such new job opening shall be filled by mine management with the senior laid-off or active miner of the signatory Employer who has the ability to step into and perform the work of the job at the time the job is awarded and who must have actually performed the tasks required for the job within the last three years. The last two (2) out of every five (5) new job openings for work of a classified nature shall be filled by mine management at its sole discretion from any source, without regard to prior employment or layoff status, although mine management may also consider laid-off or active miners of the signatory Employer for these openings.
Selection of laid-off and active miners for the first three (3) out of every five (5) new job openings described above shall be made (a) from laid-off panel members of the signatory Employer, and (b) from active miners who have notified the signatory Employer, as a limited agent, of their interest in and qualifications for any such job openings at the specific operation involved. Offers of employment made to laid-off panel members of the signatory Employer shall be made without regard to the listing of the particular job or operation on the miner's panel form. It shall be the obligation of the signatory Employer to provide notice to its active miners of new job openings of a classified nature as they become available at the nonsignatory operation. The parties have attached to this MOU in Appendix B the contents of the form by which active miners may provide notice indicating their interest and qualifications for any such job openings at nonsignatory Company bituminous coal mining operations. This notice shall be posted by the signatory Employer at the time job openings of a classified nature become available at the nonsignatory operations covered by this MOU. For laid-off miners, the order of selection shall be: selecting first from laid-off miners who were last employed at a coal mining operation within the geographic district where the nonsignatory operation is located, next from geographically contiguous districts, and then from geographically non-contiguous districts. For active miners, the order of selection shall be: selecting first from active miners who are employed at a coal mining operation within the geographic district where the nonsignatory operation is located, next from geographically contiguous districts, and then from geographically non-contiguous districts.
7. An offer of employment shall be made to a laid-off or an active miner pursuant to this MOU by certified mail, return receipt requested. A miner has three (3) days to accept or reject the offer. If no response is received by mine management within three (3) days of receipt of the offer, the offer shall be deemed to be rejected. If a laid-off or an active miner rejects or is deemed to have rejected a job offer made pursuant to this MOU, mine management has no obligation to make any additional job offers to that miner at that specific nonsignatory bituminous coal mining operation pursuant to this MOU.
8. Nothing in this MOU, its implementation, its execution, the discussions leading to its execution, or the negotiations for the NBCWA of 1998, shall require, or be used as evidence in any forum to require, the nonsignatory Companies to execute or be bound in any manner by any collective bargaining agreement with the UMWA.
9. This MOU provides job opportunities for work of a classified nature only at existing, new, or newly acquired nonsignatory bituminous coal mining operations of the nonsignatory Companies, as defined in this MOU. This MOU does not constitute a covenant running with the land and does not apply to the sale of nonsignatory coal lands, coal reserves or coal operations (either asset sales or stock sales) of the nonsignatory Companies. Nothing herein shall encumber or limit in any way the rights of the nonsignatory Companies to sell, exchange, release, or otherwise similarly convey (either through asset or stock sales) any of their nonsignatory coal lands, coal reserves or coal operations to third parties.
10. The three-of-five selection procedure contained in this MOU shall apply to leases, licenses, contracts and subcontracts of the nonsignatory Companies entered into after the date of execution of this MOU where the coal produced from the leased, licensed, contracted or subcontracted bituminous lands or bituminous coal mining operations is produced or processed for, and sold by the nonsignatory Companies. In the event any existing lessee, licensee, contractor or subcontractor performs work on a continuous basis for the nonsignatory Company, this MOU shall not require the lessee, licensee, contractor or subcontractor to displace employees currently working when the lessee, licensee, contractor or subcontractor enters into a new lease, license, contract or subcontract with the nonsignatory Company. In the event bituminous coal lands or bituminous coal mining operations subject to this MOU are leased, subleased, licensed, contracted out, or subcontracted to any non-related entity and the coal that is produced from those lands or operations is not produced or processed for, and sold by the nonsignatory Companies, then the terms of this MOU shall not apply to that entity. Notwithstanding any of the provisions in this MOU, if the nonsignatory Companies retain only a royalty in the coal, the terms of the MOU shall not apply. The parties further agree that this MOU shall not apply to any existing lease, license, contract or subcontract of the nonsignatory Companies entered into prior to the date of this MOU (including then existing leases, licenses, contracts or subcontracts of an entity subsequently acquired by the nonsignatory Companies).
11. The provisions in this MOU for providing job opportunities shall remain in effect until 11:59 p.m., December 31, 2002. The parties' agreement not to use this MOU for other purposes, such as specified in paragraphs 4, 5 and 8, shall continue to apply after the expiration of the MOU.
12. The nonsignatory Companies agree that they will neither initiate nor financially support any legal challenge to the validity of the MOU.
The parties retain the right to challenge any decision of the monitor under Paragraph 14 that does not comport with the provisions of this MOU.

13. This MOU is not intended to discriminate against any person on the basis of union membership or the lack thereof. All job offers made pursuant to this MOU shall be made on a nondiscriminatory basis.
14. In order to effectuate the implementation of these job opportunity provisions, the UMWA and the nonsignatory Companies subject to this MOU agree that the impartial Jobs Monitor jointly selected by the UMWA and BCOA under
Article II D-3 of the National Bituminous Coal Wage Agreement of 1998 shall serve as the monitor under this MOU. The monitor shall review the job selections pursuant to these provisions and investigate any alleged violations herein. The monitor shall have the authority to request such information which may be reasonably necessary in order to secure compliance with the job selection provisions. The parties have the obligation to comply with such requests. In that regard, the monitor shall be provided, on a regular basis at the end of each calendar quarter, with reports of all jobs filled pursuant to the job opportunity provisions. The report shall state the name of the mine, its location, the total number of jobs of a classified nature filled and the names and number of persons selected for jobs pursuant to this MOU from among either active Employees or laid-off miners. The report shall be treated as confidential; however, at the monitor's discretion, the report may be provided to the UMWA. The monitor shall also be provided with a 60-day notice prior to the start-up of production of any new operation covered by this MOU. A copy of this 60-day notice shall also be sent to the Secretary-Treasurer of the UMWA. The 60-day notice shall state the name of the operation, location, approximate start-up date, and projected number of jobs of a classified nature available. Any dispute alleging a breach of this MOU shall first be presented in writing to the applicable nonsignatory Company. This written charge shall concisely explain the basis for the dispute. Upon receiving a written charge, the nonsignatory Company shall provide a response to the charging party. The nonsignatory Company and the charging party shall mutually attempt to resolve the dispute. If the dispute is not resolved by the nonsignatory Company and the charging party within thirty (30) days, either the nonsignatory Company or the charging party may submit the written charge to the monitor to resolve the dispute. The monitor shall have the authority to reach a decision on written submissions. The monitor shall also have the authority to conduct a hearing (formal or informal), request position statements, request additional information or briefs, and take any such steps as may be reasonably necessary to investigate and resolve the dispute. If the monitor conducts a hearing and is unable to reach a decision within thirty
(30) days of the close of the hearing (or the close of the record if no hearing shall be conducted), the monitor shall promptly advise the parties of the reasons for the delay and the date when a decision will be submitted. Any decisions rendered by the monitor shall be in writing and shall be final and binding on all parties to that decision. The monitor shall not have the authority to alter, amend, modify, add to or subtract from, or change in any way the provisions of this MOU. All expenses and fees incurred by the monitor in the resolution of disputes pursuant to this MOU shall be borne equally by the appropriate District and the applicable nonsignatory Company. Nothing in this MOU shall authorize the nonsignatory Company, the UMWA or any miner affected by this MOU to utilize any existing or future contractual grievance procedure, including but not limited to the grievance procedure in the NBCWA of 1998, to resolve any dispute that may arise concerning the interpretation or application of this MOU.
15. This MOU constitutes the entire Agreement between the parties concerning the subject matter discussed in the MOU.
So Agreed:

United Mine Workers        Signatory Employer
of America   [As Limited Agent for
      Parent Corporation and
      its Nonsignatory Coal
      Mining Subsidiaries]

Date  Date

APPENDIX B
REQUEST FOR EMPLOYMENT
Active Employees
I. Personal Information
Employee's Name:
Address:
Phone Number:
Social Security Number:
Current Employer:
Current Mine/Operation:
Current Job Title:
Total Length of Service with Current Employer:
          /                  /
        Year           Month Day
Employment Date at Mine/Operation:
II. List the jobs that you have the ability to perform and wish to be considered for:



III. List the nonsignatory operations you wish to be considered for:



IV.  Signature of Employee:
Date Signed:


BITUMINOUS COAL OPERATORS' ASSOCIATION, INC.
COMPANIES FOR WHICH BCOA WAS AUTHORIZED TO REPRESENT FOR THE
NEGOTIATION OF THIS AGREEMENT

Affinity Mining Company
Apogee Coal Company
  Arch of Alabama
  Arch on the Green
  Arch of Kentucky
  Arch of Illinois
  Arch of West Virginia
  Cutler Mining Company
Colony Bay Coal Company
Consolidation Coal Company
Eastern Associated Coal Corp.
Hobet Mining, Inc.
Island Creek Coal Company
Laurel Run Mining Company
Martinka Coal Company
McElroy Coal Company
Mountain View Coal Company
Old Ben Coal Company
Old Hickory Coal Company
Peabody Coal Company
Pine Ridge Coal Company
Quarto Mining Company
Sharples Coal Corp.
Squaw Creek Coal Company
Sterling Smokeless Coal Company



TABLE I-A
RETIREMENT DURING THE FIRST TWO YEARS OF THIS AGREEMENT-ESTIMATED PENSION FOR RETIREMENT AT AGE 62

    COLUMN A               COLUMN B             COLUMN C               COLUMN D
     Pre-89                   89                  90-93                 Post-93
Signatory Service     Signatory Service     Signatory Service     Signatory Service
  1   $  32.50          1    $40.00           1   $  44.50          1   $  47.50
  2   $  65.00                                2   $  89.00          2   $  95.00
  3   $  97.50                                3   $ 133.50          3   $ 142.50
  4   $ 130.00                                4   $ 178.00          4   $ 190.00
  5   $ 162.50                                                      5   $ 237.50
  6   $ 195.00                                                      6   $ 285.00
  7   $ 227.50                                                      7   $ 332.50
  8   $ 260.00                                                      8   $ 380.00
  9   $ 292.50                                                      9   $ 427.50
 10   $ 325.00                                                     10   $ 475.00

 11   $ 358.00                                                    11   $ 522.50
 12   $ 391.00                                                    12   $ 570.00
 13   $ 424.00                                                    13   $ 617.50
 14   $ 457.00                                                    14   $ 665.00
 15   $ 490.00                                                    15   $ 712.50
 16   $ 523.00                                                    16   $ 760.00
 17   $ 556.00                                                    17   $ 807.50
 18   $ 589.00                                                    18   $ 855.00
 19   $ 622.00                                                    19   $ 902.50
 20   $ 655.00                                                    20   $ 950.00
 21   $ 688.50                                                    21   $ 997.50
 22   $ 722.00                                                    22   $1045.00
 23   $ 755.50                                                    23   $1092.50
 24   $ 789.00                                                    24   $1140.00
 25   $ 822.50                                                    25   $1187.50
 26   $ 856.00                                                    26   $1235.00
 27   $ 889.50                                                    27   $1282.50
 28   $ 923.00                                                    28   $1330.00
 29   $ 956.50                                                    29   $1377.50
 30   $ 990.00                                                    30   $1425.00
 31   $1024.00                                                    31   $1472.50
 32   $1058.00                                                    32   $1520.00
 33   $1092.00                                                    33   $1567.50
 34   $1126.00                                                    34   $1615.00
 35   $1160.00                                                    35   $1662.50
 36   $1194.00                                                    36   $1710.00
 37   $1228.00                                                    37   $1757.50
 38   $1262.00                                                    38   $1805.00
 39   $1296.00                                                    39   $1852.50
 40   $1330.00                                                    40   $1900.00



\TABLE I-B

RETIREMENT EFFECTIVE ON OR AFTER JANUARY 1, 2000-ESTIMATED PENSION FOR RETIREMENT AT AGE 62


    COLUMN A               COLUMN B             COLUMN C               COLUMN D
     Pre-89                   89                  90-93                 Post-93
Signatory Service     Signatory Service     Signatory Service     Signatory Service
  1   $  34.50          1    $42.00           1   $  46.50          1   $  49.50
  2   $  69.00                                2   $  93.00          2   $  99.00
  3   $ 103.50                                3   $ 139.50          3   $ 148.50
  4   $ 138.00                                4   $ 186.00          4   $ 198.00
  5   $ 172.50                                                      5   $ 247.50

   6  $ 207.00                                   6   $ 297.00
   7  $ 241.50                                   7   $ 346.50
   8  $ 276.00                                   8   $ 396.00
   9  $ 310.50                                   9   $ 445.50
  10  $ 345.00                                  10   $ 495.00
  11  $ 380.00                                  11   $ 544.50
  12  $ 415.00                                  12   $ 594.00
  13  $ 450.00                                  13   $ 643.50
  14  $ 485.00                                  14   $ 693.00
  15  $ 520.00                                  15   $ 742.50
  16  $ 555.00                                  16   $ 792.00
  17  $ 590.00                                  17   $ 841.50
  18  $ 625.00                                  18   $ 891.00
  19  $ 660.00                                  19   $ 940.50
  20  $ 695.00                                  20   $ 990.00
  21  $ 730.50                                  21   $1039.50
  22  $ 766.00                                  22   $1089.00
  23  $ 801.50                                  23   $1138.50
  24  $ 837.00                                  24   $1188.00
  25  $ 872.50                                  25   $1237.50
  26  $ 908.00                                  26   $1287.00
  27  $ 943.50                                  27   $1336.50
  28  $ 979.00                                  28   $1386.00
  29  $1014.50                                  29   $1435.50
  30  $1050.00                                  30   $1485.00
  31  $1086.00                                  31   $1534.50
  32  $1122.00                                  32   $1584.00
  33  $1158.00                                  33   $1633.50
  34  $1194.00                                  34   $1683.00
  35  $1230.00                                  35   $1732.50
  36  $1266.00                                  36   $1782.00
  37  $1302.00                                  37   $1831.50
  38  $1338.00                                  38   $1881.00
  39  $1374.00                                  39   $1930.50
  40  $1410.00                                  40   $1980.00



Age 62 Pension

To estimate the amount of your pension when you retire, use Tables I-A or I-B on pages 295-296 and the worksheet below.

1. Using Column A, enter the monthly benefit for your years of signatory service earned prior to February 1, 1989 ("Pre-89 signatory service").
$

2. Using Column B, enter the monthly benefit for signatory service earned between February 1, 1989 and January 31, 1990 ("89 signatory service").
$

3. Using Column C, enter the monthly benefit for signatory service earned between February 1, 1990 and December 15, 1993 (" '90-'93 signatory service"). $

4. Using Column D, enter the monthly benefit for your expected years of signatory service earned on or after December 16, 1993 ("Post-'93 signatory service"). $

Add the four amounts. This is an estimate of your monthly pension amount if you retire at age 62 or older.

If you plan to retire before age 62, estimate your early retirement benefit by using Table II. First, calculate your pension at age 62, as set forth above, using Tables I-A or I-B. Next, find the amount closest to your age 62 pension under "Approximate Age 62 Benefit Amount" on Table II. Move across the table from left to right to the dollar amount beneath the age at which you plan to retire. This is your approximate monthly early retirement benefit.


TABLE II
EARLY RETIREMENT
Approximate                        AGE
Age 62
Benefit
Amount    55        56       57      58      59       60       61
$  500   395.00   410.00   425.00   440.00  455.00  470.00   485.00
$  525   414.75   430.50   446.25   462.00  477.75  493.50   509.25
$  550   434.50   451.00   467.50   484.00  500.50  517.00   533.50
$  575   454.25   471.50   488.75   506.00  523.25  540.50   557.75
$  600   474.00   492.00   510.00   528.00  546.00  564.00   582.00
$  625   493.75   512.50   531.25   550.00  568.75  587.50   606.25
$  650   513.50   533.00   552.50   572.00  591.50  611.00   630.50
$  675   533.25   553.50   573.75   594.00  614.25  634.50   654.75
$  700   553.00   574.00   595.00   616.00  637.00  658.00   679.00
$  725   572.75   594.50   616.25   638.00  659.75  681.50   703.25
$  750   592.50   615.00   637.50   660.00  682.50  705.00   727.50
$  775   612.25   635.50   658.75   682.00  705.25  728.50   751.75
$  800   632.00   656.00   680.00   704.00  728.00  752.00   776.00
$  825   651.75   676.50   701.25   726.00  750.75  775.50   800.25
$  850   671.50   697.00   722.50   748.00  773.50  799.00   824.50
$  875   691.25   717.50   743.75   770.00  796.25  822.50   848.75
$  900   711.00   738.00   765.00   792.00  819.00  846.00   873.00
$  925   730.75   758.50   786.25   814.00  841.75  869.50   897.25
$  950   750.50   779.00   807.50   836.00  864.50  893.00   921.50
$  975   770.25   799.50   828.75   858.00  887.25  916.50   945.75

$1,000   790.00   820.00   850.00   880.00  910.00  940.00   970.00
$1,025   809.75   840.50   871.25   902.00  932.75  963.50   994.25
$1,050   829.50   861.00   892.50   924.00  955.50  987.00  1018.50
$1,075   849.25   881.50   913.75   946.00  978.25 1010.50  1042.75
$1,100   869.00   902.00   935.00   968.00 1001.00 1034.00  1067.00
$1,125   888.75   922.50   956.25   990.00 1023.75 1057.50  1091.25
$1,150   908.50   943.00   977.50  1012.00 1046.50 1081.00  1115.50
$1,175   928.25   963.50   998.75  1034.00 1069.25 1104.50  1139.75
$1,200   948.00   984.00  1020.00  1056.00 1092.00 1128.00  1164.00
$1,225   967.75  1004.50  1041.25  1078.00 1114.75 1151.50  1188.25
$1,250   987.50  1025.00  1062.50  1100.00 1137.50 1175.00  1212.50
$1,275  1007.25  1045.50  1083.75  1122.00 1160.25 1198.50  1236.75
$1,300  1027.00  1066.00  1105.00  1144.00 1183.00 1222.00  1261.00
$1,325  1046.75  1086.50  1126.25  1166.00 1205.75 1245.50  1285.25
$1,350  1066.50  1107.00  1147.50  1188.00 1228.50 1269.00  1309.50
$1,375  1086.25  1127.50  1168.75  1210.00 1251.25 1292.50  1333.75
$1,400  1106.00  1148.00  1190.00  1232.00 1274.00 1316.00  1358.00

APPENDIX A-PART I
UNDERGROUND AT DEEP MINES
STANDARD HOURLY AND STANDARD DAILY WAGE RATES
(INCLUDES ANNUAL WAGE INCREASES)

Effective Date    1/1/98   1/1/99   1/1/00

Wage Increase $ 0.40   $ 0.30   $ 0.30
             Grade 5
         Hourly Rate 1, 2  $ 18.315 $ 18.615  $ 18.915
         Daily Rate 3       146.52   148.92    151.32

CONCENTRATION OF CLASSIFICATIONS

         A. Continuous Mining Machine Operator   E. Longwall Machine Operator
         B. Electrician                          F. Welder, First Class
         C. Mechanic                             G. Roof Bolter
         D. Fireboss

Wage Increase  $ 0.40  $ 0.30  $ 0.30
              Grade 4

         Hourly Rate 1, 2  $ 17.910 $ 18.210  $ 18.510
         Daily Rate 3       143.28   145.68    148.08

CONCENTRATION OF CLASSIFICATIONS

         A. Cutting Machine Operator       F. Rock Driller
         B. Dispatcher                     G. Continuous Miner Helper-Trainee
         C. Loading Machine Operator       H. Roof Bolter Helper-Trainee
         D. Machine Operator Helper        I. Maintenance Trainee (Max. 12 Mos.)
         E. General Inside Repairman       J. Electrician Trainee (Max. 12 Mos.)
            & Welder

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 3
         Hourly Rate 1, 2   $ 17.543 $  17.843  $  18.143
         Daily Rate 3        140.34    142.74     145.14

CONCENTRATION OF CLASSIFICATIONS

         A. Driller-Coal                      D. Faceman
         B. Shooter                           E. Dumper
         C. Precision Mason-Construction      F. Shuttle Car Operator

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 2
         Hourly Rate 1, 2  $ 17.320 $  17.620  $ 17.920
         Daily Rate 3       138.56    140.96    143.36

CONCENTRATION OF CLASSIFICATIONS

         A. Motorman                          D. Electrician Helper
         B. Maintenance Trainee (Max. 6 Mos.) E. Mechanic Helper
         C. Electrician Trainee (Max. 6 Mos.)

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 1
         Hourly Rate 1, 2  $ 17.248 $ 17.548 $ 17.848
         Daily Rate 3       137.98   140.38   142.78

CONCENTRATION OF CLASSIFICATIONS

         A. Beltman      E. General Inside Labor   I. Trackman
         B. Bonder       F. Mason                  J. Wireman
         C. Brakeman     G. Pumper                 K. Labor-Unskilled
         D. Bratticeman  H. Timberman

Wage Increase  $ 0.40    $ 0.30   $ 0.30
         Training Rate
         Hourly Rate 1, 2  $ 16.674 $ 16.974  $ 17.274
         Daily Rate 3       133.39   135.79    138.19

1 The Standard Hourly Wage Rate shall be computed by dividing the Standard Daily Wage Rate by eight (8) hours and rounding off to three (3) decimal places.

2 The Straight Time Rate is the Hourly Rate set forth in this Appendix A for each classification.

3 The Daily Rate set forth in this Appendix A applies only to Employees working on traditional schedules under Article IV.

APPENDIX A-PART II
STRIP AND AUGER MINES
STANDARD HOURLY AND STANDARD DAILY WAGE RATES
(INCLUDES ANNUAL WAGE INCREASES)
Effective Date    1/1/98   1/1/99   1/1/00
Wage Increase     $ 0.40   $ 0.30   $ 0.30
                 Grade 5
         Hourly Rate 1, 2    $ 19.078    $ 19.378     $ 19.678
         Daily Rate 3         138.32      140.49       142.67

CONCENTRATION OF CLASSIFICATIONS

         A. Coal Loading Shovel Operator
         B. Overburden Stripping Machine Operator
         C. Master Electrician

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 4

         Hourly Rate 1, 2    $ 18.427    $ 18.727     $ 19.027
         Daily Rate 3         133.60      135.77       137.95

CONCENTRATION OF CLASSIFICATIONS

         A. Electrician           D. Welder, First Class
         B. Machinist             E. Shovel and Dragline Oiler
         C. Mechanic              F. Groundman

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 3

         Hourly Rate 1, 2    $ 18.062    $ 18.362     $ 18.662
         Daily Rate 3          130.95     133.12       135.30

CONCENTRATION OF CLASSIFICATIONS

         A. Mobile Equipment Operator     E. Driller and Shooter
         B. Repairman                     F. Maintenance Trainee (Max. 12 mos.)
         C. Stationary Equipment Operator G. Electrician Trainee (Max. 12 mos.)
         D. Welder

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 2

         Hourly Rate 1, 2    $ 17.777    $ 18.077     $ 18.377
         Daily Rate 3         128.88      131.06       133.23

CONCENTRATION OF CLASSIFICATIONS

         A. Tipple Attendant    D. Machinist Helper  G. Dock Hand
         B. Electrician Helper  E. Repairman Helper  H. Maintenance Trainee
                                                        (Max. 6 mos.)
         C. Mechanic Helper     F. Deck Hand, Boat   I. Electrician Trainee
                                                        (Max. 6 mos.)

Wage Increase  $ 0.40    $ 0.30   $ 0.30

              Grade 1
         Hourly Rate 1, 2    $ 17.696    $ 17.996     $ 18.296
         Daily Rate 3         128.30      130.47       132.65

CONCENTRATION OF CLASSIFICATIONS

         A. Car Dropper        E. Truck Driver Service
         B. Car Dumper         F. Utility Man
         C. Car Trimmer        G. Laborer-Unskilled
         D. Sampler

1 The Standard Hourly Wage Rate shall be computed by dividing the Standard Daily Wage Rate by seven and one-quarter (7 1/4) hours and rounding off to three (3) decimal places.

2 The Straight Time Rate is the Hourly Rate set forth in this Appendix A for each classification.

3 The Daily Rate set forth in this Appendix A applies only to Employees working on traditional schedules under Article IV.

APPENDIX A-PART III
PREPARATION PLANTS AND OTHER SURFACE FACILITIES FOR DEEP OR SURFACE MINES STANDARD HOURLY AND STANDARD DAILY WAGE RATES
(INCLUDES ANNUAL WAGE INCREASES)

Effective Date    1/1/98   1/1/99   1/1/00

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 4

         Hourly Rate 1, 2    $ 18.264    $ 18.564     $ 18.864
         Daily Rate 3         132.41      134.59       136.76

CONCENTRATION OF CLASSIFICATIONS

         A. Electrician            D. Welder, First Class
         B. Machinist              E. Preparation Plant Central Control Operator
         C. Mechanic

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 3

         Hourly Rate 1, 2    $ 18.020    $ 18.320     $ 18.620
         Daily Rate 3         130.65      132.82       135.00

CONCENTRATION OF CLASSIFICATIONS

         A. Mobile Equipment Operator     E. Railroad Car Loader Operator
         B. Repairman                     F. Maintenance Trainee (Max. 12 mos.)
         C. Stationary Equipment Operator G. Electrician Trainee (Max. 12 mos.)
         D. Welder

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 2

         Hourly Rate 1, 2    $ 17.737    $ 18.037     $ 18.337

         Daily Rate 3         128.59      130.77       132.94

CONCENTRATION OF CLASSIFICATIONS

         A. Tipple Attendant          E. Mechanic Helper
         B. Dock Man                  F. Repairman Helper
         C. Electrician Helper        G. Maintenance Trainee (Max. 6 mos.)
         D. Machinist Helper          H. Electrician Trainee (Max. 6 mos.)

Wage Increase  $ 0.40    $ 0.30   $ 0.30
              Grade 1

         Hourly Rate 1, 2    $ 17.657    $ 17.957     $ 18.257
         Daily Rate 3         128.01      130.19       132.36

CONCENTRATION OF CLASSIFICATIONS

         A. Car Dropper   E. Bit Sharpener              H. Preparation Plant,
                                                           Utility Man
         B. Car Dumper    F. Truck Driver, Service      I. Surface Utility Man
         C. Car Trimmer   G. Equipment Operator Service J. Laborer-Unskilled
         D. Sampler

1 The Standard Hourly Wage Rate shall be computed by dividing the Standard Daily Wage Rate by seven and one-quarter (7 1/4) hours and rounding off to three (3) decimal places.

2 The Straight Time Rate is the Hourly Rate set forth in this Appendix A for each classification.

3 The Daily Rate set forth in this Appendix A applies only to Employees working on traditional schedules under Article IV.

APPENDIX B-PART I
UNDERGROUND AT DEEP MINES
CLASSIFICATION    JOB TITLE WITHIN CLASSIFICATION

5-A      CONTINUOUS        Continuous Mining Machine Fully Trained Continuous
         MINING MACHINE             Operator         Mining Machine Operator
         OPERATOR                          Helper
5-B      ELECTRICIAN       Electrician     Electric Repairman   Radioman
                  Electrician, Experienced Head Motor Inspector Radio Repairman
                  Electrician, Gang Leader Motor Inspector      Radio Telephone
                                                                 Mechanic
                  Electrician Leader       Motor Repairman
5-C      MECHANIC Longwall Mechanic Mechanic, Chief  Repairman, A. C.
                  Machine Repairman Mechanic, Leader Repairman, 1st Class
                  Machinist         Mechanic, 1st Class      Repairman-Mechanic
                  Maintenance Man   Repairman                Section Repairman

                  Mechanic Repairman, Chief

5-D      FIREBOSS Belts, Pump Examiner      Gas Watchman-Mine
                  Fireboss          Examiner
                  Gas Watchman      Mine Examiner

5-E      LONGWALL MACHINE  Longwall Machine Operator          Longwall Planer
                  Operator          Shear Operator
         OPERATOR Longwall Miner Operator   Planer Operator

5-F      WELDER, FIRST CLASS        *Welder, 1st Class       * Note: Performing
any welding work required, including vertical, overhead, and flat welding in accordance with approved standards.

5-G      ROOF BOLTER       Roof Bolter Operating Equip-Roof Bolter Fully Trained
Roof Bolter
                  ment Mounted on and Part of Roof Bolter, Shift Leader Helper Continuous Mining Machine Stoper Operator

4-A      CUTTING  Arc Wall Cutting Machine  Cutting Machine Operator   Leader
or Cutting Machine
         MACHINE           Operator         (Shearing)        Operator & Other
Face
         OPERATOR Cutter and Scraper        Cutting Machine Helper
                  Cutting and Loading       (Shearing)

4-B      DISPATCHER        Dispatcher       Dispatcher-Dumper Rotary Dump
Operator
                  Dispatcher Bottom Man     Dumper Dispatcher Dispatcher

4-C      LOADING MACHINE   Gobbing with Joy Loading Machine,  Slate Man
         Rock Operator
         OPERATOR Loader, Mechanical Unit   Mobile Rock Loading Slate Loader
                  Loader Operator, Rock     Machine Operator  Slate and
Refuse Handler
                  Loading Machine Helper-Rock Rock Joy Operator Stall Machine Operator
                  Loading Machine Operator  Rock Loader
                  Loading Machine Operator on        Rock Loading Machine
                           Rock             Operator

4-D      MACHINE  Continuous Mining Machine Longwall Headgate Man
         Longwall Machine Tail
         OPERATOR HELPER            Operator Helper           Longwall Helper
         Operator
                  Loading Machine Operator  Longwall Jack Machine      Longwall
Machine Helper
                           Helper           Operator       Longwall Prop Man
                  Longwall Cornerman                       Machine Runner Helper
                                                     Planer Helper
4-E      GENERAL INSIDE    Airdox Mechanic  Conveyor Maintenance Man
         Repairman, 2nd Class

         REPAIRMAN AND Battery Maintenance  Dumper-Mechanic   Repairman,
Radio & Telegraph
         WELDER   Battery Mechanic  Electrician, 2nd Class Tipple & Bottom
Mechanic
                  Battery Repairman Electrician General Repairman   Track Welder
                  Belt Mechanic     Electric Panel Man        Vulcanizer
                  Belt Repairman    General Repairman Welder
                  Belt Vulcanizer   Machine Repairman, 2nd Class  Welder, Inside
                  Bottom Welder     Mechanic, 2nd Class       Welder, 2nd Class
                  Cable Splicer     Mine Car Repairman        Welder & Repairman
                  Car Repairman     Pump Repairman

APPENDIX B-PART I
UNDERGROUND AT DEEP MINES (Continued)
CLASSIFICATION  JOB TITLE WITHIN CLASSIFICATION

4-F      ROCK DRILLER      Bolt Crew Leader Recovery Wrench Operator   Roof
Bolt Reclaimer
                  Bolt Crewman      Rock Crew        Roof Driller
                  Bolt Recovery     Rock Driller     Stone Driller

4-G      CONTINUOUS MINER  Continuous Miner Helper
         HELPER-TRAINEE    Trainee

4-H      ROOF BOLTER       Roof Bolter Helper
         HELPER-TRAINEE    Trainee

4-I      MAINTENANCE       Maintenance Trainee
         TRAINEE  (Max. 12 mos.)
         (Max. 12 mos.)

4-J      ELECTRICIAN       Electrician Trainee
         TRAINEE  (Max. 12 mos.)
         (Max. 12 mos.)

3-A      DRILLER-COAL      Coal Driller     Driller and Shooter    Driller and
Shooter, Slate
                  Driller

3-B      SHOOTER  Shooter  Shot Firer

3-C PRECISION MASON Construction of overcasts, underground buildings and foundations, haulage walls, and corners.
         -CONSTRUCTION

3-D      FACEMAN  Chock Operator    Longwall Faceman Nozzleman-Rigiseal
                  Continuous Miner Faceman Loader Operator Helper, Rigi Seal Man
                  Faceman           Shuttle Car      Scoop Operator
                  Faceman on Conveyor       Loader, Shotfirer and Drillman
         Track Machine Operator
                  Facer Longwall Utility Man Utility Man
                  Foam Spray Machine Operator     Longwall Utility Man Helper
         Utility Man-Continuous
                  Grademan Mobile Bridge Operator             Miner

                  Grader Operator   Mobile Lift Machine Operator
UN-A-TRAC Operator
                  Jack Setter       Molveyor Operator

3-E      DUMPER   Car Dumper        Rotary Dumper    Rotary Operator
                  Dumper

3-F      SHUTTLE CAR       Battery Tractor Operator Rubber Tired Battery Tractor
         Rubber Tired Shuttle Car
         OPERATOR Buggy Operator            Operator          Operator
                  Car Operator      Rubber Tired Jeep Operator  Ram Car Operator
                                                     Shuttle Car Operator

2-A      MOTORMAN*         Belt Motorman    Motorman Wireman  Supplyman-Motorman

                  Brakeman-Motorman Operator, 501    Supplyman Tractor Operator
                  Bratticeman-Motorman      Pumper-Motorman   Timberman,

Motorman

                  Equipment Mover   Recovery-Motorman         Track Tamper
                  General Labor-Motorman    Rock Duster Motorman       Trackman,

Motorman
                           Inside Supply Jeep Operator Tractor Operator
                  Kersey Operator    Supplyman, Jeep     Wireman-Motorman
                  Motorman
                  Motorman Pumper   *       Main Line Motormen operating motors
which take coal to its
                  Motorman Rock Duster      final destination shall be paid at
the Job Class 3 Rate of Pay.

2-B      MAINTENANCE       Maintenance Trainee
         TRAINEE  (Max. 6 mos.)
         (Max. 6 mos.)

APPENDIX B-PART I
UNDERGROUND AT DEEP MINES (Continued)
CLASSIFICATION    JOB TITLE WITHIN CLASSIFICATION

2-C      ELECTRICIAN       Electrician Trainee
         TRAINEE  (Max. 6 mos.)
         (Max. 6 mos.)

2-D      ELECTRICIAN       Battery Charger, Storage           Electrician Helper
         Storage Battery Charger
         HELPER   Battery Man       Electrician, Limited      Telephone Man
                  Electrician Apprentice    Experience

2-E      MECHANIC Car Cleaning Mechanic     Machine Repairman Helper   Motor
Inspector Helper
         HELPER   Car Repairman Helper      Machinist Helper  Oiler
                  Greaser           Mechanic Apprentice       Repairman-Helper
                  Lubricator        Mechanic Helper

1-A      BELTMAN  Belt Dumper       Belt & Shuttle Car Reliefman    Conveyorman
                  Belt Greaser      Belt/Slate       Load/Head (Loads Pit Cars)

                  Belt Haulage Man  Belt Spillman    Loader Headman
                  Belt Hopper Operator  Belt Vulcanizer Helper  Loader/Head
                  Operator
                  Belt Installer Boom Man   Loading Point Operator
                  Belt Machine Operator     Boom Operator     Longwall Loading
Boom Man
                  Belt Maintenance  Conveyor Attendant      Slope Belt Patrolman
                  Beltman  Conveyor Belt Cleaner            Slopeman
                  Beltman, A & B    Conveyor Belt Man       Unloader Operator
                  Beltman, Inside   Conveyor-Boom Man       Unloading Operator
on Belt
                  Belt Moving Conveyor-Installation Man  Unloading Operator on
                  Belt Operator Conveyor-Move to New               Conveyor
                  Belt Patrolman            Set Up
                  Belt Reliefman    Conveyor Leader
                  Belt Service Man

1-B      BONDER   Bonder

1-C      BRAKEMAN Brakeman          Nipper Snapper

                  Car Coupler       Rock Dust Man or Brakeman Supply-Brakeman
                  Car Coupler-Shaft Bottom  Rope Rider        Trip Rider
                  Coupler

1-D      BRATTICEMAN       Brattice Man  Ventilation & Drainage Man  Ventilation
Man

1-E      GENERAL INSIDE    Air Course Laborer        Hoistman, Other Slope,
         Recovery Crew Leaders
         LABOR         Air Sampler              Devel. Etc.       Recovery Man
                  Airdox       Man Materialman    Rock Driller Helper
                  Bar Puller   Material Recoverer Rock Dust Crew
                  Bin Feeder   Miscellaneous Face Cleanup Rock Duster
                  Bin Operator Mover Rockman
                  Bottom Belt Hopper Man     Moving Crew Rodman
                  Bottom Cager Move Crew     Rollerman
                  Bottom Dropper     Move Up, Sectional   Roof Bolt Assembly
                  Bottom Man   Moverman      Set-up Crew
                  Cableman     Mover & Rockduster   Set-up Man
                  Cager Moving Conveyor to New      Shakeout, Shakeout Operator
                  Cager Leader             Set Up   or Shaker
                  Coal Mucker  Moving Equipment to New  Shoveler
                  Construction Man, Inside             Set Up Slate Disposal Man
                  Crusher Operator   Pipe & Fresh     Water Man       Slateman
                  Crusher & Vibrator Operator Pipe Line ManSlateman Leader
                  Dumper Helper      Pipe Layer       Supply Recovery
                  Elevator Operator  Pipeman          Supplyman
                  Face Cleaner Pipeworkers      Supplyman-Bottom
                  General Labor, Inside Planeman         Supplyman Crew
                  Haulage Man    Pointman           Surveyor Helper

                  Head Rockman      Powderman        Tampman
                  Hiker Operator    Ramp Builder     Utilityman Apprentice
                  Hoist Operator    Reclaiming Materials      Utilityman Helper
                  Hoistman, Inside  Recovery Crew    Wet Rock Duster

APPENDIX B-PART I
UNDERGROUND AT DEEP MINES (Continued)
CLASSIFICATION    JOB TITLE WITHIN CLASSIFICATION

1-F      MASON    Blockman Block & Stoppings Mason
                  Block Layer       Brattice Mason

1-G      PUMPER   Pump & Pipeman    Pumper  Pumper Leader

1-H      TIMBERMAN         Bridgeman        Prop Setter       Timberman-Trackman
                  Headerman         Timberman

1-I      TRACKMAN Head Track Man    Track Crew Leader Track & Wire Man
                  Roadman  Track Layer      Trackman
                  Roadman-Switch & Heavy    Track Leader      Trackman Leader
                           Trans.   Track/Trolley Man Trackman Pusher

1-J      WIREMAN* Wire Hanger       *       Wiremen directed by management to
perform work for
                  Wireman                   which they must be certified by
                                            state or federal law shall be paid
                                            at the Job Class 5 Rate of pay.

1-K      LABORER- Belt Cleaner      Ditchman Rock Duster Helper
         UNSKILLED         Beltman Helper   Drainage Man      Rockman Helper
                  Beltman "C"       Feederman        Switch Cleaner
                  Belt Operator Helper      Ginman   Timberman Helper
                  Bottom Laborer    Labor/Motor      Track Cleaner
                  Bratticeman Helper        Laborer  Trackman Helper
                  Cagers' Assistant & Helper Mason Helper     Ventilation Helper
                  Cleaner  Other Inside Labor        Warehouse Man
                  Cleanup Man       Pipeman Helper   Washer Cleanup
                  Coal Loader       Pumper, Apprentice        Wireman Helper
                  Conveyor Cleaner  Road Cleaner     Yardman

APPENDIX B-PART II
STRIP AND AUGER MINES
CLASSIFICATION    JOB TITLE WITHIN CLASSIFICATION
5-A      COAL LOADING      Coal Loading Shovel Operator       Front End Loader-
Coal     Loader Operator, 10 Yds.
         SHOVEL OPERATOR   Engineer, Loading   Loader Engineer   Shovel
Engineer, Coal Loading

5-B      OVERBURDEN        Coal Stripping Shovel Operator     Front End Loader-
Stripping     Shovel or Dragline Operator

         STRIPPING MACHINE          Construction Mobile Crane    Power Shovel
Operator          over 8 Yds.
         OPERATOR          Operator-Erection and     Relief Shovel Operator
         Shovel Operator
                  Dismantlement    Shovel Engineer   Shovel Operator, 10 Yds.
                  Dragline Operator Shovel Engineer, Overburden Stripping Shovel
Operator
                  Dragline Operator, 4500   Shovel or Dragline Operator  Wheel
Operator
                  Dragline Operator, 30 Yds.         4-8 Yds.

5-C      MASTER   *Electrician Leader  *    Note: The electrician assigned to
install electrical components and
         ELECTRICIAN       *Master Electrician          trouble-shoot electrical
failures on electric shovels and draglines.

4-A      ELECTRICIAN       Electrician  Electrician, Lineman  Tipple Electrician
                  Electrician, 1st Class    Shovel Inspector

4-B      MACHINIST         Machinist        Machinist, 1st Class

4-C      MECHANIC Mechanic Prep. Plant Mechanic      Truck Mechanic
                  Mechanic, Garage  Shop Mechanic    Truck & Tractor Mechanic
                  Mechanic, 1st Class

4-D WELDER, 1ST CLASS *Welder, 1st Class * Note: Performing any welding work required, including vertical, *Welder Leader overhead, and flat welding in accordance with approved standards.

4-E      SHOVEL & Coal Loading Shovel Oiler Shovel Oiler      Tipple Oiler
         DRAGLINE OILER Coal Stripping Shovel Oiler Shovel Oiler, Coal Loading Wheel Oiler
                  Dragline Oiler    Shovel Oiler, Overburden

APPENDIX B-PART II
STRIP AND AUGER MINES (Continued)
CLASSIFICATION    JOB TITLE WITHIN CLASSIFICATION
4-F      GROUNDMAN         Coal Loading Groundman    Groundmen, Loading Shovel
                  Groundmen Around Shovel & Groundmen on Wheel
                           Dragline Loader Groundmen

3-A      MOBILE   Auto Patrol       Locomotive Operator      Semi-Tractor Driver
         EQUIPMENT Boat Operator    Low Boy Operator  *Tractor Driver, under D-6
         OPERATOR Boat Pilot        Maintainer Operator      *Tractor Operator
                  *Bulldozer Operator  Mobile Crane Operator *Tractor Operator,
D-8
                  *Carryall Operator  Motor Grader Operator Traxcavator Operator
                  *Dozer Operator   *Payloader Operator       Truck Driver, Coal
                  *End Loader       Pilot            Truck Driver, Gob or Refuse
                  *Front End Loader Reclamation Tractor Operator   Truck Driver,
Haulage

                  Grademan   Road Maintenance   Truck Operator, When
                  Grader Operator    Road Patrol Operator    Hauling Coal
                  Haulage Trailer Operator   Rubber Tired Tractor Tugboat Pilot
                  Heavy Equipment Operator     Operator
                  High Lift Operator
                  Hydraulic Equipment Operator
                  *Le Tourneau Operator (Pan) *Note: When these machines are engaged in the removal
                  Locomotive Engineer of overburden as an integral part of the overburden
                  Locomotive Fireman removal process, the operator will be paid at Job Rate 5.

3-B      REPAIRMANBlacksmith     Electrician, 2nd Class Prep. Plant Maintenance
Man
                  Car Repairman     Machine Repairman         Repairman
                  Carpenter         Mechanic, 2nd Class       Shovel Repairman
                  Electric Repairman, 2nd Class      Plumber  Tipple Repairman

3-C      STATIONARY        Auger Crew       Dock Operator  Rock Crusher Operator
         EQUIPMENT         Auger Operator   Dryer Operator    Switchboard Man
         OPERATOR Barge Loader Operator &   Plant Operator    Tipple Fireman
                           Barge Loader     Portable Crusher Operator
                           Tipple Operator
                  Boom Operator     Retarder Man     Tipple Washer Operator
                  Derrick Operator  Retarder OperatorTower Operator at River
                  Dock Dumpers      River Dock Operator

3-D      WELDER   Tipple Welder     Welder  Welder Outside

3-E      DRILLER & Bank Driller     Driller  Shooter on Overburden
         SHOOTER  Coal Driller      Driller & Shooter         Shot Firer on Coal
                  Coal Shooter      Driller & Shot Firer      Tampman
                  Drill Operator    Driller on Overburden

3-F      MAINTENANCE       Maintenance Trainee
         TRAINEE  (Max. 12 mos.)
         (Max. 12 mos.)

3-G      ELECTRICIAN       Electrician Trainee
         TRAINEE  (Max. 12 mos.)
         (Max. 12 mos.)

2-A      TIPPLE ATTENDANT  Tippleman        Switchman

2-B      ELECTRICIAN       Electrician Apprentice    Electrician Helper
         HELPER

2-C      MECHANIC HELPER   Mechanic Apprentice       Mechanic Helper, Mach. Shop
         Truck Mechanic Helper
                  Mechanic Helper

APPENDIX B-PART II
STRIP AND AUGER MINES (Continued)
CLASSIFICATION    JOB TITLE WITHIN CLASSIFICATION

2-D      MACHINIST HELPER  Machinist Helper   Machinist Apprentice
         Machinist, 2nd Class

2-E      REPAIRMAN HELPER  Greaser  Truck Oiler      Welder Helper

                  Serviceman
2-F      DECK HAND, BOAT       Deck Hand, Boat

2-G      DOCK HANDDock Hand

2-H      MAINTENANCE    Maintenance Trainee
         TRAINEE  (Max. 6 mos.)
         (Max. 6 mos.)

2-I      ELECTRICIAN    Electrician Trainee
         TRAINEE  (Max. 6 mos.)
         (Max. 6 mos.)
1-A      CAR DROPPER    Car Dropper    Car Rider       Railroad Car Dropper
           Car Handler  Car Runner or SpotterTrip Rider

1-B      CAR DUMPER*    Dumper     *       Note: A Car Dumper Operator shall
be paid at the Job
                             Class 3 Rate of pay when equipment is being
operated to                  dump the car.

1-C      CAR TRIMMER    Car Trimmer

1-D      SAMPLER  Coal Sampler

1-E      TRUCK DRIVER,  Supply Truck Driver  Truck Driver, Outside Pit   Truck
Driver without Trailer
         SERVICE  Teamster      Truck Driver, Supply Water Hauler
              Truck Driver  Truck Driver, Utility Water Truck Driver

1-F      UTILITY MAN    Driller's Helper        Preparation Plant Pumper   Water
Boy
              Driller's Helper on Overburden    Pumper       Water Carrier
              Loader Pumper         Supplyman   Waterman
              Maintenance, Misc.    Track Repairman   Water Treater
              Painter  Trackman
              Preparation Man       Utility Man
1-G      LABORER-  Auger Helper     Night Hostler  Shop Man
         UNSKILLED Bin Oiler        Nitrate Bagger Shot Firer Helper
                  Car Cleaner  Outside Tipple Labor Slate Picker
                  Flagger      Pin Puller     Tipple, All Other
                  Greaser Helper       Pit Hand Shoveler     Tipple Cleaner
                  Janitor  Pit Man     Tipple Laborer
                  Laborer      Screen Man   Track Labor
                  Laborer & Helper     Shooter Helper     Washer
                  Loader Labor Shooter's Helper on Overburden    Yardman
                  Man Working Around Tipple Shop Laborer

APPENDIX B-PART III
PREPARATION PLANTS AND OTHER SURFACE FACILITIES FOR DEEP OR
SURFACE MINES
CLASSIFICATION JOB TITLE WITHIN CLASSIFICATION

4-A   ELECTRICIAN       Armature Winder  Electrician & Mechanic
      Lineman
         Coil Winder               Combined          Lineman, 1st Class
         Electrician       Electrician Lineman       Lineman Leader
         Electrician, A. C.     Electric Motor Repairer       Master Electrician
         Electrician Chief or Head    Electrician Panel Man Motor Inspector
         Electrician Crew Leader      Electric Repairman   Plant Electric
Repairman,
         Electrician, Experienced     Electric Repairman, 1st Class      1st
Class

         Electrician, Gang Leader     Electric Repair Crew Leader Repairman, A.
C.
         Electrician, 1st Class Electrician, Shop     Repairman, Radio &
Telephone
         Electrician Leader     Head Motor Inspector Shop Electrician
                                      Washer Electrician
4-B   MACHINIST Latheman        Machinist, 1st Class  Machinist Millwright
         Lathe Operator         Machinist Group Leader      Machine Repairman
         Machinist      Machinist Leader      Maintenance Leader

4-C   MECHANIC Aerial Tram Mechanic           Heavy Equipment Repairman
      Repairman Mechanic
         Auto Mechanic     Maintenance Leader        Repairman Special
         Blacksmith, 1st Class Mechanic        Shop Mechanic
         Blacksmith, Head  Mechanic, 1st Class  Tipple Mechanic
         Diesel Mechanic   Mechanic Leader      Top Mechanic
         Euclid Mechanic   Plant Mechanic       Truck Mechanic
         Garage Mechanic   Repairman, Chief     Truck Repairman, 1st Class
         Head Truck MechanicRepairman, 1st Class Washer Mechanic

4-D   WELDER, FIRST     *Top Welder
      CLASS    *Welder, 1st Class    *   Note: Performing any welding work
required, including
               *Welder, Master       vertical, overhead, and flat welding in
accordance with
                                     approved standards.

4-E   PREPARATION PLANT              *Cleaning Plant Central
      CENTRAL CONTROL                  Operator    *      Note: The operator of
a coal preparation plant where the
      OPERATOR *Preparation Plant Operator       controls for the plant are
centrally located and the respon-

             *Wash Operator, Chief       sibility for these controls is assigned
to this operator.

3-A      MOBILE   Athey Wagon Grader Operator     Refuse on Gob Hauler
         EQUIPMENT Boat Pilot  Heavy Equipment Operator   Scoopmobile
Operator

         OPERATOR Boat Operator High Lift Operator  Scraper
             Bulldozer Operator Hydrocrane Operator Shuttle Car Operator Bulldozer & Truck Operator Hydraulic Equipment Operator
         Ldg. Coal RR.
             Cat Operator  Locomotive Operator Skid Load Operator
             Carryall Operator  Low Boy Operator    Tractor Operator
             Crane Operator     Michigan Load Operator     Tractor Trailer

Operator
             Diesel Engineer    Mobile Crane Operator      Tractor Truck

Operator
             Diesel Operator    Mobile Equipment Operator  Tram Operator
             Diesel Truck OperatorMotor Grader Operator    Truck, Crane & Front
End
             Diesel Locomotive Operator Motor Grader Operator,           Loader
Operator
             Dinkey Engineer            1st Class    Truck Driver, Coal
             Dozer Operator, Stockpile Lab.    Motorman, Outside   Truck Driver,
Gob or Refuse
             End Loader Operator Motorman, Supplyman        Truck Driver,
Haulage
             Euclid Driver Payloader Operator  Truck Driver, Heavy Duty
             Euclid Operator, Refuse   Payloader, Tractor & Shovel Truck Driver,
Heavy Duty, Gob
                    Disposal           Operator
             Front End Loader  Pilot
APPENDIX B-PART III
PREPARATION PLANTS AND OTHER SURFACE FACILITIES FOR DEEP OR SURFACE MINES (Continued)
CLASSIFICATION  JOB TITLE WITHIN CLASSIFICATION
3-B  REPAIRMAN Airdox Mechanic   General Repairman   Plumber
          Automotive Repairman   Hydraulics Man      Repairman
          Battery Repairman   Hydraulics Repairman   Riverman Mechanic
          Belt Mechanic Lamphouse Repairman       Shop Man
          Belt Vulcanizer    Lear Car Repairman   Steel Worker, Head
          Blacksmith    Locomotive Repairman      Steel Worker Rigger
          Blacksmith, Central Shop   Maintenance Man     Table Repairman
          Carpenter     Mason Tipple Repairman
          Carpenter, 1st Class  Millwright   Top Maintenance
          Carpenter, Gang Leader    Mine Car Repairman  Washer Repairman
          Carpenter, Head     Motor Repairman     Yard Mechanic

                  Car Repairman     Motor & Machine Repair
                  Car Repairman, Head       Outside Repairman
3-C      STATIONARY     Aerial Tramway Operator   Filter OperatorRiver Tipple
Operator
         EQUIPMENT Barge Loader Operator-   Froth Cell Operator Screen House
Operator
         OPERATOR      Barge Loader   Furnace Operator  Screening Plant
Operator
              Barge Mover Gravity Hoist Operator    Secondary Heavy Media
              Blending Bin Operator     Head House Operator    Operator
              Blending Plant Operator   Heat Dryer Operator Shakeout Operator
              Breaker Operator    Heavy Media Operator      Skip Hoist Engineer
              Coarse Coal Operator Hoistman    Slate Hoist Operator
              Cleaning Plant Operator    Hoist Engineer      Slope & Hoist
Engineer
              Coal Hoisting Engineer   Hoist Operator Stacker Operator
              Combination Lampman &    Hoist Engineer, Supplies    Sub-Station
Oper. & Fan
                   Hoist Engineer    Jig Operator     Tender
              Cone Operator Loading Point Operator    Sump Operator
              Control Man   Main Panel Board Operator   Supply Hoist
              Control Operator    Manway Hoist Engineer, Elec.    Supplyman-
Hoist Engineer
              Crusher House Operator    Material Hoistman   Table Operator
              Crusher Operator   Media Operator    Table Plant Operator
              Cyclone Operator    Middling Circuit Operator  Thickener Operator
              Daniels Washer Operator   Pellet Plant Operator Tipple Dryerman &
Washer
              Deister Table Operator    Plant Controlman    Tipple Operator
              De Waterer   Plant Operator Tipple Operator with Central
              Dock Operator Preparation Plant Panel         Control
              Dorr Thickener Operator        Operator        Tipple Starter
              Drum Runner Processing Plant Operator    Tower Operator
              Dry Cleaner Operator Pumper & Deister Table     Vessel Operator
              Dry Plan Operator        Operator     Washer Operator
              Dryer Operator    Raw Coal Operator    Washer Operator, Inside
              Dryer Floor Operator Refuse Belt Operator Wet Plant Attendant Dryer Unit Operator Refuse Crusher Operator Wet Plant Operator
              Flash Dryer Operator  River Loading Equipment    Whirley Operator
              Floatation Plant Operator          Operator
              Fine Coal Operator
3-D      WELDER   Shop Welder       Welder  Welder & Repairman
3-E      RAILROAD CAR      Car Loader Operator      Railroad Car Loader Operator
         LOADER OPERATOR
3-F      MAINTENANCE       Maintenance Trainee

         TRAINEE      (Max. 12 mos.)
         (Max. 12 mos.)

3-G      ELECTRICIAN      Electrician Trainee
         TRAINEE   (Max. 12 mos.)
         (Max. 12 mos.)

APPENDIX B-PART III
PREPARATION PLANTS AND OTHER SURFACE FACILITIES FOR DEEP OR
SURFACE MINES (Continued)
CLASSIFICATION JOB TITLE WITHIN CLASSIFICATION
2-A   TIPPLE ATTENDANT    Binman, Outside       Mixer Helper     Sludge Tank
Tender
          Blending Bin Oper. Helper  Plant Operator Helper Table Operator
Helper
          Boom Man   Processing Plant Operator    Tipple Operator Assistant
          Cleaning Plant Attendant        Asst.  Wash Box Attendant
          Cleaning Plant Oper. Helper  Pump Attendant   Washer Helper
          Dryer Attendant       Pumper        Washer, Inside
          Filter Operator Helper Pumper, Floatation Plant Wet Plant Operator Helper
          Fine Coal Operator Helper    Secondary Heavy Media
          Heavy Media Operator Helper               Oper. Helper
2-B       DOCK MAN Barge Man   Dock Hand     Riverman
               Deck Hand,Boat  Head Riverman       Riverman Helper
2-C       ELECTRICIAN       Cable Splicer Electrician,Limited  Power Man
          HELPER    Cable Vulcanizer         Experience   Shop Electrician, 2nd
Class
               Electrician Helper   Lineman Helper    Shop Electrician Helper
               Electrician Helper, Outside  Lineman, 2nd Class
               Electrician, 2nd Class Motor Inspector Helper
2-D       MACHINIST HELPER        Machinist Helper     Machinist, 2nd Class
2-E       MECHANIC HELPER         Building Maintenance Mechanic Helper   Motor
Inspector Helper
               Machine Repairman Helper  Mechanic, 2nd Class Tipple Mechanic
Helper

2-F       REPAIRMAN HELPER  Blacksmith, 2nd Class Repairman, Basic   Tire
Repairman
               Blacksmith Helper   Repairman, Helper  Truck Repairman, 2nd Class
               Car Repairman Helper    Steel Worker Helper   Washer Repairman
Helper
               Greaser       Sump Repairman       Welder Helper
               Oiler         Tipple Greaser Welder, 2nd Class
               Plant Oiler   Tipple Oiler
               Repairman, 2nd Class Tipple Repairman Helper
2-G       MAINTENANCE       Maintenance Trainee
          TRAINEE  (Max. 6 mos.)

         (Max. 6 mos.)
2-H      ELECTRICIAN         Electrician Trainee
         TRAINEE  (Max. 6 mos.)
         (Max. 6 mos.)

1-A      CAR DROPPER         Brakeman      Head Car Dropper Rail Loadouts
              Car Dropper    Load Dropper  Railroad Car Dropper
              Car Handler    Load-Out Attendant   Railroad Car Handler
              Car Pincher    Load Out Rider
              Diesel Brakeman      Nipper

1-B      CAR DUMPER*         Car Coupler  Mine Car Dumper & Coupler Tipple
Topman & Dumper
              Car Dumper     Railroad Car Unloader    Top Dumper
              Car Dumper-Screen Oper.
              Car Unloader
              Dumper       *    Note: A Car Dumper Operator shall be paid at the
Job
              Dumper Operator          Class 3 Rate of pay when equipment is
being operated to
                                dump the car.





APPENDIX B-PART III
PREPARATION PLANTS AND OTHER SURFACE FACILITIES FOR DEEP OR
SURFACE MINES (Continued)
CLASSIFICATION  JOB TITLE WITHIN CLASSIFICATION

1-C      CAR TRIMMER    Barge Trimmer    Car Trimmer Trimmer
1-D      SAMPLER  Coal Sampler Sampler
             Sample Grinder    Sampler, Head
1-E      BIT SHARPENER   Bit Grinder  Bit Sharpener Bit Sharpener Machine Oper.
1-F      TRUCK DRIVER,   Dump Truck OperatorRheo Operator, Truck Truck Driver,
Supply
         SERVICE   Larryman   Supply Truck Driver Truck Driver, Over 7 Tons
              Larry Operator  Truck Driver  Truck Driver, Over 8 Tons
1-G      EQUIPMENT Car Pusher, Mine Cars at   Motor Grader Operator,
         OPERATOR,        Tipple         2nd Class
         SERVICE
1-H      PREPARATION      Beltman        Conveyor Unloader Scalp Screenman
         PLANT, UTILITY    Belt Operator, Refuse Drag Conveyorman    Screenman
         MAN  Belt Patrolman     Dry Plant Operator Helper    Shifter
              Binman, Retail     Floorman      Shipper
              Blocker       Floorman, Central Cleaning  Shipper Boom Operator

               Boom Operator               Plant  Sample Preparer Helper
               Car Tagger   General Relief, TippleSlate Hoistman
               Carpenter Helper    Heavy Media Attendant        Slate Loader
               Chemist Helper      Heavy Media Circuit Surge Bin Operator
               Coal Cleaner  Jig Operator Helper  Tipple, All Other
               Coal Distributor     Loading Platform Operator    Tipple, Boom
Operator
               Coal Distributor &   Picking Table Operator       Tippleman
                      Crusherman    Plant Cleaner Tippleman,Crusherman &
               Coal Treatment Man   Preparation Man              Shakerman
               Cone Operator Helper Railroad Maintenance Tipple Utilityman
               Cone Operator, 1st Helper          Trackman Truck Bins
               Cone Operator, 2nd Helper Raw Coal Operator Helper Utility Man
               Conveyor & Boom Operator  Reliefman    Washer
               Conveyorman Scaleman, Retail

1-I      SURFACE UTILITY Airdox Man   Lamphouse Day Man Supply Loader
         MAN   Bathhouse Attendant Lamphouse Night Man     Supplyman
               Block Layer  Lampman     Supplyman Top
               Filter Plant Man and Sampler Lampman Dispatcher Surface Supplyman
               Fireman     Lampman-Plumber  Surface Utility Man
               Groundman, 1st Class Lampman Watchman  Surface Yard & Supplyman
               Groundman, Tipple    Locomotive Switchman     Track Layer
               Lamp & Filterman     Outside Labor Leader Trackman
               Lamphouse Man        Portal Attendant     Water Treater
               Lamphouse & Bathhouse        Pumpman
                     Attendant      Storage Battery Charger

1-J      LABORER-  Cager  Other Able Bodied Labor    Supply Yard Leader
         UNSKILLED Car Cleaner      Railroad Maintenance,      Tipple Cleaner
               Cleanup Man          Trackman Helper     Tipple Laborer
               Floorman, Central Supply   Sand Dryer    Top Hand
               General LaborShop Helper   Top Laborer
               General Outside Labor      Slate Picker  Topman
               Janitor Statewide Basic    Vibrator Cleaner
               Laborer        Stockpile Labor     Wood Picker
               Mine Car Greaser      Supply Yard Labor  Yardman







APPENDIX C-ALTERNATIVE SCHEDULES

Part 1. Alternative Schedules. The Parties recognize that greater flexibility at some operations may be needed to promote greater efficiency in production, and to increase

Employee choice in work schedules. Accordingly, and notwithstanding the Traditional Work Schedule set forth in Article IV of this Agreement, the Parties have agreed to the establishment of alternative scheduling at the operations covered by this Agreement, including underground mines, surface mines, and all related facilities, in order to provide continuous operations seven (7) days a week. The Employer may establish seven day continuous operations consistent with the schedules set forth in this Appendix, provided the overall employment level at the operation is increased and mandatory overtime is eliminated. The provisions in this Appendix regarding the elimination of mandatory overtime and increased employment levels are applicable only at the operations where alternative schedules are established. The obligation to increase employment levels shall be subject to an exception for conditions beyond the control of the Employer, e.g., loss or cutback of coal orders, exhaustion of coal reserves, change in geology, and other similar conditions. The determination of whether employment levels have been increased shall be based on the employment level at the time any alternative schedule is established; provided, however, the Employer shall not layoff prior to implementation for the purpose of evading its obligation to increase employment thereafter. Further provided, any layoff more than 6 months before the date of implementation shall not be considered to be for the purpose of evading the obligations to increase employment after implementation. In the event of any conflict between the provisions in this Appendix and other provisions in this Agreement, the provisions in this Appendix shall control with respect to alternative schedules. Where an Employer establishes alternative schedules, the following shall apply:
(a) Weekend/Holiday Schedules. The Employer may establish weekend/holiday schedules for any inside and/or any outside (including outside continuous) Employees for work on Friday or Monday, and Saturday and Sunday, and all holidays except as provided in subpart (c) below, so long as such positions are filled by Employees who bid for the job either from the active workforce or from the panel. Selection and bidding procedures shall be governed by Article XVII except the provisions of Article XVII, Section (e) concerning acceptance or rejection of available jobs shall not apply to Employees who bid the weekend/holiday crew from the panel. On a one-time basis, to initially implement the weekend/holiday crew at any operation, an Employee who bids to a weekend/holiday job that carries the same or lower straight time rate will not have such awarded bid count as one of the two occasions under Article XVII, Section (i)(8). Where the weekend/holiday schedule is established, the workday for inside Employees is twelve (12) hours (on Saturday, Sunday and Holidays) and ten (10) hours (on Friday or Monday) from portal to portal, which means collar-to-collar or bank-to-bank, including a staggered thirty (30) minutes for lunch, and without any intermission or suspension of operation throughout the day. The workday for outside Employees on the weekend/holiday schedule is twelve (12) hours (on Saturday, Sunday and Holidays) and ten (10) hours (on Monday or Friday), including a staggered thirty (30) minutes for lunch, and without any intermission or suspension of operation throughout the day. Employees assigned to the weekend/holiday crew will be regularly scheduled for twelve (12) hours per shift on Saturday, Sunday, and holidays, and will be compensated at a premium rate for Saturday, Sunday and holiday work. The premium rate for Saturday, Sunday, and holiday work shall be twenty (20) hours of pay at the straight time rate for twelve (12) hours of work or the applicable pro rata number of hours based on the hours actually worked. On Friday or Monday, Employees will be regularly scheduled for ten (10) hours per shift and will be compensated at the straight time rate for ten (10) hours of work. Where a weekend/holiday schedule is established, the Employer shall have the right to operate multiple shifts with different crews. The weekend/holiday schedule may be maintained only so long as inside Employees on the traditional schedule under Article IV, or on the modified weekday schedule under subpart (e) below, are scheduled for forty (40) hours per week, and outside Employees are scheduled for at least thirty-six and a quarter (36.25) hours per week, whichever is applicable, unless the schedule is reduced due to idle days.

(b) Overtime For Weekend/Holiday Crew. Overtime work shall be defined as any work performed outside of the Employee's regular schedule (i.e., work in excess of twelve (12) hours on Saturday, Sunday and holidays and in excess of ten (10) hours on Friday or Monday). All overtime work for the weekend/holiday crew is voluntary. For work on Saturday, Sunday, and holidays, overtime in excess of the regular scheduled shift of twelve (12) hours shall be compensated at double the straight time rate, with no pyramiding of overtime. For work on Friday or Monday, overtime in excess of the regular scheduled shift of ten (10) hours shall be compensated at one and one-half times the straight time rate, with no pyramiding of overtime. Notwithstanding the above, if an Employee on the weekend/holiday crew voluntarily works on a weekday outside of his regular schedule, he shall be paid the straight time rate.

(c) Holidays For Weekend/Holiday Crew. An Employee on the weekend/holiday crew must work all scheduled holidays set forth in Article XII, except Thanksgiving Day, the Friday after Thanksgiving, Christmas Eve, and Christmas Day. Except for these four (4) holidays, an Employee on the weekend/holiday crew shall not schedule off for any other holiday referenced in Article XII by taking any contractual day set forth in subpart (d) below, except he may use up to forty hours of paid time off to schedule days off on two holidays without regard to the 15% rule set forth in Part 6 below. For Employees working on the weekend/holiday crew, the provisions of Article XII, Sections (a) Holidays Observed, (b) Sunday Holidays, (c) Monday Holidays, (d) Pay for Holidays Worked,
(e) Pay for Holidays Not Worked, (f) Holidays During Vacation Period, and (g) Birthday Holidays shall not apply.

(d) Paid Time Off For Weekend/Holiday Crew. Except as otherwise provided in this Appendix, Employees assigned to the weekend/holiday crew will receive as paid time off the hourly equivalent (based on eight (8) hours per day) of the number of days they otherwise would have received if they were on a traditional schedule. Employees assigned to the weekend/holiday crew will be eligible to receive up to a maximum of 360 hours of paid time off each calendar year at the Employee's straight time rate, of which 280 hours shall be treated as discretionary time provided all of the conditions and rules of this subpart are met. The 360 hours shall be the maximum annual total paid time off for regular vacation, graduated vacation, floating vacation, personal or sick leave, and holidays (including the birthday holiday). All rules governing the eligibility and qualifications for, and the accrual, scheduling and taking of such days set forth in this Agreement shall apply to Employees on the weekend/holiday crew, except where such rules conflict with the provisions in this Appendix, in which case the provisions of this

Appendix shall control. Employees who are not eligible for the maximum number of paid days off in this Agreement shall receive the number of days to which they are eligible, converted to hours based on an 8-hour day. For example, if an Employee is eligible for five (5) days of graduated vacation under Article XIV(a), he shall receive a maximum of forty (40) hours of graduated vacation under this Appendix. The 360-hour maximum (or an individual Employee's lower maximum, where applicable) shall operate as a cap and shall not be exceeded for any reason, unless the Employee has carried over up to 40 hours of personal or sick leave consistent with the requirements of Article IX, Section (e), or has carried over up to 32 hours of floating vacation for use under the Family and Medical Leave Act of 1993, consistent with the requirements of Article XIII, Section (e). Except where such time is carried over, once the 360-hour maximum (or the lower individual maximum) is reached, no additional paid time off will be provided. For Employees on the weekend/holiday crew, paid time off will be allocated as follows: (i) For every Saturday, Sunday, or holiday taken as a paid day off (i.e., Thanksgiving, the day after Thanksgiving, Christmas Eve and Christmas Day), the Employee will be paid for 20 hours at the straight time rate; (ii) for every scheduled Friday or Monday taken as a paid day off, the Employee shall be paid for the total number of hours in his regular scheduled shift of ten (10) hours for that day at the straight time rate, until the maximum number of hours of paid time off for the Employee is reached. All time off shall be subject to the 15% rule as set forth in Part 6 below with the exception of personal or sick leave. An Employee shall have five (5) personal or sick leave days per calendar year, however, a maximum of two (2) personal or sick leave days may be taken on a scheduled holiday. Paid time off for Employees on the weekend/holiday crew shall be paid at the Employee's straight time rate, including regular scheduled overtime where applicable, but not including premiums for Saturday, Sunday, holidays or birthday work.

(e) Modified Weekday Schedules. The Employer may establish, in conjunction with the weekend/holiday schedule, a modified weekday schedule that provides for shifts of ten (10) hours per day, either Monday through Thursday, or Tuesday through Friday, at the straight time rate, provided there are minimal or no disruptions caused by any realignment that results from the implementation of such a schedule. In the event an Employee is not assigned to work within his classification after the implementation of this schedule, any job openings in that job title which may occur shall be filled by the most senior Employee previously so classified. The modified weekday schedule may be established for any inside and/or any outside (including outside continuous) Employees. Where the modified weekday schedule is established, mandatory overtime will be eliminated. Where the modified weekday schedule is established, the workday for inside Employees is ten (10) hours from portal to portal, which means collar-to-collar or bank-to-bank, including a staggered thirty (30) minutes for lunch, and without any intermission or suspension of operation throughout the day. The workday for outside Employees on the modified weekday schedule is ten
(10) hours, including a staggered thirty (30) minutes for lunch, and without any intermission or suspension of operation throughout the day. The modified weekday schedule of ten (10) hours per day for both inside and outside Employees shall be paid for at the straight time rate. Where the modified weekday schedule is established, the Employer shall have the right to operate multiple shifts with different crews.

(f) Overtime For Modified Weekday Crew. Overtime for any Employee assigned to the modified weekday crew shall be paid for actual hours worked in excess of the regular scheduled shift of ten (10) hours and for actual hours worked in excess of forty (40) hours per week, and shall be paid at one and one-half times the applicable straight time rate with no pyramiding of overtime. Notwithstanding the above, an Employee assigned to the modified weekday crew who works on a Saturday or Sunday shall be paid the premium rate of twenty (20) hours of pay at the straight time rate for twelve (12) hours of work, or the applicable pro rata number of hours based on the hours actually worked for all work on Saturday or Sunday. If an Employee assigned to the modified weekday crew works a holiday, the provisions of Article XII, Section (d) shall apply (i.e., he shall be paid triple time). If an Employee works on a day in which a premium applies, only the actual hours worked on that day are counted as "hours worked" for purposes of overtime. For example, if an Employee on the modified weekday crew works twelve
(12) hours on a Saturday and gets paid for twenty (20) hours, only twelve (12) hours are counted as "hours worked" for purposes of overtime. If an Employee on the modified weekday crew is off for any regular scheduled work day due to a contractually provided for regular vacation, floating vacation, graduated vacation, personal or sick leave, bereavement, jury duty, military duty, or holiday, that time shall be counted as "hours worked" for purposes of overtime calculation only.

(g) Paid Time Off For Modified Weekday Crew. Except as otherwise provided in this Appendix, Employees assigned to the modified weekday crew will receive as paid time off the hourly equivalent (based on eight (8) hours per day) of the number of days they would have received if they were on a traditional schedule. Employees assigned to the modified weekday crew will be eligible to receive up to a maximum of 360 hours of paid time off each calendar year at the Employee's straight time rate, of which 250 hours shall be considered discretionary time off provided all of the conditions and rules of this subpart are met. The 360 hours shall be the maximum annual total paid time off for regular vacation, graduated vacation, floating vacation, personal or sick leave, and holidays (including the birthday holiday). All rules governing the eligibility and qualifications for, and the accrual, scheduling and taking of such days set forth in this Agreement shall apply to Employees on the modified weekday crew, except where such rules conflict with the provisions in this Appendix, in which case the provisions in this Appendix shall control. For Employees working on the modified weekday crew, the provisions of Article XII, Sections (b) Sunday Holidays, and (c) Monday Holidays, shall not apply. Employees who are not eligible for the maximum number of paid days off in this Agreement shall receive the number of days to which they are eligible, converted to hours based on an 8-hour day. For example, if an Employee is eligible for five (5) days of graduated vacation under Article XIV(a), he shall receive a maximum of forty
(40) hours of graduated vacation under this Appendix. The 360-hour maximum (or an individual Employee's lower maximum where applicable) shall operate as a cap and shall not be exceeded for any reason, unless the Employee has carried over up to 40 hours of personal or sick leave consistent with the requirements of
Article IX, Section (e), or has carried over up to 32 hours of floating vacation for use under the Family and Medical Leave Act of 1993, consistent with the requirements of Article XIII, Section (e). Except where such time is carried over, once the 360-hour maximum (or the lower individual maximum) is reached, no additional paid time off will be provided. For Employees on the modified weekday crew, paid time off will be allocated as follows: For every paid day off as provided above, the Employee shall be paid for the total number of hours in his regular scheduled shift of ten (10) hours for that day at the straight time rate, until the maximum number of hours of paid time off for the Employee is reached. All time off shall be subject to the 15% rule as set forth in Part 6 below with the exception of personal or sick leave. An Employee shall have five (5) personal or sick leave days per calendar year. Paid time off for Employees on the modified weekday schedule shall be paid at the Employee's straight time rate, including regular scheduled overtime where applicable, but not including premiums for Saturday, Sunday, holidays or birthday work.

(h) Bereavement. Notwithstanding the above, Employees working on any alternative schedule set forth in this Part 1 shall receive up to 24 hours (up to three (3) days off at eight (8) hours each day) of bereavement pay at the Employee's straight time rate in the event of a death in the Employee's immediate family, provided that the conditions set forth in Article IX(a) are satisfied.

(i) Taking Of Contractual Days. Any contractual days provided for in this Appendix (including holidays, regular vacation, graduated vacation, floating vacation, personal or sick leave, bereavement, military, or jury duty) shall not be utilized for any period of less than one (1) full day on the Employee's regular scheduled shift. For any unused hours, the Employee will be paid in lieu at the end of the calendar year. No Employee on an alternative schedule shall be entitled to holiday pay if he has been absent on his last scheduled day prior to, or his first scheduled day following, the holiday because of an unauthorized work stoppage. In the event an Employee working on any alternative schedule established pursuant to this Appendix is absent from work and has not requested a Personal or Sick Leave Day in advance of his absence, the Employer may pay the Employee for that day and charge the Employee with a Personal or Sick Leave Day if the Employee has not already exhausted such days. The Employer may charge up to two (2) Personal or Sick Leave Days for each absence occurrence of more than
(1) consecutive day. For example, if an Employee is absent four (4) consecutive work days, he may be charged only with two (2) such days. Personal or Sick Leave Days may be charged against the seven (7) day waiting period under the Sickness and Accident Program, but will not affect sickness and accident eligibility.

Part 2. Other Alternative Schedules. The Employer or the local union shall have the right to propose other alternative schedules in addition to the schedules established under Part 1 above, including the establishment of premium pay, if any, for Saturday, Sunday and holiday work. Such schedules, if acceptable to the Employer and the local union, may be implemented provided that the local union membership ratifies the schedule, and further provided that the overall employment level at the operation is increased and mandatory overtime is eliminated. Any alternative schedule approved by and resulting from such majority vote shall be final and binding on the parties. Any such vote shall not be subject to the grievance procedure or economic self help.

Part 3. Notice Of Changes. Where the Employer establishes alternative schedules under either Parts 1 or 2 above, the Employer has the right to change the scheduled work day, workweek, or the starting time of any shift on thirty (30) days notice, except in the case of an emergency or circumstances beyond the control of the Employer, in which case reasonable notice shall apply. The Employer also has the right to implement the traditional schedule set forth in
Article IV of this Agreement and/or any alternative schedule adopted pursuant to the provisions of this Appendix on thirty (30) days notice except in the case of an emergency or circumstances beyond the control of the Employer, in which case reasonable notice shall apply. The Employer shall have the right to establish a traditional schedule or any combination of alternative and traditional schedules. For example, the Employer may, in conjunction with an alternative schedule, utilize a maintenance and/or construction crew on a traditional schedule (Monday through Friday at eight (8) hours per day), or may schedule a swing shift at eight (8) hours per day as referenced in Article XXI(g). After establishing an alternative schedule pursuant to this Appendix, the Employer shall have the right to return to the traditional schedule under Article IV or change to any other alternative schedule provided for in this Appendix.
Part 4. Reduction Of The Workforce. If the workforce is reduced below the base level of employment as set forth in Part 1, the weekend/holiday schedule must be abolished and further scheduling at the mine or facility shall then be governed by the terms and conditions set forth in Article IV. (Traditional Work Schedule). In the event of a reduction in force and the cessation of the weekend/holiday schedule, any realignment shall be conducted in accordance with
Article XVII and any other applicable provision of this Agreement.
Part 5. Straight Time Rate/Shifts. The straight time rate applicable to Parts 1 and 2 above is the rate set forth in Appendix A for the appropriate job classification. For purposes of payment of shift differentials, any Employee working on an alternative schedule established pursuant to Parts 1 or 2 above shall be considered to be on the shift during which the majority of his work is performed on any given day. For purposes of overtime or premium pay under Parts 1 and 2 above, an Employee shall be considered to be working on the day of the week in which the majority of his work is performed on his regular scheduled shift. In addition, an Employee who begins a shift on one day may be required to work into the next day to complete his scheduled shift.
Part 6. Scheduling Vacations. Employees working on any alternative schedule under Parts 1 or 2 above shall have the option to schedule off for staggered regular vacation, floating vacation days, or graduated vacation days, provided that this will not interfere with efficient operations as determined by the Employer and so long as not more than 15 percent of the work force on (i) the weekend/holiday crew at an operation, or (ii) the modified weekday crew at an operation, elects to be off on the same day. The Employer may include in the 15 percent calculation the absenteeism attributable to individuals who have left work on workers' compensation and sickness and accident. Should there be a conflicting choice of vacation between two or more Employees, the choice will be determined on a seniority basis. The Employer retains the right to elect and implement the regular vacation shutdown and staggered regular vacations. Every Employee shall be given an opportunity to schedule his regular vacation in the calendar year whether or not the Employer schedules a regular shutdown. To the extent practicable, the vacation will be scheduled during the period of the Employee's preference consistent with the 15 percent rule as set forth above.
Part 7. Changing Crews At The Face. Notwithstanding any provision to the contrary in this Agreement regarding the elimination of mandatory overtime at those operations with alternative schedules, the Employer has the right under any schedule established under Parts 1 or 2 above to change crews at the face, including the right to require reasonable amounts of overtime necessary to allow for changing at the face. However, in no event will an Employee working on a Saturday, Sunday or holiday under the weekend/holiday schedule be required to work beyond his regular scheduled twelve (12) hour shift. Part 8. Overtime Work. Where the Employer establishes alternative schedules under Parts 1 or 2 above, overtime work will be offered by the Employer on an as-needed basis. An overtime roster must be kept up-to-date and posted in each operation for the purpose of distributing overtime on an equitable basis to the extent practicable.
Part 9. Idle Day Work. Idle day work, as required by the Employer, will be scheduled on an as-needed basis under any alternative schedule established under Parts 1 or 2 above. Idle day work must be shared on an equitable basis to the extent practicable.
Part 10. Reporting Pay. The provisions of Article IX, Section (c)
Reporting Pay, shall apply to Employees working on alternative schedules, except as modified below. For Reporting Pay purposes, Employees on the modified weekday crew will be paid five (5) hours at the straight time rate, and Employees on the weekend/holiday crew will be paid five (5) hours at the straight time rate for work on Friday or Monday, and ten (10) hours at the straight time rate for work on Saturday, Sunday and holidays.



INDEX
Page
Absenteeism                                    253-256
Accident and Injury Reports                    44-45
Accidental Death and Dismemberment Insurance   183-185
Access to Mine
-Generally                                     5-6, 43-44
-Check-in, Check-out Procedures                43-44
-Safety Inspections                            44
Access Roads                                   251
Allowances                                     71-78
Alternative Schedules                          326-342
-Changing Crews at the Face                    341
-Modified Weekday Schedules                    332-336
-Other Alternative Schedules                   338
-Reduction of the Workforce                    339-340
-Weekend/Holiday Schedules                     327-329
Appendix A, Part I, Underground at Deep Mines  300-301
Appendix A, Part II, Strip
and Auger Mines                                302-303
Appendix A, Part III, Preparation Plants and
Other Surface Facilities                       304-305
Appendix B, Part I, Underground at Deep Mines  306-312
Appendix B, Part II, Strip and Auger Mines     313-317
Appendix B, Part III,
Preparation Plants and Other

Surface Facilities                             318-325
Application of Contract to Coal Lands          6
Arbitration
-Attorneys Excluded                            269
-Bonus Plans                                   259-261
-By District Arbitrators or Panel
Arbitrators Generally                          263-265
-Discharge Cases                               270-273
-Disputes Concerning New Machinery             256-257
-Disputes in Sickness and Accident Claims      84-87
-District Arbitrators                          263-265
-Employer's Classifications of Employees       63-64
-Individual Safety Rights                      46-49
-Prior Agreement                               270
-Removal of Health and Safety Committeemen     41-42
-Removal of Mine Committee                     262-263
-Safety Grievances                             55-56
-Supervisors Doing Classified Work             5
Assignees, or Successors                       1-2
Attendance Control                             253-256
Backup Mirrors, Requirements for               248
Bathhouse                                      250-251
-As Local Union Meeting Place                  259
Basic Work Day
-Inside Employees                              57
-Optional Extended Day at Surface Mines        250
-Outside Continuous Employees                  58
-Outside Employees                             57-58
Basic Work Week                                56
Benefits, Health and Retirement                139-200, 202-238
Bereavement Pay                                71
Blasting Procedures                            248
Bonus Plans
-Conditions                                    260-261
-Procedures                                    259-260
-Resolutions of Disputes                       261
-Revisions                                     260
-Termination                                   260
Brakemen, Switchmen and Tripriders             249
Bulletin Boards                                252
Burning in the Face Areas                      54-55
Cabs                                           247
Call Back                                      123-125
Changing Crews at Face                         70
Checkoff                                       87, 104-105

Christmas Shutdown                             97-99
Classification                                 138-139
Classifications and Job Titles
-Preparation and Other Surface Facilities      318-325
-Strip and Auger Mines                         313-317
-Underground                                   306-312
Classification, Introduction of                62-63
Classification, Working Out of                 139
Classified Work
-Disputes About                                5
-Employees Exempt from the Agreement           4-5
-Grievances, On                                5
-Supervisory Employees Shall Not Perform       5
Clerks                                         4
Clothing Allowance                             51-52
Coal Associations                              1
Coal Waste Embankments
-Inspection of                                 41
-Safe Design and Maintenance                   52-53
Coal Waste, Removal of                         3
Coke and Cleaning Plants                       252
Communications Committee
(See Mine Communication Committee)
Compulsory Retirement                          252
Construction Work                              3, 8-9
Continuous Employees, Scheduling of            58
Contract
-Effective Date of                             277-278
-Integrity of                                  275-276
-Termination                                   276-277
Contracting and Subcontracting
-Mine Reclamation Work                         7
-Repair and Maintenance Work                   7
-Subcontracting                                6-7
-Transportation of Coal                        6-7
-Prior Practice and Customs                    7
-Warranty Work                                 7
Courts, Right to Resort to                     275-276
Custom and Practice, Prior                     274
Cutting, Welding, or Burning in Face Areas     54-55
Days, definition                               57-58
Dental Plan                                    202-238
-Continuation of Coverage                      222
-Orthodontic Benefits                          238
-Schedule of Benefits                          222-238

Development of Mining Plans                    46
Disabled Miners, Benefits
-Letterholder, Right to Transfer               129
Discharge Procedure                            270-273
-Compensation for Lost Earnings                273
-Immediate Arbitration                         272
Discrimination, Prohibition Against
-For Questioning Safety of Circuits or
   Components                                  247-248
-For Exercising Rights as to Work on
   Seventh Consecutive Day                     250
-For Refusing to Rent Vehicle                  249-250
-In Awarding Jobs                              117
-On Basis of Race, Creed, Sex, Age, etc.       273
-Physical Exams                                50-51
District Agreements                            1, 275
District Arbitrators
-Duties Handling Regular Grievances            264
-Duties in Reaching Decisions                  265
-Selection                                     263-264
Doctor, In Emergency                           53
Downward Bidding                               128
Drinking Water                                 54, 249
Eating Place                                   246-247
Effective Date of Agreement                    1, 277-278
Emergency Escapeways                           53
Employees
-Rights of Shall Not Be Abridged               2-3
Employer, Definition of
-For Determining Panel Rights                  123
-Generally                                     1
Employment, Breaks in Continuous
Employment                                     80, 101-102
Enabling Clause                                1-3
Engineer and Pumper Duties                     54
Engineering and Technical Forces               4
Examination of Employees                       50-51
Exemptions Clause                              4-5
Extended Work Day                              57-58
Eye Care                                       200
Family and Medical Leave                       75-78, 99
Fatal Accident                                 256
Federal Mine Safety and Health Act of 1977,
As Amended                                     39
First Aid Kits                                 54

First Aid Stations                             53
Foremen, Excluded from Agreement               4
Graduated Vacation                             100-104
Grievance Forms
-Standard Health and Safety Form               55
-Standard Grievance Form                       265-266
Health and Retirement Benefits                 139-202
-Advanced Premiums for Health Benefits         277
-Appointment of Trustee                        154-155
-Audits, Reports and Notices                   156-158
-Authorization for Change in Benefits          159-160
-Availability to Miners and Beneficiaries      139-142
-Certification of PPL's                        193
-Coal Industry Retiree Health Benefits Act of
   1992                                        140-141
-Contributions by Employers                    146-154
-Coordination of Benefits - Birthday Rule      189-190
-Copayments                                    197-200
-Denial or Approval of Applications            158
-Description of Plans and Trusts               142-146
-Duty to Respond to Communications             158
-Employer Obligation to Make Payment           146-154
-Employee Benefit Plans                        142-146
-Enhanced Cost Containment Program             189-200
-General Description, Health and
   Retirement Benefits                         161-202
-General Purpose                               139-142
-Generic Drug Substitution                     190
-Health Care Payment/Deductible                190-193
-Health Services Card                          164, 174-176, 189
-Hours for Which Employer Contributes          151
-Insurance Carriers                            144
-Life Insurance                                183-185
-National Health Care, Reopener                202
-Notice to Union of Payments Made              153
-Participating Provider Lists (PPL)            193-197
-Precertification                              196-197
-Quarterly Listing of Current Beneficiaries    159
-Responsibilities and Duties of Trustee        154-156
-When Fund Contributions Are Due               151
Health and Safety                              38-56
Health and Safety Committee
(See Mine Health and Safety Committee)
Health Care Cost Containment                   200-201
Health or Safety Grievances                    55-56

Helpers
-For Drillers and Shooters                     246
-Underground                                   64-66
-Assignment of                                 64-65
-Fully Trained Helpers                         66
-Trainee                                       65
Hoisting Facilities                            53
Hoisting of Coal                               67
Holidays
-Birthday Holidays                             90-91
-Holidays Observed                             87-89
-Holidays for Sick and Injured                 91
-Holidays During Vacation Periods              90
-Monday Holidays                               89
-Pay for Holidays Not Worked                   90
-Sunday Holidays                               89
-Time of Payment                               91
Hours of Work                                  56-58
House Coal                                     252
House Rent                                     252
Idle Day Work                                  62
Incentives (See Bonus Plans)
Individual Safety Rights                       46-49
Inexperienced Employees
-Surface Mines, Work Assignments               247
-Underground, Work Assignments                 115
-Working Experience Requirements               115, 247
Injured or Sick Employees, Removal of          53-54
Insurance Carriers                             144
Integrity of Contract                          275-276
Intercom Units, Requirements for               248
Irregular Work                                 254-255
Job Bidding                                    125-130
-Letterholder                                  129
Job Opportunity and Benefit Security (JOBS)
-Employment Obligations Under the JOBS
   Program, Coordination of                    17-18
-Employee-Wide Panel Rights to
   Signatory Operations                        18
-Employer Notice of Job Openings               10
-Exhaustion of Employer Panel                  18
-Lessee-Licensee                               13-17
-Monitoring of Job Selection                   18-21
-Non-Signatory Operations                      10-13
-Notification of Employee Interest             10-12

-Skills Training                               24-26
-UMWA-BCOA Training and Education Fund         21-24
Job Rates
-At Preparation Plants, and Other
   Surface Facilities                          304-305
-At Strip and Auger Mines                      302-303
-At Underground Mines                          300-301
Job Titles                                     63-64
Joint Industry Health and Safety Committee     39-40
-Appointment of                                39-40
-Duties of                                     39-40
-Makeup of Committee                           39-40
Joint Industry Training Committee              105-106
Jurisdiction                                   3-4
Jury Duty                                      71
Labor Management Policy Committee              36-38
Labor Management Positive Change Process       26-36
-Committees                                    29
-Contributions                                 31-33
-Fund                                          29-30
-Fund Administration                           30-31
-Grants                                        33-35
Lateral and Downward Bidding                   128
Layoff                                         121-122
Leasing Employee Vehicles                      249-250
Leasing, Subleasing and Licensing Out of Coal
Lands                                          8
Leave of Absence                               132-133
Letterholder, Right to Transfer                129
Lifting Weight, Limitations on                 54
Light Duty                                     80-81
Loading Coal, Sunday, Holidays and
Vacations                                      59-62, 100
Lowering Employees                             70
Lunch                                          57-58, 258
Maintenance of Equipment                       52-53
Maintenance Training and Rates of Pay          113-115
Management of the Mines                        2-3, 5
Mantrips                                       54
Mediation, Letter of                           279
Medical Insurance                              187-189
Meeting Places, Local Union                    259
Memorandum of Understanding on Job
Opportunities                                  281-291
Memorial Periods                               256
Military Duty                                  72

Mine Committee
-Duties of                                     261-262
-Duty of Employer to Meet with on Layoffs      121
-In Second Stage of Grievance                  265-266
-Makeup of Committee                           261-262
-No Discharge or Suspension for
   Official Actions                            262-263
-Removal of Committee Members                  262-263
Mine Communication Committee                   68-69
Mine Health and Safety Committee
-Coverage by Workers' Compensation Law         40
-Declarations of Imminent Danger by            41
-Experience Requirement                        40
-Individual Withdrawals                        46-49
-Inspections by                                41
-Investigating Explosions and/or Disasters     44
-Makeup of Committee                           40
-No Discharge or Suspension for Official
   Actions                                     42
-Payments by Employer                          40-41
-Qualifications                                39-40
-Recommendation to Remove Employees            41
-Removal of Committee Members                  41-42
-Reports                                       44-45
-Right to Transportation                       41
-Safety Meetings with Management               42
-Training                                      40-41
-Transportation of                             41
Minimum Age for Work in Coal Mines             51
Mining of Coal on Sundays and Holidays         59-62
Mining Plans, Union Right to Review and
Comment                                        46
Multiple Shifts                                66-67
New Districts of UMWA                          273
New Machinery, Introduction of                 256-257
Nurse, In Emergency                            53
Opportunity for Six Days Work                  60
Orientation for New Employees                  106-110
Overburden, Removal of                         3
Overtime
-After Basic Work Day                          57-58, 250
-Call-back Within 24 Hours                     68
-Included in Graduated Vacation Rates          103
-Included in Holiday Rates                     90
-Included in Other Benefits and Allowances     71-74

-Included in Regular Vacation Rates            94-95, 99
-No Pyramiding of                              57-58
-On Sunday                                     60-62
-Roster                                        61-62
-Sharing of                                    60-61
Panels
-Mine                                          122
-Mines Outside District                        124
-Mines Within District                         124
Panel Custodians                               122-123
Panel Arbitrator
-Selection                                     263-265
-Service as District Arbitrator                263-265
Parking Facilities
-Generally                                     251
-Surface Mine                                  243-244
Pay Day                                        257-258
Pension Tables                                 295-299
Pensioners
-Death Benefits                                185-187
-Health Care                                   187-200
-Vision Care                                   200
Pensions                                       139-187
-Amount                                        163-183
-Credit for Hours Worked                       170-172
-Deferred Vested                               178-183
-Disability                                    174-175
-For Surviving Spouse                          175-177
-Plan and Trust Documents                      161-163
-Pre-Retirement Survivors                      177-178
-Signatory Service                             172-174
-Special Rule for 1993                         173-174
Personal or Sick Leave                         72-75
Physical Examination of Employees              50-51
Portals, Designation of                        258
Premium Pay
-Included in Certain Benefits and Allowances   71-78
-Saturday, Sunday and Holidays
   Worked                                      59-62
Preparation, Production, Processing and
Cleaning of Coal, UMWA Jurisdiction            3-4
Pre-Retirement Survivors Pension               177-178
Prescription Drugs                             187-200
Prior Practice and Custom                      7, 274
Production and Processing of Coal on Sundays
and Holidays                                   59-62, 250
Protective Clothing Allowance                  51-52
Protective Wage Clause                         53-54
Pumper, Duty to Work                           54
Ratification and Termination of Agreement      277-278
Realignment in Work Force                      117-121
Recall                                         123-125
Reclamation Work                               7
Reduction in Work Force                        117-118
Regular Vacation
-Dates of Regular Vacation                     92-93
-Entitlement to Partial (Pro Rata) Vacation    96
-Floating Vacation Days                        96-99
-Obligation for Payment                        99-100
-Pay for Sick and Injured Employees            96
-Qualifying Period and Amount of Payment       94-96
-Rate of Payment                               95-96
-Staggered Vacation                            93-94
-Time of Payment                               99
-Work During Vacation Shutdowns                100
Reimbursement of Copayment                     199-200
Removal of Sick or Injured Employees           53-54
Removal of Overburden, by Classified Employees 3
Repair and Maintenance Work                    3
Reporting Pay                                  71-72
Reports, Accidents, Injuries, Inspections, etc 44-45
Retirement Tables                              295-299
Right to Withdraw from Unsafe Area             46-49
Roads
-Access                                        251
-Haulage                                       249
Safe Working Place, Right to                   38
Safety Committee
(See Mine Health and Safety Committee)
Safety Division, UMWA
-Access to Coal Mines                          5-6, 43-44
-Review of Mining Plans                        46
-Review of Safety Rules and Regulations        45
-Role in Individual Safety Rights              46-49
-Role in Safety Grievance Procedure            48-49
Safety Equipment and Protective Clothing
Allowance                                      51-52
Safety Grievances                              48-49
Safety Rights of Individuals                   46-47
Safety Rules and Regulations                   45

Saturday Work                                  59-62
Scope and Coverage                             3-9
Selling Coal Mines
-Duty to Have Buyer Execute UMWA Contract      1-2
-Right of Union to Seek Direct Judicial Relief 276
Seniority
-Accrual of Seniority While on Panel           123
-Biding for Jobs on Continuous Miners or
   Roof Bolters                                129-130
-Definition of                                 117
-District Panel                                121-122, 124-125
-Job Bidding Procedure
-Consideration of Panel Members                126
-Experience Gained During Posting
   and Selection Period                        127
-Notification of Vacancies to
   Absent Employees                            127
-Proper Identification of Jobs                 125-126
-Proper Posting Period                         125-126
-Withdrawal of Bid by Senior Bidder            127-128
-Lateral and Downward Bidding                  128
-Layoff Procedure                              121-122
-Leave of Absence                              132-133
-Loss of Panel Rights                          133
-Mine Panels                                   122
-Panel Custodians                              122-123
-Panel Rights Outside of District              124-125
-Permanent and Temporary Supervisors           133
-Realignment in Work Force                     117-121
-Reduction in Work Force                       117-118
-Revision of Panel Form                        18, 122
-Right to be Recalled from Panels              123
-Rights of Letterholders to Transfer           129
-Shift Preference                              133
-Standardized Layoff Form - Duty
   to Fill Out                                 121-122
-Training for Vacancies Not Filled by Bidding  130
-Transfer to Other Mines of Employer           130-132
Settlement of Disputes
-Appeal to District Arbitrator                 266-267
-Arising Under 1978 Agreement                  270
-Briefs (Post-Hearing)                         267-268
-District Arbitrators                          263-265
-Exclusion of Legal Counsel                    269
-Finality of Decision or Settlement            269

-Grievance Procedure                           265-268
-No Precedent at Step One                      265
-Right of Grievant to be Present               269
-Right to Presence of District
   Representative                              271
-Right to Presence of Member of Mine
   Committee                                   269
-Safety Grievance Procedure                    55-56
-Standard Grievance Form                       265-266
-Ten Day Limitation on Filing                  268
-Waiver of Time Limits                         270
Settlement of Safety or Health Disputes        55-56
Severability Clause                            276
Seventh Consecutive Day, Work On               60, 250
Shift Differentials                            67
Shift Preference                               133
Shift Rotation                                 68
Shift Starting Time                            69
Sick and Injured Employees, Benefits for
-Fund Benefits for Disabled Miners,
   Widows, etc                                 174-200
-Graduated Vacation Benefits                   104
-Holiday Pay                                   91
-Personal and Sick Leave                       72-75
-Regular Vacation Benefits                     96
-Removal of                                    53-54
-Sickness and Accident Benefits                79-87
Sick or Personal Leave                         72-75
Sickness and Accident Benefits
-Amount and Payment of Benefits                83
-Deductions                                    83
-Eligibility                                   79-81
-Filing of                                     84
-General Purpose                               79
-Right of Employee to Carry Additional
   Insurance                                   87
-Structure and Administration                  84-87
-When Benefits Begin and End                   81-82
Six Days Work, Opportunity for                 60
Special Safety Problem Areas
-Underground                                   53-55
-Surface                                       247-249
Standard Daily Wage Rate                       62-64
Standard Hourly Wage Rates                     300-305
Starting Time                                  69

Straight Time Earnings, Definition of
-Inside Employees                              57
-Lampman                                       59
-Outside Employees                             57-58
Subcontracting                                 3, 6-7
Subleasing                                     3, 8, 13-17
Successors or Assignees                        1-2
Sunday Work                                    59-62, 250
Supervisors, Performance of Classified Work           5
Supervisors, Temporary and Permanent           133
Supervisory and Other Employees,
Exempted from the Agreement                    4-5
Surface Mines
-Cabs                                          247
-Duty of Employer to Provide Transportation    243-244
-Eating Place                                  246-247
-Inexperienced Employees, Work Assignments     247
-Leasing of Employees' Vehicles                249-250
-Manning of Surface Mining Equipment           244-246
-Mining and Loading Coal, Eight Hours
   or on Sunday                                250
-Parking Areas                                 243-244
-Special Health and Safety Problems            247-249
-Swing Shifts                                  249
-Toilets                                       249
Temporary Assignments
-Generally                                     138-139
-Preference to Senior Employee                 138-139
Termination of Agreement                       277-278
Toilets                                        249
Tonnage Rates and Hand Loading                 133-137
Tools, Employer's Duty to Furnish              258
Truck Crossings, Safeguards                    249
Training
-Evaluation of Employees During
   Training                                    116
-General Retraining Programs                   110-113
-Inexperienced Employees                       115
-Job Rights of Trainee on Completing
   Training                                    114-115
-Joint Industry Training Committee             105-106
-Orientation for New Employees                 106-110
-Safety Training for a Specific Job            113
-Skills                                        24-26
-Skills Enhancement Program                    116-117

-Training for Maintenance Jobs
   (Mechanics, Welders and Electricians)       113-115
-UMWA-BCOA Fund                                21-24
Trainability, Definition of                    116
Tramming, Rates                                259
Transfer to Other Mines of Employer            130-132
Transfer of Coal                               3
Transportation of Surface Mines                243-244
Union Rights
-Access to Mine Property                       5-6, 43-44
-Campaigning by Union Candidates               5-6
-Holding Union Elections on Mine Property      5-6
-Ratification of Agreements                    5-6, 277-278
UMWA
-As Exclusive Bargaining Agent                 2-3
-Membership as Condition of Employment         2-3
UMWA Cash Deferred Savings Plan of 1988
-Administration                                239-242
-Funding                                       239
-General Purpose                               238
-Implementation                                243
-Investments                                   242-243
-Plan                                          239
-Trust                                         238
Vacations
-Christmas Shutdown                            97-98
-Floating                                      96-99
-Graduated                                     100-104
-Regular                                       92-93
-Staggered                                     93-94
Vision Care                                    200
Wages and Hours                                56-64, 250
Wage Increase                                  78-79
Watchmen                                       4
Weigh Bosses                                   4
Weight Limitations on Amount to be Lifted      54
Welding in Face Areas                          54-55
Withdrawal, Individual                         46-49
Work Day, (See Basic Work Day)
Work Jurisdiction
-Gob Piles, Maintenance of                     3
-Preparation, Production, Processing and
 Cleaning of Coal                              3
-Reclamation                                   7
-Repair and Maintenance Work                   3

-Removal of Coal Waste                         3
-Removal of Overburden                         3
-Transportation of Coal                        3
Work Week                                      56
Working Out of Classification                  138
Workers' Compensation and Occupational
Disease Coverage                               51
This index is for reference purposes only and does not add nor subtract from the specific terms of the Agreement